UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Robinhood Markets, Inc.
(Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2022
Notice of Annual
Meeting of
Stockholders and
Proxy Statement

Our mission is
to democratize
finance for all.

Letter from Our Chairman
and Chief Executive Officer

We ended 2021 with nearly double the number of customers on our platform from the year prior and we achieved outstanding growth in revenue.”

Dear fellow stockholders,
2021 was a momentous year for retail investors and for Robinhood. Retail investors participated in the stock market at record levels and made their voices heard. And our IPO in July launched us into the public markets, in support of our mission to democratize finance for all.
With a new generation of investors on our platform, last year we invested heavily to firm up our foundations and believe we put ourselves in a strong position for future growth. We strengthened our platform, leading to high service reliability and uptime. We introduced 24/7 live phone support and enhanced our educational materials. And we made key product developments, improved the customer experience, and further advanced our mission through our successful acquisition and integration of Say Technologies, which deepens our customers’ engagement with the companies in which they invest.
We ended 2021 with nearly double the number of customers on our platform from the year prior and we achieved outstanding growth in revenue. We're proud of the progress we've made for our customers over the past year and also recognize that they're facing a challenging financial climate, brought on by high inflation and uncertain markets. Over the next year, we'll work to build the products and services they need to continue navigating their financial journeys.
As we look to the future, we’ve laid out an ambitious roadmap focused on three core areas: being the best place to get started investing, helping first time investors grow into long-term investors, and continuing to serve advanced investors with the power and simplicity they need. We’re eager to progress our plans to create an ecosystem of financial products and services that will enable people across the world to become investors, and to deepen our relationship with the over 22 million customers we already have.
Underpinning all our work and every decision we make are our core values: Safety First, Participation is Power, Radical Customer Focus, and First-Principles Thinking. Our ESG initiatives extend our mission and core values by focusing on consistent, transparent activities that let our stakeholders know we are building a company they can be proud to invest with. We were excited to publish our first ESG report closely following our IPO, and look forward to sharing the results of our first prioritization assessment and ESG priorities in our next update.
We recognize and appreciate the trust you’ve placed in Robinhood to execute on our mission and business priorities and we value your investment in our company. We hope you’ll engage with us through the Annual Meeting of Stockholders, whether that be through exercising your vote or asking questions through the Say platform. Since the early days of Robinhood, we’ve prioritized getting direct feedback on what we were building, and this time is no different: we want to hear what’s on your mind.
Thank you for believing in us and in our mission. We look forward to continuing to serve our customers and to building value for all of our stakeholders.
Sincerely,
Vladimir Tenev
Chairman, Chief Executive Officer,
Co-Founder, and President

3

At Robinhood Markets, our values are in
service of our customers. We strive to
uphold our values every day.

Safety First	Participation is Power

Robinhood is a safety-first company	At Robinhood, the rich don’t get a better deal

Radical Customer Focus	First-Principles Thinking

We exist to make our customers happy	We make bold bets and challenge the status quo

We believe the financial system should
be built to work for everyone. That’s why
we create products that let you invest
at your own pace, on your own terms.

4	Robinhood 2022 Proxy Statement

Proxy Statement
Table of Contents

Letter from Our Chairman and CEO	3	Proposal 2 — Say on Frequency	91
Notice of Annual Meeting of Stockholders	6
Highlights	8	Proposal 3 — Ratification of Auditor	93
Proxy Summary	12	Overview	94
Questions and Answers about Our Proxy Materials and the Annual Meeting	17	Audit and Non-Audit Fees	94
		Audit Committee Report	95
Cautionary Note Regarding Forward-Looking Statements	25
		Other Matters	96
		Beneficial Ownership Table	96
Proposal 1 — Election of Directors	27	Equity Compensation Plan Information	101
Nominees	28	Voting Agreements	102
Board Overview	29	Related Person Transaction Policy	103
Director Skills and Qualifications	30	Transactions with Related Persons	103
Board Diversity Policy	31	Legal Proceedings	106
Director Independence	32	No Incorporation by Reference	106
Biographical Information	33	Annual Report to Stockholders	106
Procedures if a Nominee is not Re-elected	41	Other Business	106
Consideration of Director Candidates	42
		Appendix	107
Stockholder Nominations	43

Corporate Governance	45
Stockholder Structure	45
Board Structure	45	What is a proxy statement?A proxy statement is a document containing information that public companies are required to share with investors before stockholder meetings. This can include information about the company’s board, directors, governance practices, executive compensation, items up for stockholder vote (like stockholder proposals), and voting recommendations from the company.
Committees of the Board	46
Director Engagement	49
Key Areas of Board Oversight	50
Other Governance Policies and Practices	54
Director Compensation	55
Director Stock Ownership Guidelines	58

Executive Officers	60

Executive Compensation	62
Compensation Discussion and Analysis	62
People and Compensation Committee Report	74
Compensation Tables	75

5

Notice of Annual Meeting
of Stockholders

Robinhood’s 2022 annual meeting is called for the following purposes:		Date and Time	June 22, 2022 (Wednesday) 9:00 a.m. pacific time

1	To elect to the Board of Directors the three Class I director nominees named in the attached proxy statement to serve until the 2024 annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office	Location	Online – the meeting will be held via a live webcast. Visit www.proxydocs.com/HOOD for more details.

		Who Can Vote	Stockholders of record as of the close of business on April 25, 2022 are entitled to vote at the annual meeting.

		Submit Questions	Submit and upvote questions at app.saytechnologies.com/ robinhood-2022-annual (or in your brokerage's investing application, if supported).
2	To approve, on an advisory basis, the frequency of future say-on-pay votes

3	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 22, 2022. The proxy statement and the Company’s 2021 Annual Report to Stockholders are available electronically at www.proxydocs.com/HOOD.

We will also transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.
These items of business, including information about the director nominees, are more fully described in the proxy statement accompanying this Notice.
The Board of Directors has set the close of business on April 25, 2022 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.
All stockholders are invited to attend and submit questions for the virtual annual meeting. For details on how to register and attend, please visit www.proxydocs.com/HOOD and enter the control number included in your Notice Regarding the Availability of Proxy Materials or in the instructions accompanying your proxy materials or on your proxy card if you received a paper copy of these materials. Our attendance requirements, voting procedures, and process for submitting questions are also described in more detail in the questions and answers section of the attached proxy statement.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, we ask that you please submit your proxy or voting instructions as promptly as possible to ensure your representation and the presence of a quorum at the annual meeting. If you submit your proxy or voting instructions and then decide to attend the annual meeting, you may still vote your shares at the virtual meeting by following the procedures described in the proxy statement, including the requirement to register in advance. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.
By Order of the Board of Directors,
Christina Lai
Corporate Secretary, VP, and Deputy General Counsel
Menlo Park, California
May 2, 2022

6	Robinhood 2022 Proxy Statement

How to Vote

1.Find your personal email, proxy card, voting instruction form, or notice.
     If you received an email notifying you that our proxy materials are available, you will need that email; if you received a printed notice of their availability or printed copies of our proxy materials in the mail, you will need the printed notice or printed proxy card or voting instruction form.
2. Choose a voting method.
On the Web	By Telephone	By Mail

•Follow the link provided in your email or go to the website identified on your proxy card, voting instruction form, or printed notice
•If necessary, enter the control number (from your email, notice, proxy card, or voting instruction form)
•Follow the instructions

•Telephone voting is available if you received printed proxy materials
•Call the phone voting number (different stockholders use different numbers, find yours on your proxy card or voting instruction form)
•Follow the recorded instructions

•You can vote by mail if you received printed proxy materials
•Mark your votes on your paper proxy card or voting instruction form
•Sign, date, and return the proxy card or voting instruction form by mail using the enclosed envelope

How do I Participate in the Annual Meeting?
Please Vote in Advance	You are urged to vote on the proposals ahead of the meeting by following the instructions in the notice you received regarding the meeting.

Pre-Registration is Required in Order to Vote During the Meeting
To attend and vote during the annual meeting, you must register in advance at www.proxydocs.com/HOOD. Upon registering, you will receive further instructions via email, including a unique link that will allow you to access a voting-enabled version of the meeting platform.

Attending as a Guest
The meeting is open to the public and may be viewed live as a guest. Go to www.proxydocs.com/HOOD to register as a guest. Registration takes only a minute and will be open until the meeting begins. Upon registering, you will receive further instructions via email, including a unique link that will allow you to access the meeting. Guests will not be able to vote or participate in the meeting.

What is an annual meeting?At least once a year, public companies with voting stock are required to hold a meeting to give stockholders an opportunity to vote on important matters and ask questions to management.

Submitting and Upvoting Questions in Advance
Stockholders may submit and upvote questions to the Company ahead of the meeting using the Q&A platform developed by Say Technologies. You may visit app.saytechnologies.com/robinhood-2022-annual to submit and upvote questions (or you may do so directly in your brokerage's investing app, if supported). The Q&A platform will be open to submit and upvote questions starting June 15, 2022 at 2:00 p.m. pacific time. Stockholders will be able to submit and upvote questions until June 21, 2022 at 2:00 p.m. pacific time. We will address a selection of the most upvoted questions during the meeting.

Replay	A replay of the meeting will be available for at least two weeks following the meeting on our Investor Relations website at investors.robinhood.com

Notice of Annual Meeting of Stockholders	7

Highlights

Robinhood Markets is on a mission to democratize finance for all. We use technology to deliver a new way for people to interact with the financial system, providing products and educational tools to empower customers to invest at their own pace and on their own terms. We started with a revolutionary, bold brand and design, and the Robinhood app now makes investing approachable and accessible for millions. We pioneered commission-free stock trading with no account minimums—later adopted by the rest of our industry—and we have continued to introduce new products that further expand access to the financial system.

Our brokerage subsidiary,
Robinhood Financial LLC, offers:
Equities Investing: U.S. listed stocks and exchange-traded funds (“ETFs”), as well as related options and select American depositary receipts (“ADRs”).
Fractional Shares: With as little as $1, customers can invest in fractional shares of certain stocks and ETFs that would otherwise cost hundreds or thousands of dollars for a single share. Fractional shares can also help investors manage risk more conveniently and diversify their portfolios with smaller amounts of money.
Recurring Investments: Customers can automatically invest in stocks and ETFs on a schedule of their choosing, helping to make investing a habit and to build a portfolio for the long term.
Robinhood Gold: Our monthly paid subscription service that provides customers with premium features, such as enhanced instant access to deposits, professional research, Nasdaq Level II market data and, upon approval, access to margin investing.
Initial Public Offering (“IPO”) Access: Our IPO Access feature enables our customers to buy shares in participating IPOs at the IPO price, before trading begins on public exchanges. With IPO Access, our customers can participate with no account minimums.

Our crypto subsidiary,
Robinhood Crypto, LLC, offers:
Cryptocurrency Trading: Eleven different crypto-currencies are available for trading as of April 12, 2022. We charge no commissions or fees for crypto trades.
Crypto Wallets: Customers can transfer crypto into and out of their Robinhood crypto account in just a few taps.
Recurring Crypto Investments: Customers can regularly buy cryptocurrency with as little as $1, on a daily, weekly, biweekly, or monthly schedule of their choice.

Our spending account subsidiary, Robinhood Money, LLC, offers:
Robinhood Cash Card and Spending Account: Lets customers spend with a debit card and opt into rewards that were once reserved for credit card holders, like round ups and bonuses.
Early Access to Paychecks: Customers can set up direct deposit and apply to get access to their paycheck up to two days early.
No Hidden Fees: Spending the Robinhood way with no monthly fees, no subscription fee, no in-network ATM fees, no overdraft fees, and no account minimum fees that cut into a customer’s subsequent investing activity.

8	Robinhood 2022 Proxy Statement

Environmental, Social & Governance (“ESG”)
Our mission is to democratize finance for all—and the goal of our ESG program is to help build a company you can be proud to invest with. We were proud to launch our first ESG report within two months of becoming a public company to deliver on this goal. Every day, we work to build products that create a more equitable world—for our customers, employees, and society as a whole.
Delivering on Our Mission
Building for All of Our Customers: We are creating a modern financial services platform that’s easy to use. Systemic barriers to investing, like expensive commissions, minimum balance requirements, and complicated, jargon-filled paperwork have dissuaded millions of people from feeling welcome or able to participate. Robinhood has set out to change this.
Access and Inclusion: We’re committed to creating an equitable platform for everyone—many of whom have been historically underserved by capital markets.
Education and Support: We believe access to easy-to-understand investment information and education is fundamental to expanding participation in the U.S. financial system. And we are committed to continuously improving our support functions as we scale. That’s why we launched 24/7 live phone support, giving customers the ability to get phone support at any time and on any topic.
Governing Responsibly
Governance: Robust governance and risk oversight systems ensure that we operate ethically and serve our stakeholders responsibly. We have expanded our Board of Directors (“Board”) to include six new independent directors in 2021 and 2022, including three prior to our IPO and three after completion of our IPO. Starting with our 2024 annual meeting, all directors will be elected on an annual basis. We are committed to having a Board that is diverse across professional and personal characteristics; see pages 30-31 for details on the diversity of our Board and our Board diversity policy. The Nominating and Corporate Governance Committee of the Board oversees ESG disclosures and advises on strategy and related policies.
Operating Sustainably
Environment: We assessed our first greenhouse gas emissions (GHG) footprint, based on our 2019 fiscal year. From here, we’ll develop and set goals for an emissions reduction strategy, take actions to address our impact, and continue reporting on our impact and progress.

Human Capital Management (“HCM”)
Our HCM program seeks to champion a culture that is open and honest. Building a diverse, equitable, and inclusive environment internally is a priority at Robinhood and we continue to invest in recruiting and fostering diverse talent, supporting our employees and advocating on issues important to them. We offer a wide range of benefits designed to attract the best talent and to ensure Robinhood employees are taken care of both in and outside of work.

We’re proud to be recognized as a great place to work by the following organizations:

Highlights	9

2021 Financial and
Operational Performance

	2020	2021

Net Cumulative Funded Accounts	12.5M	22.7M

Monthly Active Users	11.7M	17.3M

Assets Under Custody	$63B	$98B

Total Net Revenues	$959M	$1,815M

Cash and Cash Equivalents	$1.4B	$6.3B

Please see the Appendix in this proxy statement for definitions and additional information.

10	Robinhood 2022 Proxy Statement

Customer
Commitments
At Robinhood, we pride ourselves on our radical customer focus and are committed to delivering an industry leading customer experience. In 2020, we launched our customer commitments to provide clarity on what the people we serve can expect from Robinhood. They are as follows:

No Commission Fees	Extra Protection

We believe that everyone should have equal access to financial markets. We pioneered commission-free stock trading with no account minimums.
Note: Trades of stocks, ETFs and options are commission-free at Robinhood Financial LLC. Other fees may apply. Please see Robinhood Financial’s Fee Schedule to learn more.

Robinhood Financial LLC and Robinhood Securities, LLC are members of Securities Investor Protection Corporation (“SIPC”) and we provide our brokerage customers with additional “excess of SIPC” coverage. Robinhood Money, LLC products are not subject to SIPC coverage but funds held in the new Robinhood Money spending account and Robinhood Cash Card account may be eligible for FDIC pass-through insurance. In addition, our existing Cash Management product places customer cash with FDIC-insured banks.
Note: Like SIPC coverage, the “excess of SIPC” policy does not protect against a loss in market value.

Highest Security Standards	Dedicated Support

We are committed to keeping our customers’ accounts safe. We offer security tools and educate our customers to help them practice safe cybersecurity habits.	We aim to respond to our customers as quickly as possible to resolve issues swiftly and will continue to invest in expanding our customer support functions.

Transparency	Quality Execution

We aim to operate a transparent business model. Our website outlines how we make money and we will continue to keep our customers informed about how we generate revenue.	We perform regular and rigorous reviews of the execution quality our customers receive from our securities market makers, including the execution price, speed, and price improvement.

Highlights	11

Proxy
Summary
This summary highlights information contained elsewhere in the proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.
Voting Roadmap

Proposal	To elect to the Board of Directors the three director nominees named in this proxy statement
1

Proposal
2	To approve, on an advisory basis, the frequency of future say-on-pay votes

What is proxy voting?Voting by proxy allows you to cast your vote before the stockholder meeting without attending the meeting in person or online. You make your vote elections and then the designated proxy voters are responsible for casting your vote at the meeting.

Proposal	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm
3

12	Robinhood 2022 Proxy Statement

Proposal	Election of Directors
1	The Board recommends a vote FOR each nominee
→ SEE PAGES 27-43 FOR MORE INFORMATION

Nominees and Continuing Directors

Name and Principal Occupation	Age	Director Since	Independent	Committee Membership
				A	NCG	PC	SRR
Paula Loop	60	2021		CHAIR			●
Retired Partner, PricewaterhouseCoopers LLP
Dara Treseder	33	2021			●	●
SVP, Head of Global Marketing & Communications, Peloton Interactive, Inc.
Robert Zoellick	68	2021		●			CHAIR
Former Chairman of the Board, AllianceBernstein Holding L.P.
Baiju Bhatt	37	2013
Co-Founder & Chief Creative Officer, Robinhood
Frances Frei	58	2021		●		●
Professor and Author, Harvard Business School
Meyer Malka	47	2022					●
Founder and Managing Partner, Ribbit Capital
Jonathan Rubinstein	65	2021	LEAD		CHAIR	●
Lead Director, Amazon.com, Inc.
Scott Sandell	57	2016			●	CHAIR
Managing General Partner, New Enterprise Associates
Vladimir Tenev	35	2013
Chairman of the Board, Co-Founder, Chief Executive Officer & President, Robinhood

LEAD	Lead Independent Director	CHAIR	Committee Chair	A	Audit	PC	People and Compensation
	Independent Director	●	Committee Member	NCG	Nominating and Corporate Governance	SRR	Safety, Risk and Regulatory

Proxy Summary	13

Director Dashboard

Independence	Tenure	Age	Diversity

Director Skills and Qualifications

Regulatory	2	Risk Management	3

Marketing	4	Technology Infrastructure	5

Finance	4	Business Operations and Strategy	9

Executive Leadership	5	Academia/Education	2

Financial Services and Fintech	5	Corporate Governance	3

Human Capital Management	3	Government and Public Policy	1

For more information on each of these skills and qualifications, see page 30.

14	Robinhood 2022 Proxy Statement

Governance Highlights
•Appointed Six New Directors. We added to the considerable experience of our Board through the addition of six new independent directors in 2021 and 2022, including three prior to our IPO and three after completing our IPO.
•Classified Board Automatically Sunsets. Starting with our 2024 annual meeting, all directors will be elected on an annual basis.
•Designated a Lead Independent Director. The independent directors elected Jonathan Rubinstein to be the “Lead Independent Director” who liaises with our Chair and provides independent leadership of the Board.
•Director Voting Standard. We adopted a majority voting standard for director elections.
•Independent Committees. We have four standing Committees of the Board of Directors, each comprising independent directors. In addition to our three “standard” committees (Audit, People and Compensation, and Nominating and Corporate Governance), we also established a Safety, Risk and Regulatory Committee to oversee our enterprise risk management program and our ethics and regulatory compliance programs arising from the fact that we operate in a heavily regulated industry.
•Executive Sessions. Our independent directors regularly meet in executive sessions during Board and Committee meetings.
•ESG Report. Within two months of our IPO, we published our first ESG report and we intend to build upon it annually, including new Inclusion, Equity and Belonging (“IEB”) and carbon footprint disclosures in 2022.
•Retail Engagement. We promote engagement of retail investors not just with Robinhood but with all issuers through our acquisition of Say Technologies and our use of the Say platform to invite retail investor questions on quarterly earnings calls, including ours.

Proxy Summary	15

Proposal	Advisory Vote on the Frequency of Future Say-on-Pay Votes
2
The Board recommends a vote for ONE YEAR as the frequency for future say-on-pay votes.
→ SEE PAGE 91 FOR MORE INFORMATION

Executive Compensation Principles
We operate in a highly competitive and rapidly changing market environment. We believe that for us to be successful, we must be able to hire and retain talented and dynamic executives who can drive growth in our business, foster industry leadership, and create an inclusive and innovative environment while aligning with the long-term interests of our stakeholders. The guiding principles underpinning our compensation program design and decisions are:

PAY FOR PERFORMANCE	MARKET COMPETITIVE	CLARITY AND SIMPLICITY	FOCUS ON OWNERSHIP

weight the largest portion of compensation in the form of long-term incentives to support the achievement of Company objectives and enhance the linkage between executive and stockholder interests.	ensure our compensation programs are competitive to market to enable us to attract and retain diverse, talented and experienced executives who can deliver successful business performance and drive long-term stockholder value.	design compensation programs and practices that are easily understood and that encourage our employees to focus on achieving key business objectives.	incentivize long-term entrepreneurial thinking so our employees and executives will act like owners.
These same principles, including a focus on ownership and alignment of incentives, are also applied across our broader employee population.
2021 Executive Compensation: Laying a Foundation for Growth
In 2021, prior to our IPO, the Board in place at the time established compensation for our Co-Founders that is long-term oriented and designed to incentivize significant long-term stock-price growth, directly aligning their interests with those of our stockholders as we entered the public markets. This compensation structure places a significant portion at risk and linked to the value of our stock over the next seven-year period. Specifically, 99.7 percent of each Co-Founder’s reported compensation for 2021 was incentive-based. Our executive compensation principles also shaped compensation for our other Named Executive Officers (“NEOs”), with 59.5 percent of non-founder NEO compensation, on average, being incentive-based. Our long-term oriented structure is paired with best practices including stock ownership guidelines and a robust clawback policy.
More information on our compensation principles, our 2021 compensation decisions, and our approach to executive compensation going forward as a public company can be found in our Compensation Discussion and Analysis on page 62.

Proposal	Ratification of Appointment of Independent Registered Public Accounting Firm
3
The Board recommends a vote FOR this proposal.
→ SEE PAGES 93-95 FOR MORE INFORMATION

16	Robinhood 2022 Proxy Statement

Questions and Answers about Our Proxy Materials and the Annual Meeting

Why am I receiving these materials?
Because you are a stockholder of Robinhood Markets, Inc. (“Robinhood,” the “Company,” “we,” or “us”).
As a Robinhood stockholder as of the close of business on April 25, 2022, you are invited to attend the annual meeting, and you are entitled to (and please do) vote your shares on the proposals described in this proxy statement. Robinhood’s proxy materials include this proxy statement and our 2021 Annual Report. Robinhood’s Board is providing these proxy materials to you in connection with Robinhood’s 2022 annual meeting of stockholders, which will take place on June 22, 2022.
Our proxy materials are also available online at www.proxydocs.com/HOOD.
Why did I receive a notice regarding the internet availability of proxy materials instead of a full set of proxy materials?
We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to our stockholders over the internet. As a result, we are mailing to most of our stockholders a brief notice of internet availability of proxy materials (the “Notice of Internet Availability”) instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access those documents over the internet and how to submit your proxy via the internet. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. As a result, most stockholders will not receive printed copies of the proxy materials unless they request them. If you would like to receive a paper or email copy of the Company’s proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability. The Notice of Internet Availability is not itself a proxy card and should not be returned with voting instructions.
What information is contained in Robinhood’s proxy materials?
This proxy statement includes a letter to stockholders from our chief executive officer (“CEO”) and describes the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and named executive officers, and other required information.
Robinhood’s 2021 Annual Report includes our most recent SEC Form 10-K with our audited financial statements, management’s discussion and analysis of financial condition and results of operations, risk factors, and other required information.
If you received the Notice of Internet Availability, voting instructions can be found in the Notice of Internet Availability. If you received a paper copy of these materials, the mailing also included an accompanying proxy card or voting instruction form for the annual meeting.
What proposals will be voted on at the annual meeting?
Stockholders will vote on three proposals at the annual meeting:
•Election to the Board of the three Class I director nominees named in this proxy statement (Proposal 1);
•Advisory vote to approve the frequency of future say-on-pay votes (Proposal 2); this type of timing proposal is known as a “Say-on-Frequency” vote; and
•Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 3).
We will also consider any other business that properly comes before the annual meeting and any adjournment or postponement thereof. For more information on what a “say-on-pay” vote is, see “Why is there no say-on-pay vote this year?” below.
How does the Board recommend I vote on these proposals?
Robinhood’s Board recommends that you vote your shares:
•“FOR” election to the Board of each of the Board’s three director nominees named in this proxy statement (Proposal 1);
•“ONE YEAR” as the frequency for future say-on-pay votes (Proposal 2); and
•“FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal 3).

18	Robinhood 2022 Proxy Statement

Why is there no say-on-pay vote this year?
Because we were a newly public, emerging growth company in 2021, we are eligible for a transition period prior to holding a so-called “say-on-pay” vote. Starting no later than the third anniversary of our IPO, we will be required to provide our stockholders with the opportunity to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in the proxy statement. That type of proposal is called a “Say-on-Pay” vote.
As mentioned above, stockholders will have an opportunity this year to advise the Board regarding the frequency with which we should hold future Say-on-Pay votes. We are recommending to stockholders that, commencing after our first Say-on-Pay vote, we hold Say-on-Pay votes every year. As mentioned above, this type of timing proposal is called a “Say-on-Frequency” vote. See “Proposal 2” for more information.
Who is entitled to vote?
Stockholders of record as of the close of business on April 25, 2022, the record date, are entitled to notice of and to vote at the annual meeting.
How many shares can vote?
At the close of business on the record date, 743,853,847 shares of Class A common stock and 127,955,246 shares of Class B common stock were outstanding and entitled to vote. The holders of our Class A common stock and Class B common stock vote together as a single class, unless otherwise required by our Amended and Restated Certificate of Incorporation (our “Charter”) or applicable law. We have no other class of stock outstanding.
What shares can I vote?
You may vote all shares of Robinhood common stock owned by you as of the close of business on the record date of April 25, 2022.
With respect to each director standing for election and each of proposals two and three:
•Holders of our Class A common stock may cast one vote per share of Class A common stock that you held as of the close of business on the record date. Class A common stock is the class of our stock that is traded on Nasdaq.
•Holders of our Class B common stock may cast ten votes per share of Class B common stock that they held as of the close of business on the record date. Class B common stock is held exclusively by Mr. Tenev and Mr. Bhatt (our “Founders”) and their related entities.

A list of stockholders of record entitled to vote at the annual meeting will be available for examination by any stockholder during ordinary business hours at Robinhood’s offices at 85 Willow Road, Menlo Park, California 94025 for a period of at least 10 days prior to the annual meeting. During the whole time of the meeting, the list will also be open to examination by any logged-in stockholder who pre-registered for the meeting (the list will not be available to persons admitted to the meeting as guests).
What is the difference between a “beneficial owner” and a “stockholder of record”?
Whether you are a “beneficial owner” or a “stockholder of record” depends on how you hold your shares:
•Beneficial owners. Most stockholders of Robinhood hold their shares through a broker, bank, or other nominee (that is, in “street name”) rather than directly in their own names. If you hold shares in street name, you are a “beneficial owner” of those shares and a copy of our proxy materials, together with a voting instruction form, will be made available to you by your broker, bank or other nominee. Typically you will receive an email from your broker’s proxy service provider with a link to the materials, or you will receive a paper notice regarding the availability of proxy materials at an internet page specified on the notice (such email or notice is called your “Notice of Internet Availability”).
•Stockholders of record. If you hold shares directly in your name with our stock transfer agent, AST (American Stock Transfer & Trust Company, LLC), you are considered the “stockholder of record” with respect to those shares, and a copy of our proxy materials, together with a proxy card, will be made available to you by Robinhood. Typically you will receive an email from HOOD@proxydocs.com with a link to the materials, or a paper notice regarding the availability of proxy materials at an internet page specified in the notice (such email or notice is called your “Notice of Internet Availability”).
Why is the annual meeting being held virtually in 2022?
We are holding a virtual annual meeting in order to provide our stockholders the opportunity to access and experience the meeting over the internet in a consistent and convenient manner across the globe. In light of the ongoing pandemic, we also believe hosting the annual meeting virtually is a responsible approach for the protection of our stockholders, employees, directors, and management. Conducting the meeting virtually should also reduce the environmental impact associated with hosting an in-person meeting. Because this is a virtual-only meeting, you will not be able to attend the annual meeting physically in person.

Questions and Answers about our Proxy Materials and the Annual Meeting	19

Can I attend the virtual annual meeting? How do I register?
Voting Participants – To attend the virtual annual meeting online as a voting participant, you must register in advance at www.proxydocs.com/HOOD. You will need the unique control number that appears on your Notice of Internet Availability (or your proxy card or voting instruction form). If you do not have (or cannot find) your control number, please reach out to your broker to ask that one be assigned to you. If you are a beneficial owner, you will also need to provide the name of the broker, bank or other nominee at which you hold our shares, as well as the name on your account, as part of the registration process.

Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you to access the meeting online as a voting participant. Please be sure to follow the instructions in that email. If you do not comply with the registration procedures outlined above, you will not be admitted to the annual meeting as a voting participant. Stockholders are advised to register as far in advance as possible. Registration will remain open until the meeting begins.
If you are a beneficial holder, in order to register as a voting participant you might also need to obtain a Legal Proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process. A “Legal Proxy” authorizes you to vote the shares on behalf of such broker or bank. Obtaining a Legal Proxy could take two weeks or more by mail, though many providers now support faster electronic versions. See the next question below for more information about Legal Proxies.
General Public/Guests – The meeting is open to the public and may be viewed live online as a guest. Go to www.proxydocs.com/HOOD to register as a guest. (Guest registration takes only a minute and will be open until the meeting begins.) Upon registering, you will receive further instructions via email, including a unique link that will allow you to access the meeting online. Guests will be in view-only mode, and will not able to vote or participate in the meeting. Therefore, if you hold shares and plan to attend as a guest, please vote your shares in advance as described below so that your vote will be counted at the annual meeting.
Online access to the webcast will open approximately 15 minutes prior to the start of the meeting so that you may log in and test the computer audio system. Attendance at the annual meeting as a participant or as a guest is subject to capacity limits set by the virtual platform provider. We expect the platform will be able to accommodate at least 2,500 simultaneous viewers. (Anyone who is not logged into the meeting if/when the capacity limit is reached will not be able to watch or vote live at the meeting.)
If you have difficulty registering for the annual meeting, please check out the FAQs posted on the registration page, or email a request to: DSMsupport@mediantonline.com.
We will have technicians ready to assist you with any technical difficulties you may have accessing the annual meeting. Starting one hour prior to the meeting, if you encounter any difficulties accessing the online meeting platform, including any difficulties voting, you may call the technical support number that will be included in your instructional email.
Any recording of the annual meeting is prohibited; however, a replay of the annual meeting will be available for viewing for at least two weeks following the meeting on our Investor Relations website at investors.robinhood.com.
How can I vote my shares personally live online at the annual meeting?
If you hold shares as the stockholder of record, you have the right to vote those shares personally live at the virtual annual meeting. If you choose to do so, you can vote using the online ballot provided at the meeting. In order to be admitted to the online meeting as a voting participant, however, you must register in advance as described immediately above. Even if you plan to attend the annual meeting, we recommend that you vote your shares in advance (as described in the next question below) so that your vote will be counted in case you later decide not to attend the annual meeting.
If you are a beneficial owner of shares, you cannot vote your shares personally live at the annual meeting unless you (a) obtain a “Legal Proxy” from the broker, bank, or other nominee that holds your shares, giving you the right to vote the shares at the meeting using the online ballot provided at the meeting and (b) register in advance as described in the question above.
Most beneficial stockholders will be able to complete this process quickly as described in the question above by using the unique “control number” appearing on their Notice of Internet Availability or elsewhere in their proxy materials. Inputting your control number as part of the registration process causes a Legal Proxy to be issued automatically in the background. If you are a beneficial owner and were not assigned a control number, you might need to provide a formal Legal Proxy to us as part of the advance registration procedure. Check with the broker or bank at which you hold shares to learn how to obtain a Legal Proxy. (Often you can request a Legal Proxy on the online early voting website that’s linked from your Notice of Internet Availability. On that early voting site, check the box “I want to attend the meeting” (or similar words) and allow at least two weeks to receive the Legal Proxy by mail and another week to submit it to complete your registration for the meeting.) If you have questions about this process, please contact the broker, bank, or other nominee through which you hold shares.

20	Robinhood 2022 Proxy Statement

How can I vote my shares in advance without attending the annual meeting?
You may direct how your shares are voted in advance (and without any need to attend the annual meeting) in one of the following ways:
•Internet. You can vote your shares via the internet by following the instructions on the website identified on your Notice of Internet Availability, proxy card, or voting instruction form. You will need the control number provided on your Notice of Internet Availability, proxy card, or voting instruction form to access the voting website.
•Telephone. Telephone voting is available only if you received printed proxy materials. You can vote your shares by telephone if you call the phone voting number appearing on your proxy card or voting instruction form. You will need the control number provided on your proxy card or voting instruction form to vote by telephone.
•Mail. You can vote by mail only if you received printed proxy materials. You can vote your shares via mail by marking, dating, signing, and returning in the enclosed envelope any proxy card or voting instruction form you received.
The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law.
Can I watch the meeting later?
Yes. A replay of the annual meeting will be available on our investor relations website at investors.robinhood.com. The recording will be posted within 24 hours after the meeting ends and will be available to view for at least two weeks.
How can I submit questions and upvote questions for management to answer?
Stockholders may submit and upvote questions to the Company ahead of the meeting using the Q&A platform developed by Say Technologies. You may visit app.saytechnologies.com/robinhood-2022-annual to submit and upvote questions (or you may do so directly in your brokerage's investing application, if supported). The Q&A platform will be open to submit and upvote questions starting June 15, 2022 at 2:00 p.m. pacific time. Stockholders will be able to submit and upvote questions until June 21, 2022 at 2:00 p.m. pacific time. We will address a selection of the most upvoted questions during the meeting.
Our intent is to answer as many stockholder-submitted questions as time permits. We may combine or group together substantially similar questions to avoid repetition. We reserve the right to edit profanity or other inappropriate language, as well as exclude questions that are not pertinent to meeting matters or Company business.
What does it mean if I receive more than one set of proxy materials?
If your shares are registered differently or are held in more than one account, you will receive a Notice of Internet Availability (or in some cases a set of proxy materials) for each account. To ensure that all of your shares are voted, please submit your proxy or voting instructions for each account for which you have received a notice or set of proxy materials.
What is the deadline for voting my shares if I do not attend the annual meeting?
If you are a stockholder of record, your proxy must be received by telephone or the internet before the meeting is scheduled to begin, in order for your shares to be voted. If you are a stockholder of record, you also have the option of completing, signing, dating, and returning the proxy card enclosed with the proxy materials so that it is received by the close of business on June 21, 2022, which is the day before the meeting, in order for your shares to be voted. If you are a beneficial owner of shares, please comply with the deadlines included in the voting instructions provided by the broker, bank, or other nominee that holds your shares.
How many shares must be present or represented to conduct business at the annual meeting?
Business may be conducted at the annual meeting only if a quorum is present or represented at the meeting, which means that holders of stock representing a majority of the voting power of all shares of stock issued and outstanding and entitled to vote at the annual meeting must be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted to determine whether a quorum is present. See “What effect do abstentions and broker non-votes have on the proposals?” below for more information.
What if a quorum is not present at the meeting?
If a quorum is not present at the scheduled time of the annual meeting, the chair of the annual meeting is authorized by our Amended and Restated Bylaws (the “Bylaws”) to adjourn the meeting, from time to time, until a quorum is present or represented, to reconvene at the same or some other place.

Questions and Answers about our Proxy Materials and the Annual Meeting	21

What vote is required to approve each of the proposals?
Election of Directors. Robinhood has adopted a majority voting standard for the election of directors (in non-contested elections such as this). Under this voting standard, directors will be elected at the annual meeting by a majority of votes cast, meaning that the number of votes cast “FOR” a director must exceed the number of votes cast “AGAINST” that director.
Other Proposals. Approval of each of the other proposals requires the affirmative vote of a majority of votes cast on such proposal by stockholders present in person or by proxy at the annual meeting and entitled to vote on such proposal. This means a proposal will be approved if the number of votes cast “FOR” that proposal exceeds 50 percent of the number of votes cast with respect to that matter.
With respect to Proposal 2 (Say on Frequency), if no frequency receives the foregoing vote, then we will consider the option that receives the highest number of votes cast to be the frequency approved by stockholders.
Please note, however, that the vote on proposals 2 (Say on Frequency) and 3 (ratification of the appointment of Ernst & Young LLP) will be advisory only and will not be binding. The results of the votes on these proposals will be taken into consideration by the Company, our Board, or the appropriate committee of our Board, as applicable, when making future decisions regarding these matters.
What effect do abstentions and broker non-votes have on the proposals?
Abstentions. Abstentions will not be counted as votes cast and therefore will have no effect on the outcome of any proposal at the annual meeting. An “abstention” occurs on a matter when a stockholder returns a proxy card marked “abstain” (or otherwise submits a voting instruction to abstain) as to such matter. (Merely leaving a proposal blank on the proxy card does not result in an abstention.) Abstentions will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the annual meeting.
Broker Non-Votes. Broker non-votes will not be counted in determining the outcome of the vote on each of the non-routine items, although they will count for purposes of determining whether a quorum is present. A broker is entitled to vote shares held for a beneficial owner on routine matters (such as ratifying the appointment of Ernst & Young LLP), without instructions from the beneficial owner of those shares. On the other hand, a broker is not entitled to vote shares held for a beneficial owner on non-routine items absent instructions from the beneficial owners of such shares. Each of the other proposals to be considered and voted on at the annual meeting (namely, the election of directors and Say on Frequency) are considered non-routine items. Consequently, if you hold shares in street name and you do not submit any voting instructions, your broker may exercise its discretion to vote your shares on the proposal to ratify the appointment of Ernst & Young LLP but will not vote your shares on any of the other proposals. If this occurs, your shares will be voted in the manner directed by your broker on the proposal to ratify the appointment of Ernst & Young LLP but will constitute “broker non-votes” on each of the other proposals.
How will my shares be voted if I do not provide specific voting instructions in the proxy card or voting instruction form that I submit?
If you submit a signed proxy card or voting instruction form without giving specific voting instructions on one or more matters listed in the notice for the meeting, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before your proxy is voted at the annual meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by: (1) delivering to Robinhood (Attention: Corporate Secretary, at 85 Willow Road, Menlo Park, CA 94025) a written notice of revocation of your proxy; (2) submitting an authorized proxy bearing a later date using one of the alternatives described above under “How can I vote my shares in advance without attending the annual meeting?”; or (3) attending the annual meeting and voting in person. Attendance at the annual meeting in and of itself, without voting in person at the annual meeting, will not cause your previously granted proxy to be revoked. For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or by registering for the virtual meeting and voting in the meeting.
What happens if additional matters are presented at the annual meeting?
If you grant a proxy, the persons named as proxyholders, Jason Warnick and Daniel Gallagher, will each have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting.
Other than the matters and proposals described in this proxy statement, we have not received valid notice of any other business to be acted upon at the annual meeting.
Who will count the votes?
A representative of Mediant Communications Inc. will tabulate the votes and act as the Inspector of Election.

22	Robinhood 2022 Proxy Statement

Where can I find the voting results of the annual meeting?
Robinhood will report voting results by filing a Current Report on Form 8-K within four business days following the date of the annual meeting. If final voting results are not known when such report is filed, they will be announced in an amendment to such report within four business days after the final results become known.
Who will bear the cost of soliciting votes for the annual meeting?
The solicitation of proxies will be conducted by mail, and Robinhood will bear the costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the annual meeting to beneficial owners of Robinhood common stock. We may conduct further solicitation personally, telephonically, over the internet or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We might incur other expenses in connection with the solicitation of proxies for the annual meeting.
May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?
Yes. The following requirements apply to stockholder proposals and director nominations for the 2023 annual meeting of stockholders.
Requirements for Stockholder Proposals to be Considered for Inclusion in Proxy Materials:
Stockholders interested in submitting a proposal for inclusion in the proxy materials we distribute for the 2023 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion, stockholder proposals must be received by us no later than January 2, 2023 and must comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2023 annual meeting of stockholders by more than 30 days from the anniversary of this year’s meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2023 annual meeting of stockholders. Proposals should be sent to our Corporate Secretary at 85 Willow Road, Menlo Park, California 94025.
Requirements for Stockholder Proposals and Director Nominations Not Intended for Inclusion in Proxy Materials:
Stockholders who wish to nominate persons for election to the Board at the 2023 annual meeting of stockholders or who wish to present a proposal at the 2023 annual meeting of stockholders, but who do not intend for such nomination or proposal to be included in the proxy materials distributed by us for such meeting, must deliver written notice of the nomination or proposal to the Corporate Secretary at the above address no earlier than February 22, 2023 and no later than March 24, 2023 (provided, however, that if the 2023 annual meeting of stockholders is held earlier than May 23, 2023 or later than August 21, 2023, nominations and proposals must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company). The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in Section 1.14 of the Company’s Bylaws, and must comply with the other requirements specified in the Bylaws. In order to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 23, 2023 (subject to any applicable earlier deadlines as described above).
In addition, stockholders may propose director candidates for consideration by the Nominating and Corporate Governance Committee by following the procedures set forth under “Stockholder Nominations” on page 43 of this proxy statement.
Copy of Bylaws:
To obtain a copy of the Company’s Bylaws at no charge, you may write to Robinhood’s Corporate Secretary at 85 Willow Road, Menlo Park, California 94025, USA. A current copy of the Bylaws is also available on the Governance section of our Investor Relations website at investors.robinhood.com/governance.

Questions and Answers about our Proxy Materials and the Annual Meeting	23

May I elect to receive Robinhood stockholder communications electronically rather than through the mail?
Yes. If you received your annual meeting materials by mail, we encourage you to help us to conserve natural resources, as well as significantly reduce Robinhood’s printing and mailing costs, by signing up to receive your stockholder communications via email. With electronic delivery, we will notify you via email as soon as the annual report and the proxy statement are available on the internet, and you will be able to review those materials and submit your stockholder vote online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. Your electronic delivery enrollment will generally be effective until you cancel it. To sign up for electronic delivery please contact the broker, bank, or other nominee that holds shares on your behalf.

Are proxy materials for the 2022 annual meeting available online?
Yes. This proxy statement and the 2021 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”), are available online at www.proxydocs.com/HOOD.
What do I need to do now and who can help answer my questions?
Carefully read and consider the information contained in this proxy statement and vote your shares as discussed here. If you have questions about the annual meeting, including the items to be voted on at the meeting, need assistance in voting, or if you desire copies of this proxy statement or proxy cards, you should contact:
Robinhood Investor Relations
by email to: ir@robinhood.com

24	Robinhood 2022 Proxy Statement

Cautionary Note Regarding
Forward-Looking Statements
This proxy statement contains forward-looking statements (as such phrase is used in the federal securities laws), which involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. This proxy statement includes, among others, forward-looking statements relating to our strategic and operational plans.
Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this proxy statement. Reported results should not be considered an indication of future performance. Factors that contribute to the uncertain nature of our forward-looking statements include, among others: our limited operating history; the difficulty of managing our growth effectively, including our recent workforce reduction, and the risk of declining or negative growth; the fluctuations in our financial results and key metrics from quarter to quarter; our reliance on transaction-based revenue, including payment for order flow (“PFOF”), and the risk of new regulation or bans on PFOF and similar practices; the difficulty of raising additional capital (to satisfy any liquidity needs and support business growth and objectives) on reasonable terms or at all; the need to maintain capital levels required by regulators and self-regulatory organizations; the risk that we might mishandle the cash, securities, and cryptocurrencies we hold on behalf of customers, and our exposure to liability for operational errors in clearing functions; the impact of negative publicity on our brand and reputation; the risk that changes in business, economic, or political conditions, or systemic market events, might harm our business; our dependence on key employees and a skilled workforce; the difficulty of complying with an extensive and complex regulatory environment and the need to adjust our business model in response to new or modified laws and regulations; the possibility of adverse developments in pending litigation and regulatory investigations; the effects of competition; our need to innovate and invest in new products and services in order to attract and retain customers and deepen their engagement with us in order to maintain growth; our reliance on third parties to perform some key functions and the risk that operational or technological failures could impair the availability or stability of our platform; the risk of cybersecurity incidents, theft, data breaches, and other online attacks; the difficulty of processing customer data in compliance with privacy laws; our need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures; the volatility of cryptocurrency prices and trading volumes; the risk that our platform could be exploited to facilitate illegal payments of cash or cryptocurrency; and the risk that substantial future sales of Class A common shares in the public market could cause the price of our stock to fall.
Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results is included in the section of our Annual Report for the year ended December 31, 2021 titled “Risk Factors” and our other filings with the SEC, which are available on the SEC’s web site at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time and it is not possible for us to predict all risks nor identify all uncertainties. The events and circumstances reflected in our forward-looking statements might not be achieved and actual results could differ materially from those projected in the forward-looking statements.
Except as otherwise noted, all forward-looking statements are made as of the date we file this proxy statement, and are based on information and estimates available to us at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, Robinhood assumes no obligation to update any of the statements in this proxy statement whether as a result of any new information, future events, changed circumstances or otherwise. You should read this proxy statement with the understanding that our actual future results, performance, events and circumstances might be materially different from what we expect.

25

Proposal
1

Proposal 1
Election of Directors

Our business and affairs are managed with oversight from our Board of Directors. Our Board currently consists of nine directors. The number of directors is set by the Board, subject to the terms of our Charter and Bylaws (together, our “Organizational Documents”).
Our Board is currently divided into three classes (Class I, Class II, and Class III) with staggered terms. At this year’s annual meeting, stockholders will vote on the election of Class I directors.
The nominees are introduced on the following pages, along with an overview of the full Board, including qualifications, diversity, and independence. This is followed by detailed information about the nominees and our continuing directors, with explanations of how candidates are identified and how stockholders can submit names for consideration as future director nominees.
For more information on our current Board structure and the sunset of our Board classifications, see “Corporate Governance—Board Structure—Classified Board and Sunset.”

REQUIRED VOTE
Each nominee will be elected if he or she receives a majority of votes cast in favor of his or her election, meaning that the number of votes cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” that nominee. (A different voting standard would apply if this were a “contested election,” as such term is defined in our Bylaws.)
Stockholders are not entitled to cumulate votes in the election of directors.
Abstentions and broker non-votes will have no effect on the outcome of this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees named below. Proxies received by the Company will be voted “FOR” the election of the nominees named below unless you specify otherwise in the proxy.

What is being voted on and why?
You’re being asked to re-elect three of our independent directors who have been nominated by our Board to continue serving until our 2024 annual meeting of stockholders.

27

Nominees
As recommended by the NomGov Committee, our Board has nominated each of our current Class I directors for re-election at the annual meeting (the “Nominees”):

Paula Loop	Dara Treseder	Robert Zoellick
If re-elected, each Nominee will serve as a Class I director until our 2024 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification, or removal from office.
All Nominees have consented to being named in this proxy statement and to serving as directors, if elected. If any Nominee is unable to serve or for good cause will not serve as a director at the time of the annual meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board. As of the date of this proxy statement, the Board has no reason to believe that any of the persons named above will be unable or unwilling to stand as a nominee or to serve as a director if elected.
Each Nominee originally joined the Board last year: Mr. Zoellick was elected to the Board effective May 28, 2021 and Ms. Loop was elected to the Board effective June 17, 2021, in each case in accordance with the Pre-IPO Voting Agreement described below, and Ms. Treseder was appointed by the Board effective November 1, 2021, which was after our IPO.
Mr. Zoellick and Ms. Loop were initially identified as potential directors by Heidrick & Struggles International, Inc. (“Heidrick & Struggles”), an independent third-party executive search firm, which had been retained by the Company to conduct a director search in anticipation of our IPO. Heidrick & Struggles identified candidates and provided background information and assessments of qualifications on potential candidates, including Mr. Zoellick and Ms. Loop. The Board then reviewed the results of Heidrick & Struggles’ evaluation and screening, interviewed potential nominees, and nominated Mr. Zoellick and Ms. Loop, who were then elected as directors by the pre-IPO stockholders.
Ms. Treseder was initially identified as a potential director by Daversa Partners (“Daversa”), an independent third-party executive search firm, which had been retained by the Company to conduct a director search following our IPO. Daversa identified candidates and provided background information and assessments of qualifications on potential candidates, including Ms. Treseder. The NomGov Committee then reviewed the results of Daversa’s evaluation and screening, interviewed potential nominees, and recommended Ms. Treseder to the Board for appointment to the Board. The Board met, discussed the NomGov Committee’s recommendation, and appointed Ms. Treseder as a director.

The criteria set forth below, among others identified by the Board from time to time, reflect the traits, characteristics, abilities, and experience that the Board looks for in determining candidates for election to the Board. We believe that each Nominee satisfies the criteria below and possesses:
•the highest ethical character and alignment with the values of the Company;
•relevant expertise and experience, and ability to offer advice and guidance to the Chief Executive Officer and senior management based on that expertise and experience;
•the ability and willingness to devote sufficient time and energy to carrying out director duties effectively; and
•sound business judgment.

Why are only certain directors up for election this year?Robinhood currently has a classified board, which means its directors have been broken up into three classes and only one class is up for election each year. This year, the Class I directors are up for re-election. Starting with the Company’s 2024 annual meeting, all directors will be elected on an annual basis.

28	Robinhood 2022 Proxy Statement

Board Overview
The following table provides information regarding each of our directors as of May 2, 2022:

		Director Since		Committee Membership
Name and Principal Occupation	Age		Independent	A	NCG	PC	SRR
Paula Loop Retired Partner, PricewaterhouseCoopers LLP	60	2021		CHAIR
Dara Treseder SVP, Head of Global Marketing & Communications, Peloton Interactive, Inc.	33	2021
Robert Zoellick Former Chairman of the Board, AllianceBernstein Holding L.P.	68	2021					CHAIR
Baiju Bhatt Co-Founder & Chief Creative Officer, Robinhood	37	2013
Frances Frei Professor and Author, Harvard Business School	58	2021
Meyer Malka Founder and Managing Partner, Ribbit Capital	47	2022
Jonathan Rubinstein Lead Director, Amazon.com, Inc.	65	2021	LEAD		CHAIR
Scott Sandell Managing General Partner, New Enterprise Associates	57	2016				CHAIR
Vladimir Tenev Chairman of the Board, Co-Founder, Chief Executive Officer & President, Robinhood	35	2013

LEAD	Lead Independent Director	CHAIR	Committee Chair	A	Audit	PC	People and Compensation
	Independent Director		Committee Member	NCG	Nominating and Corporate Governance	SRR	Safety, Risk and Regulatory
Director Dashboard

Independence	Tenure	Age	Diversity

Proposal 1 — Election of Directors	29

Director Skills and Qualifications
Our Board is committed to ensuring that it is composed of directors who collectively possess a balanced mix of skills and qualifications that enable effective oversight of our mission, values, and business priorities. Below are the skills and qualifications that the Board considers to be particularly important to the Company as we continue to execute on our mission as a newly public company and advance our strategic growth objectives:

Regulatory	Risk Management
Sophistication in understanding and navigating the heavily regulated industries in which we operate	Critical to the Board’s role in overseeing the risks facing the Company

Marketing	Technology Infrastructure
Marketing and brand-building capabilities in rapidly changing and customer-facing industries, including new markets, and opportunities for innovation and disruption	Relevant to the Company as it looks for ways to enhance the customer experience and internal operations and oversee cybersecurity risk

Finance	Business Operations and Strategy
Financial expertise with experience analyzing financial statements and expertise in financial strategy, accounting, and reporting	A practical understanding of developing, implementing, and assessing our operating plan and business strategy

Executive Leadership	Academia/Education
Operating experience as a senior executive leader, shaping strategy, performance, and prioritization	Brings perspective regarding organizational management and academic research relevant to our business and strategy

Financial Services and Fintech	Corporate Governance
Sophisticated knowledge of our industries for understanding and reviewing our business and strategy	Supports our goals of strong Board and management accountability, transparency, and protection of stockholder interests

Human Capital Management	Government and Public Policy
Expertise in workforce acquisition, management, and optimization, including compensation practices, that result in the attraction, development, and retention of top candidates with diverse skills and backgrounds
Demonstrated expertise in navigating the complex political landscape in which we operate

30	Robinhood 2022 Proxy Statement

Through their varied professional backgrounds and wide-ranging experience, each of our directors provides relevant, complimentary skills and expertise that contribute to the Board’s oversight responsibilities. The breadth of their experience and contributions to our Board’s overall expertise in the areas identified by our Board are highlighted below.

Regulatory	2	Risk Management	3

Marketing	4	Technology Infrastructure	5

Finance	4	Business Operations and Strategy	9

Executive Leadership	5	Academia/Education	2

Financial Services and Fintech	5	Corporate Governance	3

Human Capital Management	3	Government and Public Policy	1
Board Diversity Policy
The Board is committed to fostering a culture of integrity, inclusion, dignity, and mutual respect and believes in reflecting, in its composition, the wide diversity of the Company’s stockholders, employees, customers, and other stakeholders. The Board seeks to combine the skills and experience of its long-standing Board members with the fresh perspectives, insights, skills, and experiences of new members from different backgrounds. The Board believes that the Company benefits from differences in the skills, regional and industry experience, social and ethnic background, race, gender, and other distinctions between directors such as cognitive and personal strengths. To this end, it is the policy of the Board that when searching for director nominees, the NomGov Committee will include women and individuals from historically underrepresented communities in the pool and will recommend director nominees with individual attributes that contribute to the total diversity of viewpoints, experience, and expertise represented on the Board. The following table presents disclosures (as of May 2, 2022) required by Nasdaq’s listing standards:

Board Size
Total Number of Directors			9
Part I: Gender Identity	Male	Female		Non-Binary	Gender Undisclosed
Number of Directors	6	3
Part II: Demographic Background
African American or Black		1
Alaskan Native or Native American
Asian	1
Hispanic or Latinx	1
Native Hawaiian or Pacific Islander
White	4	2
Two or More Races or Ethnicities
LGBTQ+		1
Demographic Background Undisclosed

Proposal 1 — Election of Directors	31

Director Independence
The Corporate Governance Guidelines provide that a majority of our directors shall be “independent” as that term is defined by the Nasdaq listing standards, which include the requirement that an independent director must be free of any relationships which, in the opinion of the Board, would interfere with the exercise of such director’s independent judgment and independence from management in carrying out the responsibilities of a director. There are no family relationships among any of our directors or executive officers.
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, as well as information otherwise obtained by or available to us, our Board has determined that each of Professor Frei, Ms. Loop, Mr. Malka, Mr. Rubinstein, Mr. Sandell, Ms. Treseder, and Mr. Zoellick does not have any relationships that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq listing standards. The Board has also determined, as further described below, that each of these directors is independent under applicable SEC rules and Nasdaq listing standards for service on the various committees of the Board on which they currently or previously served. Mr. Tenev and Mr. Bhatt are not independent (as a result of their employment with the Company). The Board also previously determined that Mr. Hammer, who resigned from the Board effective December 31, 2021, was independent under applicable SEC rules and the Nasdaq listing standards for membership on the Board and on all committees of the Board on which he served prior to his resignation.
In making these determinations regarding the independence of our directors, the Board considered (1) any transactions involving them described in the section below titled “Transactions with Related Persons,” (2) other transactions or relationships between the Company, on the one hand, and other companies at which they serve or served as an executive officer or in another leadership role or held a material ownership interest, on the other hand (for which in all cases the amount involved did not exceed five percent of the recipient entity’s annual gross revenue), and (3) the matters described below (none of which involved professional, advisory, or consulting services). In each case, the Board affirmatively determined that any such arrangements, transactions or relationships, did not, and would not, interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities as a director:
•the relationship between Mr. Hammer and entities associated with Index Ventures, which held more that 10 percent of the Company’s outstanding common stock at the time of the IPO and continue to hold more than 10 percent of our Class A shares, including the transactions involving entities associated with Index Ventures described in the section below titled “Transactions with Related Persons”;
•the relationship between Mr. Sandell and entities associated with NEA, which held more that 10 percent of the company’s outstanding common stock at the time of the IPO and continue to hold more than 5 percent of our Class A shares, including the transactions involving entities associated with NEA described in the section below titled “Transactions with Related Persons”;
•the relationship between Mr. Malka and entities associated with Ribbit Capital, which held more that 5 percent of the company’s outstanding common stock at the time of the IPO and continue to hold more than 5 percent of our Class A shares, including the transactions involving entities associated with Ribbit Capital described in the section below titled “Transactions with Related Persons”; and
•transactions in the ordinary course of business involving aggregate payments greater than $10,000 to companies for which the following directors or former directors served as a non-employee director at the time of payment: Mr. Hammer, Mr. Rubinstein, Mr. Sandell, and Ms. Treseder (and, in the case of Mr. Hammer and Mr. Sandell, entities associated with Index Ventures or NEA, respectively, also held equity interests in such companies at the time of payment). The amount involved in each of these transactions did not exceed five percent of the recipient entity’s annual gross revenue.

Why is independence important? Having independent directors is important to ensure the company acts in the best interest of stockholders and to mitigate conflicts of interest that might arise.

32	Robinhood 2022 Proxy Statement

Biographical Information: Director Nominees
Set forth below are brief biographical descriptions of our directors. The primary experience, qualifications, attributes and skills of each of our director nominees and continuing directors that led to the conclusion of the NomGov Committee and the Board that such person should serve as a member of the Board are also described in the following paragraphs.
Class I Directors (Nominated for Re-election at the Annual Meeting)

Professional Highlights
Until recently, Ms. Loop was a Partner at PricewaterhouseCoopers LLP (“PwC”), one of the big four accounting firms, a position from which she retired in June 2021. Over the course of a more than 30-year career with PwC, she served as the leader of PwC’s Governance Insights Center, from 2016 to 2021, where she led all of PwC’s governance education programs, as PwC’s New York Metro Regional Assurance Leader from 2012 to 2016, and as PwC’s U.S. and Global Talent Leader from 2010 to 2012. Ms. Loop was a member of PwC’s Board of Partners from June 2017 to June 2021, including on the firm’s Governance, Risk & Quality and Executive Compensation Committees.
Other Public Company Directorships
•Fastly, Inc., a cloud computing services provider (since July 2021)
•APi Group Corporation, a construction engineering company (since March 2022)
Additional Leadership Experience and Service
Since December 2019, Ms. Loop has served on the board of the Value Reporting Foundation, which oversees efforts by the Sustainability Accounting Standards Board to establish industry-specific disclosure standards across a range of environmental, social, and governance topics, and from 2018 to 2021 she served as advisory board chair at the NYU Stern Center for Sustainable Business.
Education
Ms. Loop is a Certified Public Accountant and holds a B.S. in Business Administration from the University of California, Berkeley.

Paula Loop

Retired Partner, PwC
Former leader of PwC’s Governance Insights Center
Independent
Age: 60
Director Since: June 2021
Committees:
Audit (Chair)
Safety
Other Current Public Directorships:
APi Group Corporation
Fastly, Inc.

Director Qualifications	We believe that Ms. Loop is qualified to serve as a member of our Board based on her extensive experience in governance, technical accounting, and SEC financial reporting matters.

Proposal 1 — Election of Directors	33

Professional Highlights
Ms. Treseder is Senior Vice President, Head of Global Marketing & Communications at Peloton Interactive, Inc., a fitness platform, which she joined in August 2020, where she sets strategy and goals for Peloton’s marketing efforts to build its brand and drive growth and international expansion. From December 2018 to August 2020, she served as Chief Marketing and Communications Officer at Carbon, Inc., a 3D printing technology company. Previously, Ms. Treseder was Chief Marketing Officer at GE Business Innovations and GE Ventures, which commercialize GE’s intellectual property, from July 2017 to December 2018, and held various positions at Apple Inc., a consumer electronics company, from time to time during the period of June 2013 to July 2017, most recently as Global Head of Demand Generation, Filemaker. She also served in a FINRA-registered position at Goldman Sachs & Co, an investment banking firm, from August 2010 to August 2012.
Other Public Company Directorships
•PG&E Corporation, a natural gas and electric utility (July 2020 to October 2021)
Additional Leadership Experience and Service
Ms. Treseder currently serves on the board of directors of the Public Health Institute, a non-profit organization, which she joined in 2017.
Education
Ms. Treseder holds an M.B.A. from Stanford University Graduate School of Business and an A.B. from Harvard University.

Dara Treseder

Senior Vice President, Head of Global Marketing & Communications at Peloton Interactive, Inc. Independent Age: 33 Director Since: November 2021 Committees: NomGov People

Director Qualifications	We believe that Ms. Treseder is qualified to serve as a member of our Board based on her experience in marketing and communications.

34	Robinhood 2022 Proxy Statement

Professional Highlights
Mr. Zoellick has been a Senior Fellow of the Belfer Center for Science and International Affairs at Harvard University since July 2012 and Senior Counselor at the Brunswick Group, a strategic advisory firm, since May 2017. He previously served in various posts in the public sector, including as President of the World Bank from July 2007 to June 2012, Deputy Secretary of State from February 2005 to June 2006, U.S. Trade Representative from February 2001 to February 2005, Deputy Chief of Staff at the White House from August 1992 to January 1993, Undersecretary of State from February 1989 to August 1992, and Counselor to Secretary James Baker while working in the Department of the Treasury from 1985 to 1988. Mr. Zoellick previously served as the non-executive board chairman of AllianceBernstein Holding L.P., a global asset management firm, from May 2017 to April 2019, a member of the board at Laureate Education, Inc., from December 2013 to December 2017, and in senior posts at Goldman Sachs & Co, an investment banking firm, Fannie Mae, a federally sponsored mortgage securitization company, and the U.S. Naval Academy, a distinguished college for military officers. Mr. Zoellick is the author of America in the World: A History of U.S. Diplomacy and Foreign Policy (2020).
Other Public Company Directorships
•Twitter, Inc., a microblogging service (since July 2018)
•AllianceBernstein Holding L.P., a global asset management firm (May 2017 to April 2019)
Additional Leadership Experience and Service
Mr. Zoellick is currently on the boards of Temasek Holdings (Private) Ltd., a sovereign wealth fund in Singapore, where he has served since August 2013. Currently, he also chairs the International Advisory Council of Standard Chartered Bank, a banking and financial services company, and serves on the Strategic Council of Swiss Re, a reinsurance company. He is a member of the boards of several non-profit organizations, including the Carnegie Endowment for International Peace, the Peterson Institute for International Economics, and the Wildlife Conservation Society.
Education
Mr. Zoellick holds a J.D. from Harvard Law School, an M.P.P. from Harvard’s John F. Kennedy School of Government, and a B.A. from Swarthmore College.

Robert Zoellick

Former Chairman, AllianceBernstein Holding
Former President of the World Bank
Former U.S. Trade Representative
Independent
Age: 68
Director Since: May 2021
Committees:
Audit
Safety (Chair)
Other Current Public Directorships:
Twitter, Inc.

Director Qualifications
We believe that Ms. Zoellick is qualified to serve as a member of our Board based on the perspectives and extensive experience he brings from serving in the government and in the private and public sectors.

Proposal 1 — Election of Directors	35

Biographical Information: Continuing Directors
Class II Directors (current term ends in 2023)

Professional Highlights
Professor Frei has been a Professor of Technology and Operations Management at Harvard Business School since July 1998, where her research investigates how leaders create the conditions for organizations and individuals to thrive by designing for excellence in strategy, operations, and culture. From June 2017 to February 2018, she took a leave of absence from Harvard to serve as Senior Vice President of Leadership and Strategy at Uber Technologies, Inc. a ride sharing company. In May 2018, Professor Frei delivered a widely-viewed TED talk on how to build (and rebuild) trust. She is co-author of two books, Unleashed: The Unapologetic Leader’s Guide to Empowering Everyone Around You (June 2020) and Uncommon Service: How to Win by Putting Customers at the Core of Your Business (2012).
Other Public Company Directorships
•AltC Acquisition Corp., a special purpose acquisition company (since July 2021)
•Blue Buffalo Pet Products, Inc., a pet food company (December 2014 to April 2018)
•Advance Auto Parts Inc., an automotive parts retailer (December 2009 to April 2013)
Additional Leadership Experience and Service
In May 2018, Professor Frei co-founded The Leadership Consortium LLC, a leadership development program, and since September 2018 she has provided corporate strategy and leadership consulting through The Morriss Group, LLC.
Education
Professor Frei holds a Ph.D. in Operations Research from the Wharton School of the University of Pennsylvania, an M.Eng. in Industrial Engineering from Pennsylvania State University, and a B.A. in Computer Mathematics from the University of Pennsylvania.

Frances Frei

Professor and Author at Harvard Business School Independent Age: 58 Director Since: November 2021 Committees: Audit People Other Current Public Directorships: AltC Acquisition Corp.

Director Qualifications	We believe that Professor Frei is qualified to serve as a member of our Board based on her academic research and industry experience around leadership and trust and her experience working with high growth organizations.

36	Robinhood 2022 Proxy Statement

Professional Highlights
Mr. Malka is the founder and managing partner of Ribbit Capital, a venture capital firm focused on investing in innovative companies in the financial services sector, a position he has held since May 2012. Mr. Malka has more than 25 years of experience building and investing in technology and financial services across the U.S., Europe, and Latin America. From 2008 to 2011, Mr. Malka co-founded and was co-chief executive officer of Bling Nation Ltd., a mobile payments company, which later evolved into Lemon Inc., a mobile wallet company that was acquired in 2013. In 2003, he co-founded Banco Lemon, a Brazilian retail bank serving the underbanked population, which went on to become one of the largest private microfinance institutions in Brazil, until 2009 when it was acquired by Banco do Brasil, Latin America’s largest bank. In 1998, Mr. Malka developed the online brokerage Patagon.com, Inc., which became Latin America’s first comprehensive internet-based financial services portal and dealer until its acquisition in March 2000 by Banco Santander. In 1991, at the age of 18, Mr. Malka co-founded Heptagon Group, a securities and investment broker dealer servicing the Venezuelan and U.S. markets, where he served as chief operating officer until 1999.
Other Public Company Directorships
•Ribbit LEAP, Ltd., a special purpose acquisition company (since September 2020)
•MercadoLibre, Inc., an online marketplace (March 2013 to April 2021)
Additional Leadership Experience and Service
Mr. Malka currently serves on the boards of several private companies.
Education
Mr. Malka holds a degree in economics from the Universidad Católica Andrés Bello.

Meyer Malka

Founder and Managing Partner of Ribbit Capital Independent Age: 47 Director Since: March 2022 Committees: Safety Other Current Public Directorships: Ribbit LEAP, Ltd.

Director Qualifications	We believe that Mr. Malka is qualified to serve as a member of our Board based on his extensive experience in the financial and technology sectors.

Proposal 1 — Election of Directors	37

Professional Highlights
Mr. Sandell has been the Managing General Partner of New Enterprise Associates (“NEA”), a venture capital firm, since April 2017, its Co-Managing General Partner from March 2015 to April 2017, and one of its General Partners since September 2000. Mr. Sandell joined NEA in January 1996 and served as head of the firm’s technology investing practice for 10 years. He began his career at the Boston Consulting Group.
Other Public Company Directorships
•Cloudflare, Inc., a website security company (since November 2010)
•Bloom Energy Corporation, a fuel cell manufacturer (since August 2003)
•Coursera, Inc., an online learning platform (since December 2011)
•Tuya Inc., an IoT cloud platform provider (since April 2019 as well as from December 2014 to August 2017)
•Fusion-io, Inc., a flash memory provider (March 2008 to July 2014 including as lead independent director from May 2011 to July 2014)
•Tableau Software, a data visualization software company (August 2004 to May 2015)
•Workday, Inc., a human capital management software vendor (July 2009 to June 2014)
•Spreadtrum Communications, Inc., a semiconductor company (April 2004 to January 2014 including as lead director from August 2010 to January 2014)
Additional Leadership Experience and Service
Mr. Sandell currently serves on the boards of two non-profits, Venture Forward, which promotes diversity, equity, and inclusion within the venture capital industry, where he was a founding director in June 2020, and Global Innovation Venturing (“GIV”), where he is the inaugural chair, as well as on the boards of several private companies.
Education
Mr. Sandell holds an M.B.A. from Stanford University and an A.B. in Engineering Sciences from Dartmouth College.

Scott Sandell

Managing General Partner,
New Enterprise Associates
Independent
Age: 57
Director Since:
June 2016
Committees:
NomGov
People (Chair)
Other Current Public Directorships:
Bloom Energy Corporation
Cloudflare, Inc.
Coursera, Inc.
Tuya Inc.

Director Qualifications	We believe that Mr. Sandell is qualified to serve as a member of our Board based on the perspective and extensive experience he brings as an investor in technology companies and his experience serving on private and public company boards.

38	Robinhood 2022 Proxy Statement

Class III Directors (current term ends in 2024)

Professional Highlights
Baiju Bhatt is a Co-Founder of Robinhood and, in March 2021, was named our Chief Creative Officer. In November 2013, Mr. Bhatt co-founded Robinhood with Mr. Tenev to democratize finance. From November 2013 to November 2020, Mr. Bhatt served alongside Mr. Tenev as our co-CEO and co-President. Before Robinhood, Mr. Bhatt started two finance companies in New York City with Mr. Tenev.
Education
Mr. Bhatt holds a M.S. in Mathematics and a B.S. in Physics from Stanford University.

Baiju Bhatt

Co-Founder and Chief Creative Officer of Robinhood Age: 37 Director Since: November 2013

Director Qualifications	We believe that Mr. Bhatt is qualified to serve as a member of our Board based on the perspective and experience he brings as our Co-Founder and Chief Creative Officer.

Proposal 1 — Election of Directors	39

Professional Highlights
Mr. Rubinstein has served as the lead director at Amazon.com, Inc. since September 2017 and as a member of its board since December 2010. He has held several other prominent positions across technology and financial services over the course of his career. He was a Senior Vice President at Apple Inc., a consumer electronics company, from February 1997 to April 2006, where he played a key role in developing the iPod as General Manager of the iPod Division from 2002 to 2006; Co-CEO at Bridgewater Associates, an investment management firm, from March 2016 to March 2017; a Senior Vice President at Hewlett-Packard Co., an information technology company, from July 2010 to January 2012; and the CEO of Palm, Inc., a smartphone manufacturer, from June 2009 until its acquisition by Hewlett-Packard in July 2010; he also was executive chairman of the board of Palm from October 2007 through the acquisition.
Other Public Company Directorships
•Amazon.com, Inc., an e-commerce company (since December 2010)
•Qualcomm Incorporated, a semiconductor company (May 2013 to May 2016)
•Palm, Inc., a smartphone manufacturer (October 2007 to July 2010)
Additional Leadership Experience and Service
Mr. Rubinstein has served as a Senior Advisor at PDT Partners, an asset management firm, since September 2017. He is a member of the National Academy of Engineering and a senior member of the Institute of Electrical and Electronics Engineers.
Education
Mr. Rubinstein holds an M.S. in computer science from Colorado State University, a M.Eng. in electrical engineering from Cornell University, and a B.S. from Cornell University.

Jonathan Rubinstein

Lead Independent Director of Robinhood Lead Director of Amazon.com, Inc. Independent Age: 65 Director Since: May 2021 Committees: NomGov (Chair) People Other Current Public Directorships: Amazon.com, Inc.

Director Qualifications	We believe that Mr. Rubinstein is qualified to serve as a member of our Board based on the perspective and extensive experience he brings as a leader of and an investor in technology companies and his experience serving on public company boards.

40	Robinhood 2022 Proxy Statement

Professional Highlights
Vladimir Tenev is a Co-Founder of Robinhood and, since November 2020, has served as CEO and President of Robinhood. Mr. Tenev has been the Chair of our Board since March 2021. In November 2013, Mr. Tenev co-founded Robinhood with Mr. Bhatt to democratize finance. From November 2013 to November 2020, Mr. Tenev served alongside Mr. Bhatt as our co-CEO and co-President. Before Robinhood, Mr. Tenev started two finance companies in New York City with Mr. Bhatt.
Education
Mr. Tenev holds an M.S. in Mathematics from University of California, Los Angeles and a B.S. in Mathematics from Stanford University.

Vladimir Tenev

Chairman of the Board, Co-Founder, Chief Executive Officer, and President of Robinhood Age: 35 Director Since: November 2013

Director Qualifications	We believe that Mr. Tenev is qualified to serve as a member of our Board based on the perspective and experience he brings as our Co-Founder and CEO.

Procedures if a Nominee is Not Re-Elected
All of our director nominees are currently incumbent directors. Our Bylaws provide that if any incumbent director nominee is not re-elected (i.e., receives 50 percent or less of the votes cast “FOR” with respect to his or her election) and no successor is elected at the meeting, that incumbent director must promptly tender his or her irrevocable resignation to the Board, with such resignation to be effective if and when it is accepted by the Board.
In that case, our Bylaws provide that the NomGov Committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken, and that the Board shall act on the tendered resignation, taking into account the NomGov Committee’s recommendation. The NomGov Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her irrevocable resignation shall not participate in the recommendation of the NomGov Committee or the decision of the Board with respect to his or her irrevocable resignation. If such incumbent director’s irrevocable resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.
If a director’s irrevocable resignation is accepted by the Board pursuant to the Bylaws, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board.

Proposal 1 — Election of Directors	41

Consideration of Director Candidates
In preparation for and following the IPO, the NomGov Committee has been actively engaged in searching for, identifying, evaluating, and assisting in recruiting a diverse pool of individuals qualified to become Board members.

Align on Candidate Criteria	Source Candidate Pool	Interview and Recruit	Recommend and Approve

•Recommend to Board the criteria for selection of directors •Consider Board’s needs and skills •Consider integrity and experience criteria •Consider diversity policy and diversity requirements	•Independent Directors •Management Team •Outside search firm •Stockholders, if submitted (per committee charter)
•Candidates meet with NomGov Committee members and other members of the Board
•Summary candidate bios sent prior to each interview
•Interviewers focus on fit with current Board and deep dive on specific focus areas
•NomGov Committee recommends selected candidates for appointment to the Board •Full Board reviews and formally appoints candidates

In considering director candidates, whether submitted by management, current Board members, stockholders, or other persons, the NomGov Committee will consider the qualifications and suitability of the candidate.
The NomGov Committee believes that the minimum qualifications for service as a director of the Company are that a nominee possess and exhibit:
•highest ethical character and alignment with the values of the Company;
•relevant expertise and experience, and ability to offer advice and guidance to the Chief Executive Officer and senior management based on that expertise and experience;
•the ability and willingness to devote sufficient time and energy to carrying out director duties effectively; and
•sound business judgment.
The NomGov Committee also takes into account, as applicable,
•the satisfaction of any independence requirements imposed by any applicable laws, regulations or rules and the Corporate Governance Guidelines; and
•the effect that potential candidates would have on Board diversity.
In connection with the NomGov Committee’s consideration of a potential director candidate, the committee may also collect and review publicly available information regarding the person to assess the suitability of the candidate and determine whether the person should be considered further. If the NomGov Committee determines that the candidate warrants further consideration, the chair or another member of the NomGov Committee may contact the candidate. Generally, if the candidate expresses a willingness to be considered and to serve on the Board, the NomGov Committee may request information from the candidate, review his or her accomplishments and qualifications and conduct one or more interviews with the candidate and members of the committee or other Board members. The NomGov Committee may consider all this information in light of information regarding other candidates that the NomGov Committee is evaluating for membership on the Board. In certain instances, NomGov Committee members or other Board members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have first-hand knowledge of the candidate’s accomplishments.

42	Robinhood 2022 Proxy Statement

Stockholder Nominations
The NomGov Committee will consider director candidates recommended by stockholders. With regard to a candidate submitted by a stockholder, the NomGov Committee may also consider the number of shares held by the recommending stockholder and the length of time that such shares have been held.
To have a candidate considered by the NomGov Committee, a stockholder must submit the recommendation in writing and must include the following information:
•The name of the stockholder and evidence of the stockholder’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and
•The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and the candidate’s consent to be named as a director if selected by the NomGov Committee and nominated by the Board.
The NomGov Committee may require additional information as it deems reasonably required to determine the eligibility of the director candidate to serve as a member of the Board.
The stockholder recommendation and information described above must be sent to the chair of the NomGov Committee in care of the Corporate Secretary at Robinhood Markets, Inc., 85 Willow Road, Menlo Park, CA 94025. For a candidate to be considered by the NomGov Committee for nomination to the Board at an upcoming annual meeting, a stockholder recommendation must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.
The NomGov Committee’s evaluation process does not vary based on the source of a recommendation of a candidate, although, as stated above, in the case of a candidate recommended by a stockholder, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Proposal 1 — Election of Directors	43

Corporate Governance

Corporate
Governance

Our Charter, which provides for dual class stock and a classified board as described below, was approved in March 2021 by the pre-IPO Board and by pre-IPO stockholders and took effect immediately prior to the completion of the IPO on August 2, 2021. As discussed below, our classified board will automatically sunset at our 2024 annual meeting and our dual class stock will automatically sunset 15 years after the IPO.
Stockholder Structure
Dual Class Stock
Our Charter provides for two classes of voting common stock: Class A with one vote per share and Class B with ten votes per share. Class A is publicly traded on Nasdaq; Class B is privately held by our Founders and their related entities (including estate planning vehicles). The holders of our Class A shares and Class B shares vote together as a single class on all matters submitted to a stockholder vote, unless otherwise required by our Charter or applicable law. They will vote together as a single class on all proposals at the annual meeting. Class B shares are convertible into Class A shares on a one-for-one basis and, if not earlier converted, all Class B shares will automatically convert into Class A shares on August 2, 2036, which is the fifteenth anniversary of our IPO closing date. For further information regarding our classes of stock, see “Description of Robinhood Securities Registered Under Section 12 of the Exchange Act” filed as Exhibit 4.3 to our 2021 Form 10-K.
Founders’ Voting Agreement
Our Founders (Mr. Tenev and Mr. Bhatt) and some of their related entities have entered into a voting agreement, as described in more detail under “Other Matters—Voting Agreements” elsewhere in this proxy statement. The parties to that agreement have agreed, among other things, (a) to vote all of their shares of common stock in favor of the election of each Founder to, and against the removal of each Founder from, our Board and (b) to vote together in
What is corporate governance? Corporate governance is the system by which companies are directed and controlled, with ultimate oversight by the board of directors. The CEO reports to the board, and board members are responsible to stockholders through the voting process.
the election of other directors generally, subject to deferring to the decision of the NomGov Committee in the event of any disagreement between the Founders. As of the annual meeting record date, parties to this agreement control approximately 63 percent of the total outstanding voting power of our common stock. Therefore, the Founders will be able to determine the outcome of the election of directors and, if the Founders vote together on other matters, to determine the outcome of all other matters submitted to a vote at the annual meeting.
Board Structure
Classified Board and Sunset
Our Charter provides for our Board to be divided into three classes (Class I, Class II and Class III). Our directors are divided among the three classes as follows:

the Class I directors are Paula Loop, Dara Treseder, and Robert Zoellick, and their current terms will expire at this year’s annual meeting and stockholders will be voting at the 2022 annual meeting to re-elect them to hold office until the 2024 annual meeting of stockholders;
the Class II directors are Frances Frei, Meyer Malka, and Scott Sandell, and their terms will expire at the 2023 annual meeting of stockholders; and
the Class III directors are Baiju Bhatt, Jonathan Rubinstein, and Vladimir Tenev, and their terms will expire at the 2024 annual meeting of stockholders.
Our Charter provides that the first term of office of the Class I directors expires at the 2022 annual meeting and, if re-elected at the 2022 annual meeting, the Class I directors’ term of office will expire at the 2024 annual meeting. The first term of office of the Class II directors expires at the 2023 annual meeting of stockholders, and at such annual meeting the Class II directors will be re-elected for terms to expire at the 2024 annual meeting. The first term of office of the Class III directors expires at the 2024 annual meeting of stockholders. Commencing with the 2024 annual meeting of stockholders and at all subsequent annual meetings of stockholders, our Board will be fully declassified so that at and after such meeting, all directors will be elected for one-year terms and will be up for election at each successive annual meeting.

45

Board Leadership Structure
Our Co-Founder and CEO, Vladimir Tenev, also serves as the chair of our Board. Our Board believes his leadership and commitment to advancing our mission are important to achieving our strategic growth objectives. The Board believes that the Company and our stockholders benefit from Mr. Tenev’s deep understanding of our business and culture, as well as his detailed and in-depth knowledge of the issues, opportunities, and challenges facing the company and its business. Mr. Tenev’s combined role enables strong leadership and strategic vision, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. At the same time, we have assembled a highly qualified group of independent directors with a diversity of perspectives and expertise to provide oversight and guidance to our management team. Our corporate governance guidelines provide that one of our independent directors will serve as the Lead Independent Director at any time when the chair of our Board is a member of management or is otherwise not independent, and our Board has appointed Jonathan Rubinstein to serve as our Lead Independent Director. Our Board believes that a leadership structure with a strong and empowered Lead Independent Director provides effective independent oversight of management and an important independent leadership voice in the boardroom and beyond to partner with and challenge management when necessary to ensure strong accountability to our stockholders. In addition, our independent directors provide strong independent leadership for each of our committees.
As Lead Independent Director, Mr. Rubinstein:

•Presides over all meetings of the Board at which the chair is not present, including any executive sessions of the independent directors;
•Consults with the chair to determine and approve schedules and agendas for the meetings of our Board;
•Acts as liaison between the chair and the independent directors and between our management and the independent directors;
•May call special meetings of the Board in accordance with our Bylaws; and
•Along with the Chair, serves as a point person for stockholders wishing to communicate with the Board.

Committees of the Board

The Board has four standing committees, all of which were formed effective August 2, 2021, concurrently with the closing of our IPO:
A	an Audit Committee (the “Audit Committee”);
NCG	a Nominating and Corporate Governance Committee (the “NomGov Committee”);
PC	a People and Compensation Committee (the “People Committee”); and
SRR	a Safety, Risk and Regulatory Committee (the “Safety Committee”).

Why does a board have committees? The board delegates oversight of certain matters to smaller groups of directors so that appropriate attention and focus can be given to important subjects, like financial reporting, compensation, director nominations, and risk oversight.
The current chair and members of each standing committee are listed below, along with the number of times each committee met during 2021 (subsequent to each committee’s establishment on August 2, 2021 in connection with the IPO):

Committees
Name			Audit	Nominating and Corporate Governance	People and Compensation	Safety, Risk and Regulatory
Frances Frei			●		●
Paula Loop			CHAIR			●
Meyer Malka						●
Jonathan Rubinstein				CHAIR	●
Scott Sandell				●	CHAIR
Dara Treseder				●	●
Robert Zoellick			●			CHAIR
2021 Meetings (post-IPO)			4	2	2	2
● Member	CHAIR	Chair
The Board also forms special committees and subcommittees from time to time. During 2021 the Board formed a special IPO Pricing Committee, which met twice in connection with our IPO.

46	Robinhood 2022 Proxy Statement

Audit Committee

Members
Paula Loop CHAIR
Frances Frei
Robert Zoellick
Meetings in 2021: 4
The Board has determined that each member of the Audit Committee is an independent director within the meaning of applicable SEC rules and Nasdaq listing standards.

Principal Responsibilities
Under its charter, the Audit Committee’s responsibilities include oversight of, among other matters:
•the qualifications, independence, and performance of the independent registered public accounting firm;
•the performance of the Internal Audit function;
•the integrity of the Company’s financial statements and its accounting and financial reporting processes;
•the effectiveness of the Company’s internal control over financial reporting;
•the Company’s processes and procedures relating to assessment and management of financial, disclosure and reporting risks; and
•related person transactions.
The Board has determined that each of Ms. Loop and Mr. Zoellick qualifies as an “audit committee financial expert” within the meaning of SEC rules and a financially sophisticated audit committee member pursuant to Nasdaq listing standards. Each member of our audit committee can read and understand fundamental consolidated financial statements, in accordance with applicable requirements, and no member of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

The Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter is available on the Corporate Governance section of the Company’s Investor Relations website at investors.robinhood.com/governance.

People and Compensation Committee

Members
Scott Sandell CHAIR
Frances Frei
Jonathan Rubinstein
Dara Treseder
Meetings in 2021: 2
The Board has determined that each member of the People Committee is an independent director within the meaning of applicable SEC rules and Nasdaq listing standards.

Principal Responsibilities
Under its charter, the People Committee’s responsibilities include, among other matters:
•evaluating, reviewing, approving and/or recommending executive officer and director compensation arrangements, plans, policies and programs maintained by the Company;
•administering the Company’s executive bonus plans or programs and equity-based compensation plans;
•providing oversight of the Company’s other compensation policies and plans and overall compensation philosophy;
•at least annually reviewing management’s assessment of major risk exposures associated with our compensation programs, policies and practices and the mitigation thereof; and
•periodically review reports with respect to the Company’s strategies, policies and/or efforts related to pay equity and human capital management.
The People Committee is also responsible for reviewing and discussing with management the Company’s Compensation Discussion and Analysis and, based on such discussion, making a recommendation to the Board on whether the Compensation Discussion and Analysis should be included in the Company’s proxy statement and/or Annual Report on Form 10-K. The People Committee approves the People and Compensation Committee Report for inclusion in the Company’s proxy statement and/or Annual Report on Form 10-K.

The People Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter is available on the Corporate Governance section of the Company’s Investor Relations website at investors.robinhood.com/governance.

Corporate Governance	47

Nominating and Corporate Governance Committee

Members
Jonathan Rubinstein CHAIR
Scott Sandell
Dara Treseder
Meetings in 2021: 2
The Board has determined that each member of the NomGov Committee is an independent director within the meaning of applicable SEC rules and Nasdaq listing standards.

Principal Responsibilities
Under its charter, the NomGov Committee’s responsibilities include, among other matters:
•recommending to the Board candidates for director to be nominated by our Board and submitted to a stockholder vote at the annual meeting of stockholders;
•making recommendations to our Board with respect to director independence, including overseeing our Board’s annual evaluation of the independence of each director;
•overseeing the annual self-assessment of our Board and its committees, overseeing periodic assessments of the individual directors, and reviewing the results of all such assessments;
•overseeing management’s strategy and reporting efforts with respect to ESG matters, including general oversight of any ESG, corporate social responsibility or sustainability report;
•recommending to our Board corporate governance principles applicable to the Company, and annually reviewing and making appropriate recommendations to our Board for revisions to the Corporate Governance Guidelines; and
•advising our Board on other Board composition and corporate governance matters, including recommendations to our Board with respect to our Board size and the structure and composition of our Board committee.

The NomGov Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter is available on the Corporate Governance section of the Company’s Investor Relations website at investors.robinhood.com/governance.

Safety, Risk and Regulatory Committee

Members
Robert Zoellick CHAIR
Paula Loop
Meyer Malka
Meetings in 2021: 2
The Board has determined that each member of the Safety Committee is an independent director within the meaning of applicable SEC rules and Nasdaq listing standards.

Principal Responsibilities
Under its charter, the Safety Committee’s responsibilities include, among other matters:
•reviewing and discussing with management our significant financial, strategic, operational and compliance risk exposures, trends in our major risk concentrations, and the steps management has taken to assess, monitor, and manage such risk exposures, trends and concentrations;
•reviewing on a periodic basis our enterprise risk management framework, infrastructure, and controls implemented by management to help identify, assess, manage and monitor material risks;
•reviewing management’s exercise of its responsibility to identify, assess and manage material risks not allocated to the Board or another committee, including, for example, data privacy, cybersecurity, business continuity, liquidity and capital adequacy, new product risk and compliance with financial regulations;
•periodically reviewing our enterprise-wide compliance program and its financial crimes framework policies, including reports from management regarding overall effectiveness of, and ongoing enhancements to, those programs and policies, as appropriate; and
•reviewing and discussing compliance risks, the level of compliance risk, management actions on significant compliance matters and reports concerning our compliance with applicable laws and regulations.

The Safety Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq listing standards. A copy of the charter is available on the Corporate Governance section of the Company’s Investor Relations website at investors.robinhood.com/governance.

48	Robinhood 2022 Proxy Statement

Director Engagement
Meetings of the Board and Director Attendance
Overall Attendance at Board and Committee Meetings
During 2021, the Board held 21 meetings and committees held 12 meetings. During 2021, each incumbent director attended at least 75 percent of the aggregate of the total number of meetings of the Board and of the committees on which he or she served, held during the portion of the year for which he or she was a director or committee member.
Executive Sessions
Independent directors of our Board meet in regularly scheduled sessions without management. The Lead Independent Director chairs the executive sessions of the independent directors.
Policy for Director Attendance at Annual Meetings of Stockholders
It is the Company’s policy that directors are invited and encouraged to attend the annual meeting of stockholders. This annual meeting will be our first annual meeting of our stockholders as a public company.
Director Education and Orientation Program
The Company provides an orientation and continuing education process for Board members to enable them to stay current on developments related to their Board and committee service. Educational opportunities may include seminars, presentations, relevant materials, meetings with key management, and/or visits to Company facilities. The NomGov Committee is responsible for reviewing the Company’s programs relating to director orientation and continuing education from time to time.

New Director Orientation
As new directors join the Board, the Company provides a high-touch, customizable orientation and onboarding experience. At the end of their orientation, new directors should: know key information about Robinhood’s business, vision, strategy, leaders, and organization; feel excited about joining the Board, welcomed and supported as a new director, and well-informed about their responsibilities and duties as directors; and have access to resources, information, and contacts that will enable them to be effective in their role.

Continuing Education	The Company provides quarterly updates on continuing education opportunities and will reimburse Board members for the cost of any programs Board members attend.
Beyond the Boardroom	Throughout their service, our directors have discussions with each other and senior leadership of the Company outside of regularly scheduled Board and committee meetings in order to share ideas and perspectives, build relationships, and gain a deeper understanding of the Company’s business.
Board and Committee Evaluations
Under our Corporate Governance Guidelines, our Board and each committee is required to conduct an annual performance assessment. These assessments are intended to facilitate an examination and discussion by the Board and each committee of, among other matters, its effectiveness as a group in fulfilling its charter requirements and other responsibilities, its performance, and opportunities for improvement. The NomGov Committee will oversee the format and framework for each annual assessment and will utilize the results of the assessment process in recommending the characteristics and critical skills required of prospective candidates for election to the Board and making recommendations to the Board with respect to assignments of Board members to various committees.
CEO Evaluation
Our People Committee is responsible for annually reviewing the performance of our CEO. The People Committee initiated the evaluation process at the end of 2021 by discussing areas of focus with our Lead Independent Director, including our CEO’s development of Robinhood’s vision and strategy and his communication of the vision, execution against strategy, and leadership and team-building, with respect to both the executive team and the Board. Once these key areas were identified, our Lead Independent Director held confidential meetings with each director as well as with senior executives where he solicited feedback on those areas of focus. Our Lead Independent Director also met with our CEO to discuss his self-assessment of his performance and achievements. Following those meetings, the consolidated feedback was provided by our Lead Independent Director to our CEO and discussed with the Board in executive session.

Corporate Governance	49

Key Areas of Board Oversight
Oversight of Risk Management
Our Board plays an active role in overseeing management of our risks. The Board’s committees assist the Board in risk oversight by addressing specific matters within the purview of each committee.

Board of Directors Regularly reviews the Company’s strategy and management of associated risks, including being informed of risks through committee reports

Audit Committee Oversees our financial, reporting, and disclosure risks	NomGov Committee Oversees our corporate governance framework and ESG strategy and reporting efforts	People Committee Oversees risks relating to executive compensation plans and arrangements and human capital management	Safety Committee Oversees our enterprise risk management and regulatory compliance programs as well as management of material risks not allocated to the full Board or another committee

Management Responsible for day-to-day risk management processes

Internal Audit
Provides independent and objective assurance regarding the effectiveness of internal controls that mitigate current and emerging risks, in order to strengthen the internal controls ecosystem within the Company

Financial Compliance
Establishes and maintains the company’s compliance with internal control over financial reporting and SEC disclosure controls by advising on controls implementation and through routine testing of control effectiveness to mitigate financial reporting and disclosure risks
Enterprise Risk Management Establishes the principles for identifying, measuring, and monitoring the risks of the Company and its subsidiaries thus facilitating informed risk-based decisions

While each Board committee is responsible for evaluating and overseeing the management of certain risks, our full Board is regularly informed of such risks through committee reports and otherwise. Subject to Board oversight, management is responsible for our day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing our risks and our Board leadership structure supports this approach.
Succession Planning
The Board is responsible for maintaining a robust process for the succession of directors that is aimed at retaining an appropriate balance with respect to the expertise, experience, and diversity on the Board. For more details on what the NomGov Committee and Board considers in connection with director candidates, see page 42. In addition, in light of the critical importance of executive leadership to the success of the Company, the Board is responsible for working with senior management to ensure that effective plans are in place for management succession and, as part of that process, the CEO reports to the Board or a relevant committee from time to time on succession planning matters.
What is succession planning? Companies benefit from being able to move swiftly in times of change, and succession planning prepares companies for changes among executives and personnel. The Board is responsible for this planning at the director and CEO level and oversees it at other executive levels. Management is responsible for lower-level succession planning.

50	Robinhood 2022 Proxy Statement

Human Capital Management
Attracting, developing, and retaining diverse talent is critical to delivering on our mission. We strive for our workforce to reflect our customer base and communities everywhere. The People Committee provides oversight for the Company’s strategies, policies and/or efforts related to pay equity and human capital management.

Attracting Talent

Robinhood employees are the heart of our mission. We offer a wide range of benefits designed to ensure Robinhood employees are supported in and outside of work, and that we attract and retain the best talent. We provide tools, opportunities, and support for career and personal growth, as well as ongoing company initiatives to maintain strong employee engagement. At Robinhood, we actively work to develop an inclusive, equitable, and diverse culture of belonging.	We’re proud to be recognized as a great place to work by the following organizations	Certified as a ‘Great Place to Work®’ in the U.S. in 2021
Built In “Top Startups” for San Francisco and Colorado (Jan. 2021)
Glassdoor Best Place to Work in 2021

Growth, Motivation, Retention

Learning and Development
The professional development of our people is essential to the growth of our business. We aim to empower every Robinhood employee to reach their full potential. We invest in learning that develops job-specific skills and interpersonal and leadership capabilities.
Our efforts include
•offering sessions for all employees on critical topics including giving and receiving feedback, how to run a successful one-on-one meeting, managing remote-working relationships and self-led career development, to name a few;
•offering role-specific training, particularly for customer support associates;
•offering a variety of formal and informal development opportunities to our managers;
•continuously building required training content and processes to ensure we protect our customers, employees, and the company by making compliance everyone’s job; and
•providing opportunity to drive career development and education through our Employee Resource Groups (“ERGs”).

Employee Engagement
We seek to champion a culture that is open and honest. During our weekly all-hands meetings, every employee has the opportunity to ask a question to our senior leadership. To ensure we provide a rich experience for our employees, we measure employee sentiment on organizational culture, inclusion, and engagement and act on it to ensure our talent is engaged in our future success.

Why should investors care about human capital management? Human capital includes all of a workforce’sor a person’s training, skills, creativity, and other intangibles that make them productive and able to contribute to our business success. In a business that relies heavily on human capital, it is important to manage these elements effectively to enable continued growth.

Corporate Governance	51

Inclusion, Equity & Belonging (“IEB”)

Prioritizing an inclusive and equitable culture that attracts, motivates and retains diverse talent within our workplace is critical to delivering on our mission. As our customer base is incredibly diverse, we are building a company that will meet their needs. In February 2021, we hired a VP of IEB to drive our progress in this area and expand our IEB initiatives.
At Robinhood, inclusivity is core to our culture, and we seek to create an environment where all viewpoints are welcome. We strive to do this in four distinct ways:
•ensuring our workplace culture is accessible and respectful;
•broadening the diversity of our workforce at all levels;
•effectively serving non-traditional investors; and
•increasing financial literacy among underserved communities.
We value each of our employees, and their unique contributions as we build our company together.
As of April 5, 2022, approximately 60 percent of our employees are members of at least one of the following Robinhood ERGs led by members and allies who join together to support an inclusive workplace. Robinhood ERGs include: Asianhood, Black Excellence, Divergent, Latinhood, Parenthood, Rainbowhood, Sisterhood, Women in Tech, and Veterans at Robinhood. In addition to providing a supportive, safe space for many employees, Robinhood ERGs support specific business objectives that include recruiting, employee engagement, marketing and more.
We also utilize ERGs to welcome prospective employees through our Robinhood Ambassadors program. Employees are available to speak to candidates who want to learn more about working at Robinhood. This is one way we work to make Robinhood an inclusive workplace, and help our candidates feel a sense of belonging before they get here.
Robinhood Black Excellence

Robinhood Latinhood
Robinhood Parenthood
Robinhood Asianhood

Robinhood Veterans
Environmental, Social and Governance
Our mission is to democratize finance for all—and the goal of our ESG program is to help build a company you can be proud to invest with. We were proud to launch our first ESG report within two months of becoming a public company to deliver on this goal. Every day, we work to build products that create a more equitable world—for our customers, employees, and society as a whole.
What is ESG and why is it important? In the business context, ESG is the idea that environmental, social, and governance risks and opportunities are embedded into decision making along with financial considerations to create shared value. Integrating ESG into a business is not only the right thing to do, but can also help businesses to achieve long term, sustainable performance.

52	Robinhood 2022 Proxy Statement

Delivering on our Mission

Building for All of Our Customers
We are creating a modern financial services platform for everyone. Systemic barriers to investing, like expensive commissions, minimum balance requirements, and complicated, jargon-filled paperwork have dissuaded millions of people from feeling welcome or able to participate. Robinhood has set out to change this.
	2M+	Customers signed up for the crypto wallets waitlist, and were given access to wallets in early April 2022.
	23IPOs	Robinhood has partnered with 23 companies that have made their IPOs available to our customers through April 5, 2022.
	38issuers	Utilize our Say Connect platform, giving customers direct access to management teams, as of April 5, 2022.

Access and Inclusion
Robinhood was founded on the belief that everyone should be able to participate in our financial system, regardless of wealth, income, or background. We’ll continue to champion financial empowerment in all forms, and encourage those previously overlooked to take their first steps into the market.
	22.7M	Robinhood Net Cumulative Funded Accounts (as of December 31, 2021).
	>50%	Percentage of new 2021 Robinhood users who self-identify as first-time investors.
	>1/3	Customers on the platform are women (estimate based on 2021 survey*).

Education
Education is core to accomplishing our mission. We believe access to easy-to-understand investment information and education is fundamental to expanding participation in the U.S. financial system. That’s why we create educational content for everyone, no matter where they are on their investing journey.	9.8M	Number of web page views for educational articles on learn.robinhood.com in 2021.
	41M+	Snacks newsletter subscribers as of the fourth quarter of 2021. Snacks provides easily digestible financial news.
	In-app education	Launched in April 2021, our in-app education modules put learning the basics of investing at your fingertips.

*Please see the Appendix in this proxy statement for additional information.

Corporate Governance	53

Customer Support
Our radical customer focus means we exist to make customers happy. We are heavily investing in customer support in an effort to deliver the best possible experience to our customers, and we are committed to continuously improving our support functions as we scale. That’s why we launched 24/7 live phone support, giving customers the ability to get phone support at any time and on any topic. Robinhood was the first major crypto platform to provide 24/7 phone support.
Governing Responsibly
Robust governance and risk oversight systems ensure that we operate ethically and serve our stakeholders responsibly. We have expanded our Board to include six new independent directors in 2021 and 2022, including three prior to our IPO and three after the completion of our IPO. We are committed to having a Board that is diverse across professional and personal characteristics, as described on pages 29-31. The NomGov Committee oversees ESG disclosure and advises on strategy and related policies.
Operating Sustainably
We’ve started on a systematic effort to evaluate, quantify, and explore how to improve our environmental footprint. As a first step, in 2020, we worked with a third party consultant to undertake a greenhouse gas emissions study, in accordance with the Greenhouse Gas Protocol, using our 2019 fiscal year as a baseline. As we build on this initial assessment, it is our intention to develop an emissions reduction strategy and set goals, to take action to address our impact, and to continue reporting our progress. Our early efforts include:
•Our offices have energy efficient LED and motion-sensor lighting and walkable campuses, and we provide a variety of incentives to encourage public transportation, bicycles and electric vehicles.
•We primarily employ third party cloud infrastructure, along with a few co-located servers within third party data centers, to run our operations. We don’t own or operate any data centers. Our cloud providers have made or met carbon neutrality commitments.
•We apply waste reduction strategies, and reduce our water use through low flow toilets, water filling stations and less water intensive plants and landscaping. We recycle and compost at our executive campus.
To learn more about our programs, goals, and progress on ESG matters, visit our ESG website — esg.robinhood.com — and read our ESG report.
Other Governance Policies and Practices
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to establish the basis for the corporate governance of the Company and to comply with applicable law and the corporate governance listing standards of the Nasdaq Stock Market. The Corporate Governance Guidelines set our Board’s policy with respect to, among other things, conduct of Board meetings, director qualifications and tenure, Board diversity, term limits, director stock ownership requirements, leadership development, and succession planning. The Corporate Governance Guidelines can be found on the Corporate Governance section of the Company’s Investor Relations website at investors.robinhood.com/governance.
Code of Conduct
Our Board has adopted a Code of Conduct that applies to all of our officers, directors, employees and contingent workers, including our CEO, Chief Financial Officer, and other executive and senior officers. The Board has also adopted a Code of Ethics for Senior Financial Executives. The full text of both our Code of Conduct and our Code of Ethics for Senior Financial Executives is available on the Corporate Governance section of the Company’s Investor Relations website at investors.robinhood.com/governance. We will promptly disclose any future amendments to either the Code of Conduct or the Code of Ethics for Senior Financial Executives, as well as any waivers under either code, on our investor relations website or in a current or periodic report filed with the SEC within four days of the amendment or waiver.

54	Robinhood 2022 Proxy Statement

Policy Against Hedging and Pledging
The Company recognizes that hedging against losses in Company shares could disturb the alignment between stockholders and executives that the Company’s stock ownership policy and equity awards are intended to build. As a matter of Robinhood policy, all employees of, members of the Board of, members of the boards of managers of, and officers of, Robinhood and their family members and their controlled entities (together, “covered persons”) are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, with the purpose or effect of limiting or eliminating economic risks associated with owning our securities. “Our securities” for purposes of this paragraph includes all securities that Robinhood has issued, including common stock and warrants to purchase common stock (and any other securities that Robinhood may issue in the future, including but not limited to, preferred shares, notes, and debentures) as well as any derivative financial instruments pertaining to Robinhood’s securities, whether or not issued by Robinhood, such as options and forward contracts as well as any such securities issued by Robinhood Markets, Inc. or any subsidiary of Robinhood Markets, Inc. In addition, covered persons are not permitted to hold or trade in derivative securities related to our securities, such as put and call options or forward transactions. Restricted stock units (“RSUs”), employee stock options, and other derivative securities granted to insiders under our equity incentive plans are excluded from this rule (but are generally nontransferable according to their terms). Covered persons are also not permitted to pledge our securities and are prohibited from purchasing our securities on margin and/or holding Robinhood Securities in accounts that are authorized for margin trading.
Communications with Directors
The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-employee directors as a group, any Board committee or any chair of any committee by mail or electronically. To communicate with the Board or any member, group or committee thereof, correspondence should be addressed to the Board or any member, group or committee thereof by name or title. All such correspondence should be sent to Robinhood Markets, Inc., “Attention: Corporate Secretary” at 85 Willow Road, Menlo Park, California 94025 or electronically to CorporateSecretary@robinhood.com.
Communications regarding accounting, internal accounting controls, or auditing matters may be reported to the Audit Committee using the above address. All communications received as set forth above shall be opened by the office of the Corporate Secretary for the purpose of determining whether the contents represent an appropriate message to the Company’s directors. Materials that are not in the nature of advertising, solicitations, or promotions of a product or service and that are not patently offensive shall be forwarded to the Chair of the Board and the Lead Independent Director (if applicable) or, if the communication is confidential or should otherwise be restricted, to the identified directors or the directors who are members of the group or committee to which the envelope is addressed.
Director Compensation
Pre-IPO
Prior to our IPO, we did not have a formal non-employee director compensation program. None of our non-employee directors were paid any cash compensation for their service as directors prior to the IPO. In connection with joining our Board prior to the IPO, Mr. Rubinstein, Mr. Zoellick, and Ms. Loop were granted RSUs in respect of 72,446, 36,223 and 36,223 shares of our Class A common stock, respectively, which are scheduled to vest over four years following the grant date in equal quarterly installments, subject to the director’s continued service with Robinhood through each scheduled vesting date. Mr. Rubinstein’s grant amount differed from those of Mr. Zoellick and Ms. Loop because he was recruited to serve as our Lead Independent Director and in recognition of the additional responsibilities relating to that position.
Post-IPO
In connection with our IPO, the Board surveyed director compensation arrangements at our peer group companies with the assistance of our independent compensation consultant, Pay Governance, and adopted a Non-Employee Director Compensation Program. The Non-Employee Director Compensation Program specifies the compensation paid to our non-employee directors following the IPO and is intended to attract and retain, on a long-term basis, exceptional directors. We intend to periodically evaluate our Non-Employee Director Compensation Program as part of our regular review of our overall compensation program and strategy.

Corporate Governance	55

Under our Non-Employee Director Compensation Program, each non-employee director receives cash and equity compensation for service on our Board. Each non-employee director is entitled to receive an annual cash retainer fee of $50,000, payable quarterly in arrears. In addition, the non-executive chair of our Board, Lead Independent Director, committee chairs, and committee members are entitled to receive annual cash retainers, payable quarterly in arrears, as shown below:

Director Retainer

Other Retainers

Committee Retainers

Audit Committee
$25,000
$10,000
People and Compensation Committee
$20,000
$8,500
Nominating and Corporate Governance Committee
$12,000
$5,000
Safety, Risk and Regulatory Committee
$20,000
$8,500
Chair
Member

Each non-employee director may elect to have his or her cash retainers paid in the form of equity, either as fully vested shares of Class A common stock or fully vested RSUs (with deferred settlement) in respect of Class A common stock. Elections must be made in advance. Each director who elects equity in lieu of cash will automatically be granted a number of shares or RSUs, as applicable, each quarter equal to the amount of his or her quarterly retainer divided by the closing price per share of our Class A common stock on the grant date, which is generally the last day of the calendar quarter for which the retainer would otherwise have been paid.
Each person who becomes a non-employee director following our IPO will receive an automatic initial award of a number of RSUs determined by dividing $225,000 by the grant date closing price of our Class A common stock. This initial award will vest in equal quarterly installments over three years, subject to the non-employee director providing services through each applicable vesting date. Additionally, on the date of each annual meeting of our stockholders following the effective date of the Non-Employee Director Compensation Program, each non-employee director continuing as a director after the meeting will automatically be granted a number of RSUs determined by dividing $225,000 by the grant date closing price of our Class A common stock. Any non-employee director who joins our Board between annual meetings will automatically be granted a prorated annual award of RSUs for the first partial year of service. Annual grants will vest in equal quarterly installments over one year, subject to the non-employee director providing services through each applicable vesting date (with the final tranche scheduled to vest the day before the next annual meeting, and with prorated annual grants vesting in tandem with the full-year annual grants). Each non-employee director may also elect to defer the settlement of equity compensation by completing and filing a deferral election form. Any such deferred compensation will be settled at the time specified in the director’s deferral election form.
The terms of our non-employee directors’ RSUs (whether granted pre-IPO or post-IPO) provide for full acceleration of any outstanding but unvested RSUs upon a change in control of Robinhood.

56	Robinhood 2022 Proxy Statement

Director Compensation Table
The following table presents fiscal year 2021 compensation information for Robinhood’s non-employee directors who served during any part of the year. Robinhood’s two employee directors during 2021, Mr. Tenev and Mr. Bhatt, received no additional compensation for their service on the Board.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Current Directors:
Frances Frei(5)	—	361,275	—	361,275
Paula Loop(6)	34,490	1,499,994	1,153	1,535,637
Jonathan Rubinstein(7)	—	3,039,997	1,153	3,041,150
Scott Sandell(8)	—	32,431	—	32,431
Dara Treseder(9)	10,526	361,220	—	371,746
Robert Zoellick(10)	33,043	1,499,994	1,153	1,534,190
Former Directors:
Jan Hammer(11)	—	—	—	—
(1)Represents amounts paid in respect of Board service in 2021. Cash amounts differ, in part, because some directors elected pursuant to our director compensation program to receive RSUs in lieu of their quarterly cash fees for Board and committee service (see “—Director Compensation” above) and directors joined the Board at different points during the year.
(2)Represents the aggregate grant date fair value of each director’s RSU awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification™ Topic 718 Compensation—Stock Compensation (“FASB ASC 718”). These amounts represent only the grant date fair value for accounting purposes and do not reflect whether the director has actually realized a financial benefit from the awards (such as by vesting in stock). For information on the assumptions used in the grant date fair value computations, refer to the following sections of our 2021 Form 10-K: “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates”; Note 1 to our consolidated financial statements—“Description of Business and Summary of Significant Accounting Policies—Share-based Compensation”; and Note 12 to our consolidated financial statements—“Mezzanine Equity, Common Stock and Stockholders' (Deficit) Equity—Equity Incentive Plans.”
(3)Unvested RSUs at Year-End. The number of unvested RSUs held on December 31, 2021 by each person listed in the table above was as follows:

•Frances Frei: 10,084 unvested RSUs •Paula Loop: 33,960 unvested RSUs •Jonathan Rubinstein: 63,391 unvested RSUs •Scott Sandell: 0 unvested RSUs	•Dara Treseder: 10,365 unvested RSUs •Robert Zoellick: 31,696 unvested RSUs •Jan Hammer: 0 unvested RSUs
Vested but Unpaid RSUs at Year-End. Our Non-Employee Director Compensation Program provides that non-employee directors may elect to defer payment of RSUs (i.e., to defer settlement and delivery of vested shares) in some circumstances. The number of vested but unpaid RSUs held on December 31, 2021 by each person listed in the table above, if applicable, was as follows:

•Jonathan Rubinstein: 1,757 vested but unpaid RSUs	•Scott Sandell: 1,392 vested but unpaid RSUs
(4)Amounts presented in the “All Other Compensation” column for Ms. Loop, Mr. Rubinstein, and Mr. Zoellick consist of payment by the Company of legal fees incurred for their benefit in connection with their onboarding in the second quarter of 2021 in the aggregate amount of $3,460 (or $1,153 each).
(5)Professor Frei joined the Board on November 15, 2021 and on that day automatically received under our Non-Employee Director Compensation Program (a) an initial award of 6,435 RSUs, which had a grant date fair value of $224,968, and (b) a pro-rated annual award of 3,649 RSUs, which had a grant date fair value of $127,569. Professor Frei also elected to receive her quarterly Board and committee fees for 2021 in the form of stock in lieu of cash. Accordingly, we granted Professor Frei an award of 492 fully vested shares on December 31, 2021, which had a grant date fair value of $8,738.
(6)Ms. Loop joined the Board on June 17, 2021 and on that day was granted an initial award of 36,223 RSUs, which had a grant date fair value of $1,499,994.
(7)Mr. Rubinstein joined the Board on May 28, 2021 and on that day was granted an initial award of 72,446 RSUs, which had a grant date fair value of $2,999,989. Mr. Rubinstein also elected to receive his quarterly Board and committee fees for 2021 (post-IPO) in the form of RSUs in lieu of cash. Accordingly, we granted Mr. Rubinstein an award of 362 RSUs on September 30, 2021, which had a grant date fair value of $15,233, and an award of 1,395 RSUs on December 31, 2021, which had a grant date fair value of $24,775.

Corporate Governance	57

(8)Mr. Sandell elected to receive his quarterly Board and committee fees for 2021 (post-IPO) in the form of RSUs in lieu of cash. Accordingly, we granted Mr. Sandell an award of 317 RSUs on September 30, 2021, which had a grant date fair value of $13,339, and an award of 1,075 RSUs on December 31, 2021, which had a grant date fair value of $19,092. Mr. Sandell was originally elected to the Board in the years prior to the IPO as a representative of New Enterprise Associates (“NEA”), a venture capital firm with investments in the Company, and receives compensation, secondary indemnification, and liability insurance coverage from NEA pursuant to pre-existing arrangements.
(9)Ms. Treseder joined the Board on November 1, 2021 and on that day automatically received under our Non-Employee Director Compensation Program (a) an initial award of 6,456 RSUs, which had a grant date fair value of $224,992, and (b) a pro-rated annual award of 3,909 RSUs, which had a grant date fair value of $136,229.
(10)Mr. Zoellick joined the Board on May 28, 2021 and on that day was granted an initial award of 36,223 RSUs, which had a grant date fair value of $1,499,994.
(11)Mr. Hammer waived any compensation from Robinhood for his Board service. He resigned from the Board effective December 31, 2021. Mr. Hammer was originally elected to the Board in the years prior to the IPO as a representative of Index Ventures (“Index”), a venture capital firm with investments in the Company, and received compensation from Index pursuant to pre-existing arrangements.
Director Stock Ownership Guidelines
The Board has adopted stock ownership guidelines for our non-employee directors. The stock ownership requirements established by the Board provide that each non-employee director should own at least a specified amount of Robinhood Stock or other Qualifying Equity Securities (as defined below). Under the policy, the ownership requirement for non-employee directors is as follows:
What are stock ownership guidelines and why do companies have them? These require directors and/or management to maintain minimum levels of stock ownership in the company—this guides directors to think like owners and helps align their interests with stockholder interests.
The policy sets the ownership guideline at five times the annual Board cash retainer, or $250,000 in 2022 based on the Board’s current annual cash retainer of $50,000.
“Qualifying Equity Securities” include common stock of the Company and vested RSUs or performance units held by the director or any immediate family members living in his or her household or by a trust under which he or she or such immediate family member is a beneficiary. Compliance with this policy is assessed at the end of each fiscal year and is measured based on the average closing price of the Company’s Class A common stock over the last twenty (20) trading days of such year. Each non-employee director has five years from the later of (a) the date he or she joined the Board or (b) the date of the IPO to satisfy the stock ownership obligation. The stock ownership guidelines promote stockholder alignment and will be periodically evaluated by the People Committee. As of the end of 2021:
•Mr. Rubinstein has satisfied the non-employee director ownership guidelines; and
•Professor Frei, Ms. Loop, Mr. Sandell, Ms. Treseder, and Mr. Zoellick will each be required to satisfy the non-employee director ownership guidelines by the deadline described above.
The Company’s stock ownership policy for executive officers is described in the section “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines.”

58	Robinhood 2022 Proxy Statement

Executive Officers

Executive Officers
Executive officers are elected by and serve at the discretion of the Board.
The names of our current executive officers, their ages as of May 2, 2022, and their positions with the Company are set forth in the table below, followed by certain other information about them:
What is an executive officer? This is a term of art defined by the Securities and Exchange Commission and covers a company’s president and any vice president in charge of a principal business unit, division or function (e.g. sales, administration or finance), and any other person who performs a policy making function.

Name	Age	Position
Vladimir Tenev	35	Co-Founder, Chief Executive Officer, President, and Director
Baiju Bhatt	37	Co-Founder, Chief Creative Officer, and Director
Aparna Chennapragada	45	Chief Product Officer
Daniel Gallagher	49	Chief Legal, Compliance, and Corporate Affairs Officer
Gretchen Howard	49	Chief Operating Officer
Jason Warnick	50	Chief Financial Officer
Please refer to “Proposal 1—Election of Directors—Biographical Descriptions: Continuing Directors” for information on Mr. Tenev and Mr. Bhatt.

Aparna Chennapragada has been our Chief Product Officer since April 2021. Prior to joining Robinhood, Ms. Chennapragada was a Vice President at Google Inc., a technology company, where she held various positions over 12 years from July 2008 to April 2021. Most recently, Ms. Chennapragada led consumer shopping platforms and experiences across Google. She also drove Google’s visual search and augmented reality efforts, served as Senior Director and Technical Assistant to the CEO, led Google Now, and worked on many areas in Google Search and YouTube. Ms. Chennapragada previously served on the board of directors of Capital One, a banking corporation, from March 2018 to March 2021. Ms. Chennapragada holds an M.S. in Management and Engineering from the Massachusetts Institute of Technology, an M.S. in Computer Science from the University of Texas at Austin, and a B.Tech in Computer Science from the Indian Institute of Technology, Madras.

Aparna Chennapragada

Daniel Gallagher has been our Chief Legal, Compliance, and Corporate Affairs Officer since January 2022 and our Chief Legal Officer since May 2020, and was a member of our Board from October 2019 to April 2020. Mr. Gallagher served as a Commissioner of the SEC, from November 2011 to October 2015, and held several prior positions on the SEC staff from 2006 until being appointed as a Commissioner, including as co-acting director of the Division of Trading and Markets from April 2009 to January 2010. Before joining Robinhood, Mr. Gallagher was a Partner and the Deputy Chair of the Securities Department at Wilmer Cutler Pickering Hale and Dorr LLP, a law firm, from September 2019 to May 2020; the Chief Legal Officer at Mylan N.V., a global pharmaceutical company, from April 2017 to May 2019; and the President of Patomak Global Advisors, a financial services consulting firm, from January 2016 to April 2017. Mr. Gallagher currently serves on the boards of the National Association of Corporate Directors, a non-profit, and Symbiont.io, Inc., a private developer of fintech applications using blockchain technology, as well as on the advisory board of Rally Rd., a private platform for trading equity shares in collectible assets. Previously he was a non-executive director of the Irish Stock Exchange, from February 2016 to March 2018. Mr. Gallagher holds a J.D. from The Catholic University of America, Columbus School of Law and a B.A. from Georgetown University.

Daniel Gallagher

60	Robinhood 2022 Proxy Statement

Gretchen Howard has been our Chief Operating Officer since July 2019 and served as our Vice President of Operations from January 2019 to July 2019. Prior to joining Robinhood, Ms. Howard was a Partner with CapitalG, the private equity fund of Google Inc., a technology company, from 2014 to 2019. Before CapitalG, Ms. Howard held various positions at Google, including as the co-site lead of Google’s San Francisco office and as a Managing Director of Sales & Business Operations. Prior to joining Google in 2006, Ms. Howard served as Vice President of Market Development and Field Sales for Fidelity Investments, an investment management company, from 2002 to May 2006. She started her career working in consulting, helping companies implement new technology strategies. Ms. Howard has served on the boards of directors of Macondray Capital Acquisition Corp I, a special purpose acquisition company, since June 2021, and AllTrails, LLC, a private mobile app developer for outdoor fitness, since March 2020, as well as on the board of trustees of Williams College, since July 2018. Ms. Howard holds an M.B.A. from Harvard Business School and a B.A. from Williams College.

Gretchen Howard

Jason Warnick has been our Chief Financial Officer since December 2018. Prior to joining Robinhood, Mr. Warnick worked at Amazon.com, Inc., an e-commerce company, from April 1999 to November 2018, most recently as Vice President, Finance from 2011 to 2018. At Amazon, Mr. Warnick served as chief of staff to the CFO and held a variety of responsibilities, including with respect to finance, investor relations, audit, enterprise risk, and benchmarking. Mr. Warnick holds a B.A. in Accounting from Western Washington University.

Jason Warnick

Executive Officers	61

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes our 2021 compensation program for our NEOs. As described below under “2021 Compensation Context,” compensation decisions relating to our NEOs and discussed in the CD&A primarily occurred prior to our IPO, at which time our executive compensation program was overseen by our pre-IPO Board. Following the IPO, our Board established its People Committee, which now oversees our executive compensation programs.
Named Executive Officers
Our NEOs for 2021 are:
•Vladimir Tenev, Co-Founder, Chief Executive Officer, and President;
•Baiju Bhatt, Co-Founder and Chief Creative Officer;
•Jason Warnick, Chief Financial Officer;
•Aparna Chennapragada, Chief Product Officer;
•Gretchen Howard, Chief Operating Officer; and
•Christina Smedley, Former Chief Marketing and Communications Officer.

What is a named executive officer or NEO? NEOs are the executives whose compensation is described in the company’s proxy statement. These individuals are a company’s CEO, CFO, and the other three most highly paid executive officers. NEOs also include up to two former executives who departed during the year if they were paid more than the lowest of the other three executive officers.
Mr. Tenev and Mr. Bhatt co-founded Robinhood in 2013 and we sometimes refer to them as our “Co-Founders.” We refer to the other executives above as “non-founder NEOs.” Ms. Smedley served as our Chief Marketing and Communications Officer until September 2021 and separated from the Company in January 2022.
2021 Business Highlights

Net Cumulative Funded Accounts (“NCFA”)	Total Net Revenues
•Over 10 million net funded accounts added in 2021 •22.7 million NCFA at year-end 2021 •81% growth in 2021 compared to prior year	•$1.8 billion in total net revenues for 2021 •89% growth in 2021 compared to prior year
Robinhood had a momentous year in 2021, nearly doubling the number of customers on our platform, making critical investments in our team and infrastructure to support long-term growth, rolling out key products and services, and achieving the milestone of becoming a publicly-traded company in July 2021. As described below, these achievements not only contribute to our Company’s growth and position us to generate value for our stockholders, but support and advance our mission to democratize finance for all.
We are proud to have added over 10 million net funded accounts to Robinhood in 2021, with over half of those customers new to investing. We experienced tremendous growth from unprecedented market volatility in January and a Dogecoin rally in April, resulting in record revenues in the first and second quarters of 2021.
The Company experienced reputational harm when we had to restrict customers’ ability to buy certain stocks (including GameStop Corp. and AMC Entertainment Holdings, Inc.) temporarily in January 2021 to ensure we could continue meeting clearinghouse deposit requirements (the “Early 2021 Trading Restrictions”). These temporary trading restrictions impacted some of our customers, and we have taken action to earn back their trust, including by rolling out 24/7 live phone support as described below. We have also invested in system reliability and taken steps to strengthen our business resilience to ensure we can keep serving customers at scale.

In February 2021 we raised $3.5 billion through an issuance of convertible notes and are now strongly capitalized, with Robinhood Securities’ regulatory net capital position at $2.8 billion at the end of 2021, well in excess of the clearinghouse deposit requirements that triggered the trading restrictions.

62	Robinhood 2022 Proxy Statement

After our record growth in the first half of 2021, we finished the year with 22.7 million net cumulative funded accounts and $1.8 billion in annual revenue, up 81 percent and 89 percent year-over-year, respectively.
During 2021 we also made significant progress on key strategic initiatives, including investing heavily in our platform which has increased our service reliability and uptime. We also made huge strides in customer service, including the launch of 24/7 live phone support for all logged-in users, giving customers the ability to get phone support at any time and on any topic. We more than doubled the size of our team, including in important areas like engineering, product, customer service, and compliance. These investments have firmed up the foundations of our Company, improving the customer experience and putting ourselves in a strong position to accelerate future growth.
We also delivered on key product developments in 2021 that bolster our long-term growth opportunities and advance our mission, including:
•Rolling out a test program for crypto wallets, which we delivered to all customers in early 2022;
•Launching Crypto Gifts and recurring crypto investments;
•Introducing IPO Access, which allows everyday investors at Robinhood the chance to participate in IPOs at the IPO price;
•Helping to give customers a voice with the companies they invest in through the acquisition of Say Technologies and the integration of its Q&A platform into the Robinhood app;
•Introducing first trade recommendations, which helps new customers who have yet to place a trade get started with a diversified ETF portfolio based on their risk profile and investment objectives; and
•Launching support for inbound transfers through the Automated Customer Account Transfer Service (“ACATS”) at the end of the year to a small set of customers, and gradually expanding its availability to all customers in 2022.
We’re making great progress on our mission to democratize finance for all, and we look forward to continuing to deliver on our mission in 2022 and beyond.
2021 Executive Compensation Highlights
Context for 2021 Compensation Decisions
We became a publicly traded company upon our IPO in the third quarter of 2021. As a result, the majority of executive compensation decisions for 2021 were made by our pre-IPO Board in view of the Company’s strategic and growth objectives for the year both leading up to and following our IPO. The discussion of compensation decisions for 2021 that follows in this CD&A largely reflects decisions made prior to our IPO by the Board at the time, including the independent directors on our pre-IPO Board, namely Mr. Sandell and Mr. Hammer (the “Pre-IPO Independent Directors”). Following the IPO, our Board established its People Committee, which oversaw all 2021 compensation decisions following the IPO and continues to oversee our executive compensation programs.
Laying a Foundation for Growth
Given the stage of our growth and our IPO during 2021, compensation decisions made for 2021 included several non-recurring compensation actions designed both to strengthen our foundation for future success and to incentivize our leaders to achieve significant long-term stock-price growth, directly aligning their interests with those of our stockholders.
•Granted market-based awards to our Co-Founders to incentivize ambitious long-term stock price growth: As discussed below under “Market-Based PSU Awards for Our Co-Founders,” the Pre-IPO Independent Directors made a strategic decision to grant performance-based equity with a series of payout structures that will incentivize our Co-Founders to achieve ambitious long-term stock price growth.
•Reduced Co-Founder cash compensation to more heavily emphasize equity compensation: The Pre-IPO Independent Directors agreed with a suggestion from our Co-Founders to reduce the Co-Founders’ salaries from $400,000 to $34,248 each, reflecting the median wage for individuals in the United States (as reported by the Social Security Administration for 2019, the most recent year for which data was available when this decision was made).
•Recruited our Chief Product Officer: In April 2021, our Chief Product Officer, Aparna Chennapragada, joined us. To incentivize her to join the Company and account for forfeited compensation at her prior role, we offered Ms. Chennapragada a $1.0 million sign-on bonus and a sign-on equity award with an intended value of $30.0 million, subject to multi-year vesting requirements.
•Adjusted salaries for our non-founder NEOs: Salaries for our non-founder NEOs were increased from $400,000 to $550,000 to better reflect competitive market positioning for their roles among comparably sized public companies.

Executive Compensation	63

•Provided cash bonuses to non-founder NEOs: The People Committee reviewed the performance of the Company and individual NEOs and approved an aggregate total of $400,000 in bonuses to our continuing non-founder NEOs in recognition of their 2021 accomplishments, including the IPO.
•Adopted several corporate governance best practices: In connection with our IPO, we introduced stock ownership guidelines for our executives and directors and a robust compensation recovery (“clawback”) policy that includes the ability to recover pay for detrimental conduct, as well as in the event of a restatement.
2022 Executive Compensation Program
Establishing a More Regular Compensation Program
The People Committee reviews our executive compensation program on a regular basis with respect to competitive market practices, our strategic objectives, and our pay-for-performance philosophy. The most recent review occurred in March 2022 and resulted in the following compensation-related decisions for 2022, which are intended to drive performance on strategic and financial goals that are of near-term priority to the Company and ultimately to drive stockholder value creation:
•No base salary increases: The People Committee reviewed the base salaries of our continuing NEOs and determined to leave them unchanged for 2022.
•Introduced an objective performance-based annual incentive bonus for non-founder NEOs: Beginning in 2022, our continuing non-founder NEOs will be eligible for a target annual incentive bonus of 50 percent of salary. The payout will be based on Company performance against two equally weighted goals with respect to a key growth metric, Net Cumulative Funded Accounts, and a key profitability metric, Adjusted EBITDA.
•No new equity awards for the Co-Founders: The People Committee determined not to grant any new equity awards to the Co-Founders, consistent with the intent in awarding the Market-Based PSUs that no new equity awards would be granted to them during the remaining seven years of the PSUs’ performance period (subject to certain potential exceptions described below).
•Commenced an annual equity refresh cycle for non-founder NEOs: The People Committee granted new time-based equity awards to our continuing non-founder NEOs—their first refresh grant since 2020—vesting in 16 equal quarterly installments over four years. The grant date fair value of the refresh award was $5.0 million each for Mr. Warnick, Ms. Chennapragada, and Ms. Howard.
•Granted one-time awards with delayed vesting for non-founder NEOs: The People Committee made a one-time award of time-based RSUs to continuing non-founder NEOs in order to provide a long-term incentive. These awards are intended to acknowledge the executives’ efforts that will be required in 2022 and beyond to grow our stock price, but these awards do not pay out for several years (i.e., unless the executives succeed and remain with us over the long term). The grant date fair values of these one-time awards were approximately $1.0 million for Mr. Warnick with no vesting until the second quarter of 2025, $2.5 million for Ms. Chennapragada with no vesting until the third quarter of 2025, and $1.0 million for Ms. Howard with no vesting until the second quarter of 2025. After the delay, each award vests in four equal quarterly installments.
Executive Compensation Philosophy and Objectives
We operate in a highly competitive and rapidly changing market environment. We believe that for us to be successful, we must be able to hire and retain talented and dynamic executives who can drive growth in our business, foster industry leadership, and create an inclusive and innovative environment while aligning with the long-term interests of our stakeholders. The guiding principles underpinning our compensation program design and decisions are:

PAY FOR PERFORMANCE	MARKET COMPETITIVE	CLARITY AND SIMPLICITY	FOCUS ON OWNERSHIP

weight the largest portion of compensation in the form of long-term incentives to support the achievement of Company objectives and enhance the linkage between executive and stockholder interests.	ensure our compensation programs are competitive to market to enable us to attract and retain diverse, talented and experienced executives who can deliver successful business performance and drive long-term stockholder value.	design compensation programs and practices that are easily understood and that encourage our employees to focus on achieving key business objectives.	incentivize long-term entrepreneurial thinking so our employees and executives will act like owners.

64	Robinhood 2022 Proxy Statement

Compensation and Governance Practices

What We Do	What We Do Not Do

Link pay and performance by providing significant portion of compensation in the form of variable, at-risk incentives.	No single trigger acceleration for executive officers in connection with a change-in-control for annual and new hire awards granted in 2021 or later.
Promote long-term focus through multi-year vesting of our equity.	No excessive executive perquisites such as executive-only club memberships or medical benefits. We provide certain personal security arrangements that we consider necessary for the Company’s benefit.
Maintain a stock ownership policy that reinforces the alignment of executive and stockholder interests.
Maintain a robust clawback policy on cash and equity incentives.	No tax gross ups for “excess parachute payments.”
Use an independent compensation consultant.	No fixed-term employment agreements.
Prohibit pledging of, and hedging against losses in, Robinhood securities.	No encouragement of unnecessary or excessive risk taking.

Elements of Compensation
The primary elements of our 2021 executive compensation program consist of base salary, annual cash incentives, and long-term equity incentive awards. The pay mix varies greatly between our Co-Founders and non-founder NEOs, in part because we made a non-recurring, strategic equity award to our Co-Founders in 2021 as described under “Market-Based PSU Awards for Our Co-Founders” below. In 2021, we also paid additional compensation to certain NEOs in connection with their hiring, retention, and/or severance, as described under “2021 Executive Compensation Program.” Several of our NEOs did not receive any long-term incentive awards in 2021 as we did not have a general, annual refresh program for NEOs in 2021.

Compensation Type	Key Features

Base Salary
Fixed level of compensation for expected day-to-day responsibilities
Adjustments are considered annually, and more frequently as appropriate, based on performance, scope of responsibility, time in role, experience, and competitive market

Annual Cash Incentive	Provide incentive opportunities based on Company and individual performance and as an inducement for joining the Company

Long-Term Equity Incentives
Reinforce the importance of a long-term ownership orientation, create alignment with our stockholders, and promote retention
Equity-based compensation is the most significant portion of compensation for our executives

2021 Executive Pay Mix
In 2021, a significant portion of executive compensation for our NEOs was incentive based—either at risk and/or linked to the value of our stock—including cash-based annual incentives and equity-based long-term incentives. Specifically, 99.7 percent of each Co-Founders’ compensation was incentive-based and 59.5 percent of our non-founder NEOs’ compensation, on average, was incentive-based. (We expect that incentive-based awards will comprise a larger percentage of non-founder NEOs’ total pay in 2022.)
What is equity compensation? Equity compensation is a non-cash form of pay offered to employees that represents an ownership opportunity in the company. Equity compensation is stock-based, and may include stock options, restricted stock units, and performance stock units tied to outcomes on performance metrics.

Executive Compensation	65

Market-Based PSU Awards for Our Co-Founders
In determining compensation for our Co-Founders, our Pre-IPO Independent Directors took a thoughtful and highly strategic approach to ensuring tight alignment between their compensation and the experience of our stockholders over the long‑term. To that end, in the lead-up to the IPO, our Pre-IPO Independent Directors approved an award structure with a series of potential performance share vesting opportunities for our Co-Founders to incentivize and reward ambitious stock‑price growth over the long-term. This structure comprises two awards: a 2021 award, and a 2019 award that was restructured in the context of our IPO. We call these awards “Market-Based PSUs.”
The incentive opportunities provided by the Market-Based PSUs are expected to be in lieu of any future equity awards to our Co-Founders for the remaining seven years of the performance period and the People Committee does not intend to grant additional equity to them during that time (unless there are significant changes in our circumstances or business that our Board or People Committee determines would merit granting additional awards to the Co‑Founders).
The full value of the Market-Based PSUs is realizable only if the Company achieves highly ambitious share price goals over a multi-year period. Core features include:
•Any vesting requires ambitious stock-price growth. These awards do not vest or realize any value unless and until we achieve and sustain ambitious stock price goals. There are nine remaining goals, ranging from about $50 per share to $300 per share. Only as we achieve each goal, do our Co-Founders become eligible to vest in the shares allocated to that goal (as listed on pages 70-71).
•Goal achievement requires sustained stock price performance. It is not enough for our stock to briefly reach a target price post-IPO. The target price must be sustained on average for 60 trading days in order for shares to vest.
•These are long-term, multi-year awards. The performance period for these awards runs for seven more years, through May 26, 2029. Although we are required to show the up-front accounting value in the Summary Compensation Table, the awards will not pay out unless the Co-Founders grow our stock price for the benefit of all investors over this long-term period.
•Almost all of the awards remain unvested, providing a long-term incentive. To date, only the lowest stock price goal has been achieved, so these awards continue to provide highly meaningful long-term performance incentives. Our IPO price of $38 per share satisfied the $30.45 goal, which was the lowest of the ten goals. The next goal is to reach a sustained price of $50.75 per share in order for our Co-Founders to start vesting in the next tranche of Market Based PSUs. The awards then define a series of goals at $102, $120, $150, $180, $210, $240, $270, and $300 per share.
•We followed a thorough Board and stockholder approval process. These payout structures were designed by the Pre-IPO Independent Directors in consultation with Compensia (an independent compensation consultant engaged solely for this project). The awards were unanimously approved by the Pre-IPO Independent Directors, ratified by a majority of our disinterested pre-IPO stockholders, and described in detail in our IPO prospectus.

What are incentive awards? Incentive awards motivate executives to achieve results. Incentive awards are a form of compensation that is designed to deliver value only if performance objectives are achieved (on key financial, operational, or strategic objectives) and/or based on our stock price.

66	Robinhood 2022 Proxy Statement

The outstanding unvested Market-Based PSUs are illustrated in the following graph. The vertical bars show the cumulative number of shares that will have vested for each Co-Founder upon achievement of each price goal. The solid line shows the Total Stockholder Return (or TSR) that will be realized by IPO investors (from the $38 IPO price) at each price goal.
Market-Based PSUs

Sustained Stock Price Goal	$50.75	$101.50	$120	$150	$180	$210	$240	$270	$300
Implied Market Value of Robinhood	$44.3B	$89.3B	$107.3B	$134.8B	$162.6B	$190.8B	$219.3B	$248.1B	$277.3B
Incremental Stockholder Value Creation	$11.1B	$45.1B	$17.9B	$27.5B	$27.8B	$28.2B	$28.5B	$28.8B	$29.2B
Total Stockholder Return (vs. IPO price)	34%	167%	216%	295%	374%	453%	532%	611%	689%

Incremental Vesting Value as % of Incremental Stockholder Value Creation
Tenev	1.9%	1.6%	1.9%	1.6%	2.1%	2.5%	2.8%	3.1%	3.4%
Bhatt	1.9%	1.6%	1.1%	0.9%	1.3%	1.5%	1.7%	1.9%	2.0%

The chart to the right shows the vesting value that would be received by our Co-Founders in the aggregate upon full
vesting of all price goals from $50.75 to $300 per share,
as a portion of the incremental value created for all
stockholders at $300 per share (in excess of the
IPO Price of $38 per share and based on common
stock outstanding on April 5, 2022 plus shares
vesting under these PSUs).
For additional details on the Market-Based PSUs,
see “2021 Executive Compensation Program—Long-
Term Incentive Equity Awards—Market-Based PSUs” below.

Co-Founders' Vesting Value
3.8%
Total Incremental Stockholder Value: $244B
Other Stockholders' Value Increase
96.2%

Executive Compensation	67

2021 Executive Compensation Program
Robinhood’s executive compensation program is heavily weighted toward equity-based compensation, to create significant stockholder alignment. The Board and the People Committee believe that our executives will be motivated to make their greatest contributions to the Company if a substantial portion of their compensation is tied to the Company’s stock price or other performance goals. To that end, prior to our IPO, as further described above and below, our Board designed our executive compensation program to be significantly weighted on long-term equity incentives that motivate and reward the Co-Founders for attaining ambitious performance goals and creating stockholder value, and also granted equity-based awards to certain non-founder NEOs to similarly drive pay-for-performance and stockholder alignment.
Base Salaries
In general, base salary determinations are considered each year as part of the Board’s or People Committee’s review process as well as upon a promotion or other change in job responsibility. In December 2020 and March 2021, the Board reviewed the base salaries of our NEOs and approved changes as outlined below based on its assessment of the factors described in “Determining Compensation Levels” below:

Executive	Annual Salary Rate (at Year End)		Annual Salary Rate (Decrease) Increase	Actual Salary Paid in 2021*
	2020	2021
Vladimir Tenev	$400,000	$ 34,248	(91)%	$244,125
Baiju Bhatt	$400,000	$ 34,248	(91)%	$244,125
Jason Warnick	$400,000	$550,000	38%	$542,569
Aparna Chennapragada	N/A	$550,000	N/A	$368,077
Gretchen Howard	$400,000	$550,000	38%	$546,262
Christina Smedley	$400,000	$550,000	38%	$520,262
*Amounts paid include a support stipend of $800 per person that we provided to all employees in early 2021 to acknowledge the extra effort our workforce put in around the Early 2021 Trading Restrictions. Support stipends were received by all NEOs other than Ms. Chennapragada, who joined the Company after the program ended.
In connection with the grant of the 2021 Market-Based PSUs, our Co-Founders suggested and the Pre-IPO Independent Directors agreed to reduce each of their salaries to $34,248, reflecting the median wage for individuals in the United States (as reported by the Social Security Administration for 2019, the most recent year for which data was available at the time the decision was made). These changes shifted the Co-Founders’ pay mix almost entirely toward performance-based equity. These changes took effect upon our IPO.
Ms. Chennapragada was hired in the Spring of 2021 with a base salary that aligns with the salaries of other executives (and which has not been changed since then). The Board initially raised Ms. Smedley’s salary rate to $425,000 in January 2021 and then raised it to $550,000 in March of 2021 to align her salary with the other non-founder NEOs and in consideration of the increased importance of her role leading up to the IPO.
Cash Bonuses
Annual Cash Incentive
Historically, we have utilized sign-on and retention bonuses to help attract and retain certain employees, including some of our non-founder NEOs. For 2021, our continuing non-founder NEOs were awarded year-end annual cash bonuses. Our Co-Founders have not received any annual cash bonuses.
For 2021, the People Committee had discretion to determine the amount of each executive’s bonus. Factors considered when determining each executive’s cash bonus for 2021 generally included: (i) performance relative to individual and corporate goals (specifically Net Cumulative Funded Accounts, which was the Company performance metric for the broad-based employee bonus plan), (ii) contributions to the achievement of corporate objectives, (iii) contributions to the achievement our internal financial goals, (iv) evaluation of leadership skills, (v) the annual bonus practices of our compensation peers, and (vi) contributions toward completing our IPO. The People Committee reviewed the performance of the Company and individual NEOs and awarded an aggregate of $400,000 in bonuses to non-founder NEOs as shown below.

68	Robinhood 2022 Proxy Statement

Executive	Annual Bonus for 2021		% of Year-End Base Salary Rate
Vladimir Tenev	—		—
Baiju Bhatt	—		—
Jason Warnick	$150,000		27%
Aparna Chennapragada	$100,000	*	18%
Gretchen Howard	$150,000		27%
Christina Smedley	—		—
*The annual bonus for Ms. Chennapragada was pro-rated to reflect her hire date in April 2021.
Sign-On Bonuses
Chennapragada Sign-On Bonus. In connection with our recruitment of Ms. Chennapragada, we agreed to pay her a sign-on bonus of $1.0 million, which she received in 2021.
Howard Sign-On Bonus Installment. In connection with our recruitment of Ms. Howard, in late 2018 we agreed to pay her a sign-on bonus totaling $1.4 million to be paid over multiple years. One-fourth of her sign-on bonus was paid when she started work in January 2019 and the remainder is being paid in three annual installments. In January 2021 she received an installment in the amount of $350,000.
Smedley Sign-On Bonus Installment. In connection with our recruitment of Ms. Smedley, in mid-2020 we agreed to pay her a sign-on bonus totaling $215,000, one-half of which was paid when she started work in September 2020 and the remainder of which was paid in September 2021.
Long-Term Incentive Equity Awards
Market-Based PSUs
In May 2021, the Pre-IPO Independent Directors and a majority of our disinterested stockholders approved (1) new 2021 grants of Market-Based PSUs to our Co-Founders and (2) a restructuring amendment to the Market-Based PSUs that had been granted to the Co-Founders in 2019. Each of these actions was designed to incentivize our Co-Founders to grow our stock price and to provide performance-based compensation over a number of years. For an overview of these awards’ key features, see “Market-Based PSU Awards for Our Co-Founders” on pages 66-67, above. Detailed explanations are set forth below.

Performance-Based

Annual Base Salary	2019 Market-Based PSUs	2021 Market-Based PSUs
$34,248	13.8M / 13.8M (Tenev) / (Bhatt)	22.2M / 13.3M (Tenev) / (Bhatt)

Co-Founder salaries were reduced to the U.S. median wage level in connection with the 2021 Market-Based PSU grants.
The initial Market-Based PSUs were granted in October 2019.
20% started vesting upon IPO.
Initial awards were amended in 2021 to keep them in place post-IPO, as an incentive for meaningful stock price growth.
No further shares become eligible to vest unless our stock sustains $50.75 before December 31, 2025.

Additional PSUs were granted in 2021 at higher price goals up to $300/sh.
0% vests if stock price does not reach $120 before May 26, 2029.
For the Co-Founders to vest in 100%, the Company will need to achieve and sustain a stock price of $300 per share, reaching an implied market cap of more than $277 billion compared to $11.4 billion on April 5, 2022, benefiting all stockholders.

Executive Compensation	69

(1) Grant of 2021 Market-Based PSUs.
Effective May 26, 2021, Mr. Tenev was granted 22,200,000 market-based performance stock units and Mr. Bhatt was granted 13,320,000 market-based performance stock units under our 2020 Plan. We refer to these awards as the “2021 Market-Based PSUs.”
The Pre-IPO Independent Directors, in consultation with Compensia Inc., an independent compensation consultant engaged solely for this project, considered several factors in determining whether to grant the 2021 Market-Based PSUs and in determining the size and terms of the awards. Factors considered included the Co-Founders’ past and expected future contributions to us, the desire to provide meaningful incentives to grow the Company for the benefit of all stockholders, and market data for founder special equity awards at other companies leading up to their IPOs. With respect to these other companies, variables of comparison included the awards’ values, goals, performance periods, and the ownership percentages represented by the awards at the time of the companies’ IPOs.
The Pre-IPO Independent Directors also considered that this award opportunity would be in lieu of any future equity awards to the Co-Founders for the remaining seven years of the performance period, and the People Committee does not currently intend to grant them additional equity during that time (unless there are significant changes in our circumstances or business that our Board or People Committee determines would merit granting additional awards to the Co-Founders).

What is TSR? TSR stands for “Total Stockholder Return” and indicates the total amount an investor receives from an investment in the stock of a company. This is expressed as a percentage and for Robinhood can be calculated using the formula: (current price – purchase price) ÷ purchase price.

The 2021 Market-Based PSUs are divided into seven tranches, each of which will vest upon the achievement of specified stock price goals during the performance period ending May 26, 2029, measured using the trailing 60-trading-day average daily VWAP (volume weighted average price) of our Class A common stock. The 60-day measurement period was selected to reward the Co-Founders only if we achieve sustained stock price growth. If our stock price fails to reach $120 during the performance period, no portion of the 2021 Market-Based PSUs will vest. In order for Mr. Tenev and Mr. Bhatt to earn these tranches, the stock must reach and sustain stretch goal prices that would represent total stockholder return (or “TSR”) of 216 percent to 689 percent relative to our IPO price of $38 per share, and TSR of 821 percent to 2202 percent relative to our recent April 5, 2022 closing price of $13.03 per share.

Sustained Stock Price*	TSR % vs. $38 IPO Price	Tenev - Number of PSUs	Bhatt - Number of PSUs
$120	216%	2,850,000 (12.8%)	1,710,000 (12.8%)
$150	295%	2,850,000 (12.8%)	1,710,000 (12.8%)
$180	374%	3,300,000 (14.9%)	1,980,000 (14.9%)
$210	453%	3,300,000 (14.9%)	1,980,000 (14.9%)
$240	532%	3,300,000 (14.9%)	1,980,000 (14.9%)
$270	611%	3,300,000 (14.9%)	1,980,000 (14.9%)
$300	689%	3,300,000 (14.9%)	1,980,000 (14.9%)
*Stock price goals are tested based on 60-trading-day average daily VWAP. It is not enough for the stock to reach a target price; it must be sustained on average for 60 trading days in order for shares to vest.
The stock price targets and number of PSUs eligible for vesting will be adjusted to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications, or similar event under the 2020 Plan. Except in certain termination and change in control scenarios (as discussed in greater detail in the section “Potential Payments Upon Termination or Change in Control—Equity Award Agreements”), there will be no partial vesting of tranches between the applicable stock price goals.
What is VWAP? VWAP stands for “Volume Weighted Average Price” and is a measurement used to show the average price of a stock during the course of a day (or some other period) based on the prices at which it trades and the volume of trades in the stock at each price.

70	Robinhood 2022 Proxy Statement

(2) Restructuring of 2019 Market-Based PSUs.
In October 2019, nearly two years before our IPO, each of our Co-Founders was granted an award of 13,831,829 market-based performance stock units under our 2013 Plan. We refer to these awards as the “2019 Market-Based PSUs.” These awards were amended in 2021 as described below, and therefore the accounting value of the modification is included in the Summary Compensation Table for 2021 and described in this CD&A. The awards were designed to retain our Co-Founders and incentivize them to grow our stock price and were subject to both challenging stock price goals and multi-year service vesting requirements. The following table sets forth the number of 2019 Market-Based PSUs allocated to each stock price goal (each “2019 Market-Based PSU Stock Price Condition”):

Sustained Stock Price(1)	TSR % vs. $38 IPO Price	Tenev - Number of PSUs Eligible to Vest	Bhatt - Number of PSUs Eligible to Vest
$30.45(2)	n/a	2,766,366 (20%)	2,766,366 (20%)
$50.75	34%	4,149,549 (30%)	4,149,549 (30%)
$101.50	167%	6,915,915 (50%)	6,915,915 (50%)

(1)Stock price goals were initially tested based on the IPO price and, in 2021, these awards were modified to provide that the stock price goals would continue to be tested post-IPO based on 60-trading-day average daily VWAP. It is not enough for our stock to reach a target price post-IPO; the price must be sustained on average for 60 trading days in order for shares to start vesting.
(2)This goal was satisfied upon the IPO, which priced at $38 per share.
Once the number of 2019 Market-Based PSUs eligible to vest (“Eligible 2019 Market-Based PSUs”) has been determined based on the satisfaction of a 2019 Market-Based PSU Stock Price Condition, half of those Eligible 2019 Market-Based PSUs will immediately vest and be settled and the remaining half will vest according to a time-based vesting schedule, which is satisfied based on quarterly service periods retroactive to August 1, 2018 through August 1, 2024, subject to continued service on each vesting date during that period (except as described in the section “Potential Payments Upon Termination of Change in Control—Equity Award Agreements").
The 2019 Market-Based PSU Stock Price Condition was initially tested based on our initial public offering price of $38, which resulted in 20 percent of each award becoming eligible to vest (2,766,366 shares each). Half of those Eligible 2019 Market-Based PSUs (1,383,183 shares each) vested and were settled immediately at the time of our IPO. With respect to the remaining half of those Eligible 2019 Market-Based PSUs, the portion for which the quarterly service periods had already been satisfied as of the IPO (633,958 shares each) also vested and were settled immediately and the portion for which the quarterly service periods had not yet been satisfied as of the IPO (749,225 shares each) are vesting over time, subject to each executive’s continued service through each remaining quarterly vesting date (57,633 shares each are vesting per quarter, each August 1, November 1, February 1 and May 1 through August 1, 2024).
As the 2019 Market-Based PSUs were initially designed, their stock price goals would have been tested based only on the price of the IPO, which could have occurred until December 31, 2025, and any shares not earned based on the IPO price would have been forfeited. In May 2021, the Pre-IPO Independent Directors determined that it would be useful and appropriate to keep these awards’ incentives in place following the IPO in order to incentivize our Co-Founders to meaningfully grow our stock price post-IPO. Therefore, in May 2021 the Pre-IPO Independent Directors and a majority of our disinterested stockholders approved an amendment to the 2019 Market-Based PSUs to provide that any 2019 Market-Based PSUs for which the 2019 Market-Based PSU Stock Price Condition was not satisfied as of our IPO would continue to be eligible for vesting subject to achievement of the same price hurdles following our IPO through the original expiration date of December 31, 2025. Achievement of the post-IPO price hurdles will be tested in the same manner as for the 2021 Market-Based RSUs, using our 60-trading-day average daily VWAP.
While the change described above did not result in any realized value to the Co-Founders in 2021, under SEC rules the change in the accounting value of the award due to this modification is required to be reflected in the Summary Compensation Table on page 75. We estimated the pre-modification and post-modification fair value of the awards in order to determine the incremental fair value generated by the modification and included that incremental fair value in the Summary Compensation Table, as required by SEC and accounting rules.

Executive Compensation	71

Time-Based RSUs
Chennapragada Recruitment Grant. In connection with our recruitment of Ms. Chennapragada as our Chief Product Officer in February 2021, we agreed to grant her a sign-on award of 1,935,484 RSUs, vesting quarterly over four years, with an intended value of $30.0 million. The number of shares was negotiated with Ms. Chennapragada as part of her offer letter using the per-share price of $15.50 from our most-recent preferred stock financing round, Series G, which closed on September 30, 2020. In approving the compensation package, the Board considered peer group market data for chief product officers, recent examples of post-IPO chief product officer hiring, the need to induce Ms. Chennapragada away from her VP position with Alphabet Inc. (Google), and the significant value of the unvested incentive awards from Alphabet she forfeited to join us. Given the steep increase in our valuation between the date we extended the offer in February 2021 and her actual start date in May 2021, the award is reported in the Summary Compensation Table at $80.1 million, based on the fair value of our stock for accounting purposes of $41.41 per share on the May 6, 2021 grant date.
Smedley Refresh Grant. In March 2021, our Board granted 258,065 RSUs to Ms. Smedley, vesting in quarterly installments over four years. Ms. Smedley forfeited all unvested RSUs upon her separation from the Company in January 2022.
No Other Annual Refresh Grants to NEOs in 2021. In March 2021, the Board reviewed the outstanding awards held by our other non-founder NEOs (including grants made in December 2020 to Mr. Warnick and Ms. Howard) and determined not to make any additional equity refresh grants to NEOs in 2021.
Other Benefits
Personal Security. Our People Committee has authorized the provision of personal security services to our Co-Founders and other senior executives on the basis of an ongoing assessment of security risks and in instances of threats made to our executives. As described above under “2021 Business Highlights,” in early 2021 the Company was compelled to temporarily restrict customers’ ability to buy certain stocks to ensure we could continue meeting clearinghouse deposit requirements. This event generated credible security threats, warranting the provision of certain security services to each Co-Founder, including a personal security detail and a residential security detail. For the same reason, we provided limited duration personal security services to Mr. Warnick and Ms. Howard in 2021 and paid for installation and monitoring of security systems at their residences. We also offer online monitoring to all NEOs to keep their private information off the internet. Following the IPO, the People Committee has oversight responsibility for these personal security programs. The People Committee believes that these measures are appropriate and necessary to protect our executives and to mitigate safety and security risks that arise as a result of their employment with Robinhood, and that these measures are therefore in the best interests of our stockholders. The incremental cost to provide such benefits is reflected in the “All Other Compensation” column of the Summary Compensation Table. However, the People Committee does not consider personal security to be a compensatory perk and authorized these arrangements to mitigate business risks regardless of any value that may be attributed to our NEOs personally. The security budget for our NEOs and the specific security concerns justifying it will be reviewed by the People Committee on an annual basis or more frequently as needed.
Employee Benefit Programs and 401(k) Match. The NEOs are eligible to participate in the Company’s 401(k) plan, health and welfare benefit programs, and other plan and programs made available to the Company’s employees generally. The Company matches 401(k) contributions up to 3 percent of each paycheck.
IPO Legal Fees. In 2021, we paid legal fees in the amount of $5,775 for the benefit of selling stockholders in our IPO (or $1,925 each for Mr. Tenev, Mr. Bhatt, and Mr. Warnick).
We do not maintain any executive-only retirement or health programs nor do we provide other material perks to executives.
Compensation Setting Process
Determining Compensation Levels
The Board and the People Committee considered several factors when determining 2021 compensation, including competitive market practices, recruitment considerations, Company performance, and individual-specific factors such as individual performance, experience, and scope of responsibility. The People Committee gives no single factor any fixed weight. Each executive’s compensation level, as well as the appropriate mix of equity award types and other compensation elements, ultimately reflects the People Committee’s business judgment in consideration of these factors and stockholder interests. Executive compensation levels and elements of our executive compensation program are not necessarily targeted to specific market or peer group levels.

72	Robinhood 2022 Proxy Statement

2021 Peer Group
In setting compensation for the NEOs, the Board and the People Committee consider the base salaries, annual incentive opportunities, and long-term incentive compensation of executives in comparable roles at similar “peer” companies. In November 2020, the Board chose a peer group for 2021 in consultation with its independent compensation consultant, Pay Governance. The Board considered publicly traded consumer-focused technology companies, fintech companies, business-focused technology companies, and brokerage and exchange companies and selected a group with trailing-twelve-month revenues between $650 million and $7.5 billion and market capitalizations between $4 billion and $70 billion. Preference was given to companies that had completed IPOs within the last three years and those with revenue growth greater than 15 percent annually. The executive compensation peer group consisted of the following 19 companies for 2021:
•Black Knight, Inc.
•DocuSign, Inc.
•Dropbox, Inc.
•Envestnet, Inc.
•FactSet Research Systems, Inc.
•Fair Isaac Corporation
•Global Payments, Inc.
•Lending Tree, Inc.
•Lyft, Inc.
•MarketAxess Holdings, Inc.
•MSCI, Inc.
•Palantir Technologies, Inc.
•Pinterest, Inc.
•Snap, Inc.
•Block, Inc. (Square)
•The Trade Desk, Inc.
•Tradeweb Markets, Inc.
•Twitter, Inc.
•Zillow Group, Inc.
When these peers were selected, Robinhood’s projected annual revenue ranked at the 56th percentile within the group.
In addition to these compensation peers, the Board and the People Committee also reviewed pay data from the Radford technology survey, where relevant, and the compensation data of other companies identified as key business or labor market comparators, even if those companies fall outside of our peer group parameters based on their respective financial profiles. Although such data is used for informational purposes only and is not used in explicitly setting executive compensation levels, the Board and the People Committee are aware of the opportunities that exist for executives such as ours in the broader technology sector (for example at companies like Adobe, Meta Platforms (Facebook), Intel, Qualcomm, and Salesforce), and therefore review the compensation levels offered by such companies from time-to-time.
Grant Practices
The People Committee has adopted a schedule for granting new-hire and supplemental equity awards. Under this schedule, equity awards are generally granted at regularly scheduled meetings throughout the year. We do not grant awards in anticipation of the release of material nonpublic information. In addition, grants of equity awards to our executive officers are currently also subject to the approval of our full Board.
Compensation Risk Assessment
The Company reviewed its compensation policies and practices in March 2022 and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In particular, the People Committee assessed the compensation arrangements for the Company’s executive officers and reviewed incentive and commission arrangements below the executive level, and concluded that they do not encourage unnecessary or excessive risk-taking. The People Committee believes that the design of the Company’s annual cash and long-term equity incentives for its executive officers provides an effective and appropriate mix of incentives to focus them on long-term stockholder value creation and does not encourage taking short-term risks at the expense of long-term results.
Say on Pay
Because we were a newly public, emerging growth company in 2021, we are eligible for a transition period prior to holding our first Say-on-Pay vote. Starting no later than the third anniversary of our IPO, we will be required to provide our stockholders with the opportunity to cast a Say-on-Pay vote, which is a non-binding, advisory vote to approve the compensation of our NEOs as disclosed in the proxy statement. Further, we are recommending to stockholders that we hold Say-on-Pay votes annually thereafter. (See “Proposal 2” in this proxy statement regarding the frequency of future Say-on-Pay votes.)
Clawback Policy
We maintain a compensation recoupment (or “clawback”) policy for incentive awards paid to our executive officers (including all of the NEOs). Our recoupment policy provides the People Committee with the ability to recover excess incentive compensation paid to executives in the event of a restatement of our financial statements or a material error in the calculation of any applicable performance measures. The policy also provides the People Committee with the ability to recover compensation in the event an executive officer engages in certain types of detrimental conduct (namely, detrimental conduct that (i) results in an increased level of achievement against performance targets by the Company or the executive or (ii) causes material financial and/or reputational harm to the Company).

Executive Compensation	73

Independent Consultant
The People Committee retains Pay Governance LLC (“Pay Governance”), an independent compensation consultant, to advise it on executive and director compensation matters. Pay Governance provides no other services to Robinhood. The People Committee has assessed the independence of Pay Governance and concluded that its engagement of Pay Governance does not raise any conflict of interest with Robinhood or any of our directors or executive officers. In addition, prior to our IPO, the Pre-IPO Independent Directors retained Compensia, Inc., an independent compensation consultant, to advise on the design, structure and implementation of the Market-Based PSUs as described under “Long-Term Incentive Equity Awards—Market-Based PSUs for Our Co-Founders.”
To support the Board and the People Committee during 2021, Pay Governance developed a peer group of publicly traded companies to serve as a market reference, compiled market data on compensation levels and practices for executives and non-employee directors, made recommendations from supporting analyses covering executive compensation philosophy, program design, and structure, advised on compensation governance best practices and policies, and supported the development of our post-IPO equity and employee share purchase plans.
Stock Ownership Guidelines
To better align the interests of our executive officers with those of our stockholders, we have adopted a stock ownership policy that requires our executives to hold specified amounts of Robinhood stock or other Qualifying Equity Securities (as defined below). Under the policy, NEO ownership requirements are as follows:
“Qualifying Equity Securities” include common stock of the Company held by the executive or any immediate family members living in his or her household or by a trust under which he or she or such immediate family member is a beneficiary. Compliance with this policy is assessed at the end of each fiscal year and is measured based on the average closing price of the Company’s Class A common stock over the last twenty (20) trading days of such year.
Each executive has five years from the later of (a) the date he or she became an executive officer or (b) the date of the IPO to satisfy the applicable stock ownership requirement. The stock ownership guidelines promote stockholder alignment and will be periodically evaluated by the People Committee. As of the end of 2021:
•Mr. Tenev, Mr. Bhatt, Mr. Warnick, and Ms. Howard have each satisfied the stock ownership requirement; and
•Ms. Chennapragada is on track to satisfy the stock ownership guideline by the applicable deadline.
The Company’s stock ownership policy for non-employee directors is described in the section “Proposal 1: Election of Directors—Director Compensation—Director Stock Ownership Guidelines.”
People and Compensation Committee Report
The People and Compensation Committee has reviewed and discussed with management the disclosures contained in the CD&A section of this proxy statement. Based on this review and discussion, the People and Compensation Committee recommended to the Board that the CD&A section be included in this proxy statement.
People and Compensation
Committee of the Board of Directors
Scott Sandell (Chair)
Frances Frei
Jonathan Rubinstein
Dara Treseder

74	Robinhood 2022 Proxy Statement

Compensation Tables
The following tables present detailed compensation information regarding our NEOs.
Summary Compensation Table
The following table presents summary compensation information. As required by SEC rules, stock awards (RSUs and PSUs) are shown as compensation for the year in which they were granted (or modified) and are valued based on their grant date fair values (or modification date incremental values) for accounting purposes. Therefore:
•the stock awards column reports RSUs and PSUs granted (or modified) in the years shown even though they have multi-year vesting schedules, even though some of them do not vest unless our stock achieves ambitious price goals (up to $300 per share), and even though some of them were subsequently forfeited; and
•because the stock awards column reports the granting (or modification) of RSU and PSU awards, it does not reflect whether the executives actually realized any financial benefit from the awards (such as by vesting in stock).

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)(2)(3)		All Other Compensation ($)(4)	Total ($)(3)
Vladimir Tenev	2021	244,125	(5)	—		794,011,732	(6)	1,868,790	796,124,647
Co-Founder and Chief Executive Officer	2020	400,015		—		—		367,908	767,923
Baiju Bhatt	2021	244,125	(5)	—		592,633,132	(6)	1,077,769	593,955,026
Co-Founder and Chief Creative Officer	2020	400,015		—		—		495,796	895,811
Jason Warnick	2021	542,569		150,000	(7)	—		144,095	836,665
Chief Financial Officer	2020	400,015		450,000		17,166,078		50,247	18,066,340
Aparna Chennapragada	2021	368,077		1,100,000	(8)	80,148,392	(9)	—	81,616,469
Chief Product Officer
Gretchen Howard	2021	546,262		500,000	(10)	—		56,175	1,102,437
Chief Operating Officer
Christina Smedley	2021	520,262		107,500	(11)	13,452,392	(12)	4,005,462	18,085,615
Former Chief Marketing and Communications Officer

(1)Reported salaries for 2021 include support stipends totaling $800 per person that we paid to all employees in early 2021 to acknowledge the extra effort our workforce put in around the Early 2021 Trading Restrictions. Support stipends were received by all NEOs other than Ms. Chennapragada, who joined the Company after the program ended.
(2)For a list of 2021 stock awards (RSUs and PSUs), see the Grants of Plan-Based Awards Table below.
(3)The table above presents accounting value, not realized value: The “Stock Awards” amounts above represent the aggregate grant date fair value of RSUs and PSUs granted during the years shown (and incremental fair value of RSUs and PSUs modified during the years shown) as computed for accounting purposes in accordance with FASB ASC 718. As a result, the Stock Awards column—and the Total column—include time-based awards that have not yet vested and performance-based awards that might never vest; for Ms. Smedley these columns also include awards that were forfeited upon termination. Therefore, you should not read this table as a report of realized pay.
Realized pay from stock awards is much less than reported above: To illustrate actually realized pay, the supplemental table on the following page shows the Co-Founders’ 2021 compensation same as above except the Stock Awards column presents the value they actually received as vested shares in 2021 (based on the vesting date stock price), rather than presenting the accounting value of their new awards. As shown in the following table, total 2021 compensation for the CEO is nearly 79% lower when calculated using realized stock value.

Are Vlad and Baiju really going to make this much money? They may or may not, but the outcome is directly tied to whether they can achieve significant growth in the stock price, which, if it occurs, benefits our stockholders. In order for Vlad and Baiju to actually receive the stock shown in the table, Robinhood will need to achieve ambitious stock price goals of up to $300 per share over the next seven years.

Executive Compensation	75

Realized Pay in 2021

Name	Year	Salary ($)	Bonus ($)	Stock Awards: Realized Value ($)	All Other Compensation ($)	Total ($)

Vladimir Tenev	2021	244,125	—	166,716,387	1,868,790	168,829,302

Baiju Bhatt	2021	244,125	—	166,716,387	1,077,769	168,038,281
Realized stock value results from RSU awards granted prior to 2021 for which Mr. Tenev and Mr. Bhatt satisfied the time-vesting conditions over time (including prior to 2021) and that were paid out upon our IPO in 2021, because our pre-IPO RSUs conditioned vesting on an IPO liquidity event in addition to time-based service. Therefore realized values above are not indicative of any normalized run rate for equity awards at Robinhood. For more information, see “Options Exercised and Stock Vested During 2021,” below.
For information on the accounting assumptions used in our grant date fair value computations, refer to the following sections of our 2021 Form 10-K: “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates”; Note 1 to our consolidated financial statements—“Description of Business and Summary of Significant Accounting Policies—Share-based Compensation”; and Note 12 to our consolidated financial statements— “Mezzanine Equity, Common Stock and Stockholders' (Deficit) Equity—Equity Incentive Plans.”
(4)Amounts in the “All Other Compensation” column for 2021 include:
•for Mr. Tenev: personal security services for which the Company paid $1,866,864 (including a personal security detail, a residential security detail, and online privacy services); and payment by the Company of legal fees incurred for the benefit of selling stockholders in the IPO, for which Mr. Tenev’s share was $1,925;
•for Mr. Bhatt: personal security services for which the Company paid $1,075,844 (including a personal security detail, a residential security detail, and online privacy services); and payment by the Company of legal fees incurred for the benefit of selling stockholders in the IPO, for which Mr. Bhatt’s share was $1,925;
•for Mr. Warnick: personal security services for which the Company paid $133,470 (including residential security system installation and monitoring, limited-duration personal and residential security details in connection with the Early 2021 Trading Restrictions and our IPO, and online privacy services); Company-paid 401(k) plan matching contributions of $8,700; and payment by the Company of legal fees incurred for the benefit of selling stockholders in the IPO, for which Mr. Warnick’s share was $1,925;
•for Ms. Howard: personal security services for which the Company paid $56,175 (including residential security system installation and monitoring, a limited-duration residential security detail in connection with the Early 2021 Trading Restrictions, and online privacy services); and
•for Ms. Smedley: a severance payment of $4.0 million (paid in early January 2022); and Company-paid 401(k) plan matching contributions of $5,462.
In addition, on one occasion in 2021 family members accompanied Mr. Tenev and Mr. Bhatt on a Company-chartered aircraft for a business-related round trip from the San Francisco Bay Area to New York City; their presence resulted in no incremental cost to the Company.
(5)In connection with the grant of the Market-Based PSUs, Mr. Tenev and Mr. Bhatt agreed to reduce their salaries to $34,248, reflecting the median wage for individuals in the United States (as reported by the Social Security Administration for 2019). See “CD&A—Base Salaries.”
(6)Includes the grant date fair value of the 2021 Market-Based PSUs and the incremental fair value of the 2019 Market-Based PSUs resulting from the modifications made to the 2019 Market-Based PSUs in 2021. These awards are described in detail in the section “CD&A—Market-Based PSUs Awards for Our Co-Founders.”
The stock awards for Mr. Tenev and Mr. Bhatt do not vest any further unless we achieve ambitious stock price goals over several years: The Stock Award values presented above reflect accounting value under SEC rules and do not reflect whether the executives actually realized any financial benefit from these awards (such as by vesting in stock). Actual realization of value from the Market-Based PSU awards is subject to the Company’s achievement of ambitious stock price goals (of up to $300 per share) over performance periods through May 2029. To date, only the lowest of these stock price goals ($30.45) has been satisfied, which was achieved upon the IPO; so only one tranche (out of ten) has started to vest. This means that the Co-Founders will need to grow the Company’s per share market valuation significantly over the next seven years in order to vest in further tranches of these awards, which will benefit our stockholders. The next goal under these awards is to achieve a sustained price of $50.75 per share in order to start vesting in the next tranche of PSUs.

76	Robinhood 2022 Proxy Statement

A portion of the 2021 stock award amounts for Mr. Tenev and Mr. Bhatt relate to previously granted awards: The market-based PSU awards establishing the first three price goals were granted in 2019 and would not appear in this 2021 table at all, except for the fact that we modified those goals in 2021 so they would remain in effect after the IPO. This change was made to continue incentivizing stock price growth over and above the IPO price, as discussed in the CD&A section above. SEC rules provide that incremental accounting value from a modification must be reported as compensation for the year in which the modification occurs. However, we do not consider the modified 2019 awards as new compensation for 2021. If those 2019 awards were excluded, total accounting value of 2021 compensation for the CEO would be 36% lower, as shown in the following supplemental table:
Summary Compensation Excluding Previously Granted Awards

Name	Year	Salary ($)	Bonus ($)	Stock Awards: 2021 Market- Based PSUs ($)	All Other Compensation ($)	Total ($)

Vladimir Tenev	2021	244,125	—	503,446,500	1,868,790	505,559,415

Baiju Bhatt	2021	244,125	—	302,067,900	1,077,769	303,389,794
(7)For 2021, Mr. Warnick received a discretionary bonus of $150,000, see “CD&A—Cash Bonuses.”
(8)In 2021, Ms. Chennapragada received a sign-on bonus in the amount of $1.0 million pursuant to her offer letter, and a pro-rated discretionary bonus of $100,000, see “CD&A—Cash Bonuses.”
(9)On May 6, 2021, Ms. Chennapragada received a sign-on RSU award covering 1,935,484 shares pursuant to the terms of her offer letter. When the award was granted, our valuation for accounting purposes was $41.41 per share, which is reflected in this award’s value as reported above and which is significantly higher than our recent stock prices. Based on our recent April 5, 2022 closing price of $13.03 per share, the value of this award would have been $25.2 million. This award has a four-year quarterly vesting schedule, so Ms. Chennapragada has vested in only 4/16 (four sixteenths) of the underlying shares through April 5, 2022. See “CD&A—Long-Term Incentive Equity Awards—Time-Based RSUs.”
(10)In 2021, Ms. Howard received an installment of her sign-on bonus, in the amount of $350,000 pursuant to her offer letter, and a discretionary bonus of $150,000, see “CD&A—Cash Bonuses.”
(11)In 2021, Ms. Smedley received an installment of her sign-on bonus, in the amount of $107,500 pursuant to her offer letter and separation agreement, see “CD&A—Cash Bonuses” and “—Payments upon Termination or Change of Control—Smedley Separation.”
(12)On March 10, 2021, Ms. Smedley received an annual refresh RSU award covering 258,065 shares, which has a reported value of $10.3 million included in the table above. When this award was granted, our valuation for accounting purposes was $39.75 per share, which is reflected in this award’s reported value and which is significantly higher than our recent stock prices. Based on our recent April 5, 2022 closing price of $13.03 per share, the value of this award would have been $3.4 million. This award had a four-year quarterly vesting schedule (from a vesting commencement date of January 1, 2021), so Ms. Smedley vested in only 4/16 (four sixteenths) of the underlying shares prior to her January 3, 2022 separation from Robinhood. The remainder of the shares were forfeited.
In connection with Ms. Smedley’s separation from Robinhood, her outstanding equity awards were allowed to continue vesting during a 15 week transitional period of reduced responsibilities. The amount reported in the table above also includes the incremental fair value of that arrangement, as computed for accounting purposes, in the amount of $3.2 million.

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Grants of Plan-Based Awards Table—2021
The following table presents all plan-based awards granted to the NEOs during 2021. For a description of these awards, see the CD&A, above, and the “Narrative Description of Executive Compensation Arrangements,” below.
The column “Grant Date Fair Value of Stock and Option Awards” presents the aggregate grant date fair value of each grant (as computed for financial accounting purposes), which does not reflect whether the executive actually realized a financial benefit from the grant (such as by vesting in stock or exercising options).

				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date(1)	Approval Date		Threshold (#)	Target (#)	Maximum (#)

Vladimir Tenev
Market-Based PSUs (modification of 2019 award)	5/26/2021	5/25/2021	(3)	—	—	—	—	290,565,232	(4)
Market-Based PSUs (2021 award)	5/26/2021	5/25/2021	(3)	—	—	22,200,000	—	503,446,500	(5)

Baiju Bhatt
Market-Based PSUs (modification of 2019 award)	5/26/2021	5/25/2021	(3)	—	—	—	—	290,565,232	(4)
Market-Based PSUs (2021 award)	5/26/2021	5/25/2021	(3)	—	—	13,320,000	—	302,067,900	(5)

Jason Warnick(6)	—	—		—	—	—	—	—

Aparna Chennapragada
RSU Award (new hire grant)	5/6/2021	5/6/2021	(7)	—	—	—	1,935,484	80,148,392	(8)

Gretchen Howard(9)	—	—		—	—	—	—	—

Christina Smedley
RSU Award (refresh grant)	3/10/2021	3/10/2021		—	—	—	258,065	10,285,084	(8)
RSU Modification	9/8/2021	9/8/2021		—	—	—	—	3,194,308
(transitional period vesting)(10)
(1)This column presents the grant date or, in the case of modified awards, the modification date.
(2)Represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC 718. In the case of modifications, as required by SEC rules, this column presents the incremental fair value of the modified awards computed as of the modification date, as compared to the fair value of the awards immediately prior to the modification, in accordance with FASB ASC 718. These amounts do not reflect whether the recipient has actually realized any financial benefit from the awards (such as by vesting in stock). For information on the valuation assumptions used in the grant date fair value computations, refer to the following sections of our 2021 Form 10-K: “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates”; Note 1 to our consolidated financial statements—“Description of Business and Summary of Significant Accounting Policies—Share-based Compensation”; and Note 12 to our consolidated financial statements—“Mezzanine Equity, Common Stock and Stockholders' (Deficit) Equity—Equity Incentive Plans.”
(3)Date of approval by our Pre-IPO Independent Directors, Scott Sandell and Jan Hammer. This approval occurred prior to the IPO and therefore prior to the formation of the People Committee.
(4)On October 8, 2019, Mr. Tenev and Mr. Bhatt were each granted 13,831,829 Market-Based PSUs under the 2013 Plan, which awards were later modified on May 26, 2021. Subject to accelerated vesting in certain circumstances, portions of each award become eligible to vest based on satisfaction of stock-price goals of $30.45 (20% portion), $50.75 (30% portion), and $101.50 (50% portion). These goals were initially tested based on the IPO price and, thereafter, are being tested based on our 60-trading-day average daily VWAP. When a stock-price goal is achieved, half of the PSUs allocated to that level vest immediately, with the other half of the PSUs allocated to that level vesting in accordance with a time-based service schedule in twenty-four (24) equal quarterly installments from a vesting commencement date of August 1,

78	Robinhood 2022 Proxy Statement

2018 through August 1, 2024, subject to the executive’s continued service with Robinhood through the applicable vesting date. Prior to the modification, the awards would have been tested based solely on the IPO price (and would have been forfeited to the extent any price goals were not met); subsequent to the modification, the awards will continue to be tested based on market prices as described above through December 31, 2025 (and if any stock-price goals have not been achieved by that date, the Market Based PSUs allocated to unmet goals will be forfeited). As required by SEC rules, the “Grant Date Fair Value of Stock and Option Awards” column presents the incremental fair value of the modified award as of the modification date, compared to the fair value of the award immediately prior to the modification, computed in accordance with FASB ASC 718. For more information about these 2019 Market-Based PSUs, see “CD&A—Market-Based PSU Awards for Our Co-Founders” and “—Long-Term Incentive Equity Awards–Market-Based PSUs” above.
(5)On May 26, 2021, Mr. Tenev was granted 22,200,000 Market-Based PSUs and Mr. Bhatt was granted 13,320,000 Market-Based PSUs, in each case under the 2020 Plan. Subject to accelerated vesting in certain circumstances, portions of each award become eligible to vest based on satisfaction of stock-price goals of $120 (12.8% portion), $150 (12.8% portion), $180 (14.9% portion), $210 (14.9% portion), $240 (14.9% portion), $270 (14.9% portion), and $300 (14.9% portion). These goals are tested based on 60-trading-day average daily VWAP. When a stock-price goal is achieved, all of the PSUs allocated to that level vest, subject to the executive’s continued service with Robinhood through the applicable vesting date. The awards will expire on May 26, 2029 (and if any stock-price goals have not been achieved by that date, the Market-Based PSUs allocated to unmet goals will be forfeited). For more information about these 2021 Market-Based PSUs, see “CD&A—Market-Based PSU Awards for Our Co-Founders” and “—Long-Term Incentive Equity Awards – Market-Based PSUs” above.
(6)Mr. Warnick did not receive any grants of plan-based awards in 2021.
(7)Date of approval by the full pre-IPO Board. This approval occurred prior to the IPO and therefore prior to the formation of the People Committee.
(8)This time-based RSU was scheduled to vest over four years in 16 equal quarterly installments.
(9)Ms. Howard did not receive any grants of plan-based awards in 2021.
(10)On September 8, 2021 the People Committee approved a separation agreement with Ms. Smedley. Among other things, the agreement provided for continued vesting during a transitional period of reduced responsibilities from September 17, 2021 through January 3, 2022. Under FASB ASC 718, this agreement was treated as a modification of the terms of her outstanding equity awards. As required by SEC rules, the “Grant Date Fair Value of Stock and Option Awards” column presents the incremental fair value of the modified awards computed as of the modification date, compared to the fair value of the awards immediately prior to the modification, computed in accordance with FASB ASC 718.
Narrative Description of Executive Compensation Arrangements
Base Salaries
We use base salaries to recognize the experience, skills, knowledge, and responsibilities required of all our employees, including our NEOs. Base salaries are reviewed periodically and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. As discussed above, to highlight the performance-based nature of our compensation program and further reinforce alignment with stockholders, in connection with the grant of the Market-Based PSUs described above, our Co-Founders suggested and the Board agreed to reduce their salaries to $34,248, reflecting the median wage for individuals in the United States (as reported by the Social Security Administration for 2019).
Annual Incentive Cash Bonuses
We established a formal annual incentive cash bonus program in 2022. For 2021, the People Committee awarded discretionary annual bonuses to Mr. Warnick, Ms. Chennapragada, and Ms. Howard in an aggregate amount of $400,000, as described under “CD&A—2021 Executive Compensation Program—Cash Bonuses—Annual Cash Incentive” above.
Long-Term Incentive Equity Awards
We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture, and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, equity grants are included in NEO offer letters and the People Committee annually reviews the outstanding equity incentive compensation of our NEOs and from time to time may grant additional equity incentive awards to them.

Executive Compensation	79

Time-Based RSUs
In March 2021, we granted an annual refresh award to Ms. Smedley in the amount of 258,065 RSUs and in May 2021 we granted a new hire award to Ms. Chennapragada in the amount of 1,935,484 RSUs. Each of these was a time-based award, scheduled to vest in 16 quarterly installments over four years subject to the executive’s continued employment with Robinhood through each vesting date. For further information, see “CD&A—2021 Executive Compensation Program—Long-Term Incentive Equity Awards—Time-Based RSUs.”
Market-Based PSUs
In May 2021, we made a non-recurring, strategic award of Market-Based PSUs to our Co-Founders and amended the Market-Based PSUs they had been awarded in 2019. For further information, see “CD&A—Market-Based PSU Awards for Our Co-Founders” and “—2021 Executive Compensation Program—Long-Term Incentive Equity Awards—Market-Based PSUs.”
Other Amendments of Equity Awards in 2021
Elimination of the One-Year Cliff for New Hire Awards (Quarterly Vesting). In early 2021, most of our outstanding RSU awards featured quarterly vesting over four years, except that new hire awards were generally subject to a one-year cliff (which means that the first 25 percent of the award would vest on the first anniversary of the vesting commencement date, rather than quarterly over that year). On March 10, 2021, our Board amended the time-vesting schedule of all outstanding new hire RSUs Company-wide that had not yet reached their one-year cliff, so as to replace the one-year cliff vesting schedule with a quarterly vesting schedule. This change affected the new hire award Ms. Smedley had been granted on December 9, 2020. The time-vesting schedule applicable to each such award was amended so that, on March 10, 2021, one-fourth of the cliff amount satisfied the time-vesting requirement for each quarter that had elapsed between the vesting commencement date and March 10, 2021, and the remainder of the cliff amount was rescheduled to vest in equal quarterly installments ending on the original cliff-vesting date. The amendments did not result in any incremental fair value under FASB ASC 718.
First of Month Vesting. In order to facilitate plan administration, on September 8, 2021, the People Committee amended all outstanding RSU awards Company-wide (other than the Market-Based PSUs) to provide that any portion of an award that was scheduled to vest on the second day through the last day of any given calendar month (commencing with October 2021) would instead vest on the first day of such calendar month. This change affected the new hire award Mr. Warnick had been granted on December 15, 2018, which was otherwise scheduled to vest on the fourth day of each month. This amendment did not result in any incremental fair value under FASB ASC 718.
Smedley Separation: Continued Vesting During Transitional Employment Period. On September 8, 2021 the People Committee approved a separation agreement with Ms. Smedley. Among other things, the agreement provided for continued equity award vesting during a transitional period of reduced responsibilities from September 17, 2021 through January 3, 2022. Under FASB ASC 718, this arrangement was treated as a modification of the terms of her outstanding equity awards. Accordingly, the Grants of Plan Based Awards Table above presents the incremental fair value of the modified awards computed as of the modification date, compared to the fair value of the awards immediately prior to the modification, as required by SEC rules and computed in accordance with FASB ASC 718. For further information, see “Potential Payments Upon Termination or Change in Control—Smedley Separation” below.
Offer Letters
As of December 31, 2021, we had not entered into offer letters or employment agreements with Mr. Tenev or Mr. Bhatt.
We have entered into offer letters with each of Mr. Warnick, Ms. Chennapragada, Ms. Howard, and Ms. Smedley. These offer letters provide for at-will employment and generally specify the NEO’s initial base salary, initial equity awards, and eligibility to participate in our employee benefit plans generally.
Jason Warnick. We entered into an offer letter with Mr. Warnick, dated November 8, 2018 (the “Warnick Offer Letter”). Pursuant to the Warnick Offer Letter, Mr. Warnick’s initial base salary was $300,000 and Mr. Warnick received a sign-on bonus opportunity of $300,000, the last installment of which was paid on the second anniversary following the commencement of his employment. Pursuant to the Warnick Offer Letter, Mr. Warnick received initial grants of 700,000 time-based RSUs and 700,000 stock options.
Aparna Chennapragada. We entered into an offer letter with Ms. Chennapragada, dated February 18, 2021 (the “Chennapragada Offer Letter”). Pursuant to the Chennapragada Offer Letter, Ms. Chennapragada’s initial base salary was $550,000 and Ms. Chennapragada received a sign-on bonus of $1,000,000, which was paid shortly after she started work in April 2021. Pursuant to the Chennapragada Offer Letter, Ms. Chennapragada received an initial grant of 1,935,484 time-based RSUs.

80	Robinhood 2022 Proxy Statement

Gretchen Howard. We entered into an offer letter with Ms. Howard, dated November 16, 2018 (the “Howard Offer Letter”). Pursuant to the Howard Offer Letter, Ms. Howard’s initial base salary was $300,000 and Ms. Howard received a sign-on bonus opportunity of $1,400,000, one-fourth of which was paid when she started work in January 2019 and the remainder of which is being paid in three annual installments. The second such installment was paid in 2021, in the amount of $350,000. Pursuant to the Howard Offer Letter, Ms. Howard received initial grants of 394,283 time-based RSUs and 394,283 stock options.
Christina Smedley. We entered into an offer letter with Ms. Smedley, dated July 4, 2020 (the “Smedley Offer Letter”). Pursuant to the Smedley Offer Letter, Ms. Smedley’s initial base salary was $400,000 and Ms. Smedley received a sign-on bonus of $215,000 payable in two equal installments, the first of which was paid when she started work in September 2020 and the second of which was paid one year later in 2021. Pursuant to the Smedley Offer Letter, Ms. Smedley received an initial grant of 760,000 time-based RSUs.
401(k) Plan
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer eligible compensation up to certain Internal Revenue Code (“Code”) limits, which are updated annually. We match 100 percent of the first 3 percent of employee contributions. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their own contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan.

Executive Compensation	81

Outstanding Equity Awards at the End of 2021
The following table presents outstanding equity awards held by the NEOs on December 31, 2021. Shares subject to Market-Based PSUs that have met the stock-price condition but remain subject to the time-based service condition are classified as being subject only to time-based vesting conditions at the end of 2021. Vesting of the unvested awards shown below is generally conditioned upon the NEO’s continuous employment through the applicable vesting date, but is subject to acceleration on certain terminations of the executive’s employment as described in the section “Potential Payments upon Termination or Change in Control” below.

	Option Awards(1)				Stock Awards(1)
							Equity Incentive Plan Awards:
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)

Vladimir Tenev	—	—	—	—	633,959(3)	11,259,112	11,065,463(4)	196,522,623
	—	—	—	—	—	—	22,200,000(5)	394,272,000
	—	—	—	—	544,505(6)	9,670,409	—	—

Baiju Bhatt	—	—	—	—	633,959(3)	11,259,112	11,065,463(4)	196,522,623
	—	—	—	—	—	—	13,320,000(5)	236,563,200
	—	—	—	—	544,505(6)	9,670,409	—	—

Jason Warnick	525,000	175,000(7)	5.93	12/14/2028	—	—	—	—
	—	—	—	—	175,000(8)	3,108,000	—	—
	—	—	—	—	349,716(9)	6,210,956	—	—
	—	—	—	—	262,097(10)	4,654,843	—	—
	—	—	—	—	322,580(11)	5,729,021	—	—

Aparna Chennapragada	—	—	—	—	1,693,549(12)	30,077,430	—	—

Gretchen Howard	81,708	106,785(13)	5.93	2/14/2029	—	—	—	—
	—	—	—	—	106,785(14)	1,896,502	—	—
	—	—	—	—	258,749(15)	4,595,382	—	—
	—	—	—	—	243,051(16)	4,316,586	—	—
	—	—	—	—	262,097(17)	4,654,843	—	—
	—	—	—	—	322,580(11)	5,729,021	—	—

Christina Smedley	—	—	—	—	522,500(18)	9,279,600	—	—
	—	—	—	—	209,678(19)	3,723,881	—	—
(1)In accordance with the terms and conditions applicable to the award, each award reported in these columns generally is subject to forfeiture in connection with certain terminations of employment and to acceleration in certain circumstances as described under “Potential Payments Upon Termination or Change in Control” below.
(2)Value is based on the closing price of our Class A common stock of $17.76 per share on December 31, 2021, as reported by Nasdaq.
(3)These shares represent the as-yet-unvested portion of the 2019 Market-Based PSUs that became eligible to vest based on the Company’s achievement of the $30.45 per share market-price goal. One-eleventh (1/11th) of these shares vested Feb. 1, 2022, with the remainder vesting quarterly thereafter in equal installments through Aug. 1, 2024.
(4)Portions of this 2019 Market-Based PSU become eligible to vest based on satisfaction of share-price goals of $50.75 (37.5% portion), and $101.50 (62.5% portion). These goals are tested based on Robinhood’s trailing 60-trading-day average daily VWAP. When a share-price goal is achieved, half of the PSUs allocated to that level will vest immediately, with the other half of the PSUs allocated to that level vesting in accordance with a time-based service schedule in twenty-four (24) equal quarterly installments from a vesting commencement date of August 1, 2018 through August 1, 2024, subject to the executive’s continued service with Robinhood through the applicable vesting date.

82	Robinhood 2022 Proxy Statement

(5)Portions of this 2021 Market-Based PSU become eligible to vest based on satisfaction of share-price goals of $120 (12.8% portion), $150 (12.8% portion), $180 (14.9% portion), $210 (14.9% portion), $240 (14.9% portion), $270 (14.9% portion), and $300 (14.9% portion). These goals are tested based on 60-trading-day average daily VWAP. When a share-price goal is achieved, all of the PSUs allocated to that level will vest immediately, subject to the executive’s continued service with Robinhood through the applicable vesting date.
(6)One-third (1/3) of these shares vested on each of February 1, 2022, and May 1, 2022, with the remainder vesting on August 1, 2022.
(7)One-twelfth (1/12) of these options vest on the fourth day of each month from Jan. 4, 2022 through December 4, 2022.
(8)One-twelfth (1/12) of these RSUs vest on the first day of each month from Jan. 1, 2022 through December 1, 2022.
(9)One-eighth (1/8) of these RSUs vested on March 1, 2022, with the remainder vesting in equal quarterly installments thereafter through December 1, 2023.
(10)One-thirteenth (1/13) of these RSUs vested on January 1, 2022, with the remainder vesting in equal quarterly installments thereafter through January 1, 2025.
(11)One-eighth (1/8) of these RSUs are scheduled to vest on April 1, 2023, with the remainder vesting in equal quarterly installments thereafter through January 1, 2025.
(12)One-fourteenth (1/14) of these RSUs vested on January 1, 2022, with the remainder vesting in equal quarterly installments thereafter through April 1, 2025.
(13)One-thirteenth (1/13) of these options vest on the first day of each month from January 1, 2022 through January 1, 2023.
(14)One-thirteenth (1/13) of these RSUs vest on the first day of each month from January 1, 2022 through January 1, 2023.
(15)One-seventh (1/7) of these RSUs vested on January 1, 2022, with the remainder vesting in equal quarterly installments thereafter through July 1, 2023.
(16)One-eighth (1/8) of these RSUs vested on March 1, 2022, with the remainder vesting in equal quarterly installments thereafter through December 1, 2023.
(17)One-thirteenth (1/13) of these RSUs vested on January 1, 2022, with the remainder vesting in equal quarterly installments thereafter through January 1, 2025.
(18)One-eleventh (1/11) of these RSUs were scheduled to vest on March 1, 2022, with the remainder vesting in equal quarterly installments thereafter through Sept. 1, 2024; however, all of these RSUs were forfeited on January 3, 2022.
(19)One-thirteenth (1/13) of these RSUs vested Jan. 1, 2022, with the remainder scheduled to vest in twelve (12) equal quarterly installments thereafter through Jan. 1, 2025; however, the remainder of these RSUs was forfeited Jan. 3, 2022.
Options Exercised and Stock Vested During 2021
The following table shows how many stock options our NEOs exercised, and how many shares of stock vested for each NEO, during 2021. All of the stock vesting events relate to RSUs and PSUs. This table also shows the aggregate value our NEOs realized from such option exercises and RSU/PSU vesting events.
All of our RSUs and PSUs granted prior to the IPO included a “liquidity-event” vesting condition, in addition to a time-based service condition. This means that our employees accumulated a right to RSU shares by working for years prior to 2021, but no RSU shares were issued prior to 2021 because no liquidity event had yet occurred. In 2021, all of those banked shares were issued in a lump sum upon the IPO. So the stock award vestings reported below include awards that time-vested in 2021 and also include awards that time-vested prior to 2021 but for which share issuance was delayed until the IPO liquidity event. Therefore stock award vesting amounts reported below are not indicative of any normalized run rate for equity awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Vladimir Tenev	—	—	4,491,926	166,716,387
Baiju Bhatt	—	—	4,491,926	166,716,387
Jason Warnick	—	—	935,199	34,236,592
Aparna Chennapragada	—	—	241,935	8,883,852
Gretchen Howard	33,726	1,196,598	923,708	34,155,172
Christina Smedley	—	—	285,887	10,032,491
(1)In the case of options, “value realized” equals the difference between the exercise price of the option and the market price of our common stock at exercise (or the most recent 409A price at exercise, in the case of options exercised prior to the IPO), multiplied by the number of exercised options.
(2)In the case of stock awards vesting in connection with the IPO, “value realized” equals the IPO price of $38.00 per share, and otherwise “value realized” equals the closing price of our common stock on the vesting date (or the prior trading day, in the case of weekend or holiday vesting events), as reported by Nasdaq, in each case multiplied by the number of vested shares (including any shares withheld by us to cover tax withholding for these awards).

Executive Compensation	83

Potential Payments Upon Termination or Change in Control
The following sections describe the benefits that may become payable to our NEOs in connection with a termination of their employment with the Company and/or a change in control of the Company under arrangements in effect on December 31, 2021.
Change in Control and Severance Plan
In March 2021, our Board adopted our Change in Control and Severance Plan for Key Employees (our “CIC and Severance Plan”), which covers all vice-presidents and above, including all of the NEOs. Our CIC and Severance Plan is filed as an exhibit to our 2021 Form 10-K and is summarized in the following charts:
Severance Benefits outside any Change in Control

	Tier 1: CEO	Tier 2: Other Executive Officers	Tier 3: Other VPs
Base Pay (cash)	Greater of $1.5M and 18 months	12 months	9 months
Bonus (cash)	Target annual bonus pro-rated for days employed in termination year
Unvested Equity Awards	Forfeited	Forfeited	Forfeited
Benefits Continuation	18 months COBRA	12 months COBRA	9 months COBRA
Severance Benefits in connection with a Change in Control (Double Trigger)

	Tier 1: CEO	Tier 2: Other Executive Officers	Tier 3: Other VPs
Base Pay (cash)	Greater of $2.0M and 24 months	18 months	12 months
Bonus (cash)	Target annual bonus, plus target annual bonus pro-rated for days employed in year
Unvested Equity Awards	100% acceleration	100% acceleration	100% acceleration
CIC Protection Period	3 months prior to, and 18 months after, any change in control
Benefits Continuation	24 months COBRA	18 months COBRA	12 months COBRA
The People Committee believes that providing our executives with specified benefits in the event of a termination of employment by Robinhood without cause (or in the event of a resignation by the executive for good reason) is consistent with market practices. It also helps us retain executives and maintain leadership stability. Furthermore, the People Committee believes that adopting uniform terms, as reflected in these severance arrangements, helps to ensure that our executives are treated fairly and consistently, and could help the Company avoid the need to separately negotiate severance in connection with each individual termination of employment.
Our Board (or a committee thereof), or, solely with respect to employees who are not our executive officers, our CEO, administers our CIC and Severance Plan. Each of our executive officers and each of our other employees at the level of vice president or above is eligible to participate in our CIC and Severance Plan.
Our CIC and Severance Plan provides benefits in the event of an “Involuntary Termination,” which is defined to mean a termination of the participant’s employment (a) by the participant for “good reason” (as defined in our CIC and Severance Plan), or (b) by the Company for a reason other than “cause” (as defined in our CIC and Severance Plan), death, or disability.
Non-Change-in-Control Severance
In the event of an Involuntary Termination that occurs outside of any change in control period (as described below), a participant will be eligible for the following payments and benefits:
•a lump sum payment equal to (x) in the case of our CEO, the greater of $1.5 million and 18 months’ base salary, (y) in the case of our other executive officers, 12 months’ base salary, and (z) in the case of our other employees at the level of vice president or above, nine months’ base salary;

84	Robinhood 2022 Proxy Statement

•a lump sum payment equal to the participant’s target annual bonus, prorated based on the number of days the participant was employed with us during the year of termination; and
•a lump sum payment equal to the monthly premiums for continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985 as amended, or COBRA, on an after-tax basis, for a period of (x) in the case of our CEO, 18 months, (y) in the case of our other executive officers, 12 months, and (z) in the case of our other employees at the level of vice president or above, nine months.
Change-in-Control Severance

The People Committee believes that the occurrence, or potential occurrence, of a change-in-control transaction may create uncertainty for our executives and other key employees. The CIC and Severance Plan is designed to help retain our key employees and maintain a stable work environment leading up to and during changes in control by providing employees certain economic benefits in the event their employment is actually or constructively terminated in connection with such a change.
In the event of an Involuntary Termination that occurs within a period beginning three months prior to and ending 18 months following a “change in control” (as defined in our CIC and Severance Plan) (such period, the “change in control period”), the participant will be eligible for the following payments and benefits:
•a lump sum payment equal to (x) in the case of our CEO, the greater of $2.0 million and 24 months’ base salary, (y) in the case of our other executive officers, 18 months’ base salary, and (z) in the case of our other employees at the level of vice president or above, 12 months’ base salary;

What is a change in control (CIC)? It’s when control over the company or its business gets sold to a new owner. We define this as a transfer of 50% or more of the voting power to anyone other than existing stockholders, the transfer of substantially all assets of the company to anyone other than an affiliate of the company, and/or the replacement of a majority of the directors of the company in any two year period (excluding directors appointed by the board in advance of a stockholder vote).

•a lump sum payment equal to the sum of (x) the participant’s target annual bonus at the time of termination and (y) the participant’s target annual bonus, prorated based on the number of days the participant was employed with us during the year of termination;
•a lump sum payment equal to the monthly premiums for continued health coverage under COBRA, on an after-tax basis, for a period of (x) in the case of our CEO, 24 months, (y) in the case of our other executive officers, 18 months, or (z) in the case of our other employees at the level of vice president or above, 12 months; and
•accelerated vesting of all outstanding equity awards held by the participant, with all applicable performance goals or other vesting criteria deemed achieved at 100 percent of target levels for the relevant performance period(s), excluding the Market-Based PSUs.

Other Agreements
In the event that a participant is party to an agreement providing for severance payments and benefits, such participant will be entitled to receive the greater of the cash severance payments and benefits and accelerated vesting of equity awards provided under such agreement and those provided under our CIC and Severance Plan.
Release
The receipt of the payments and benefits provided for under our CIC and Severance Plan described above is conditioned on the participant signing and not revoking a separation and release of claims satisfactory to the Company.
Section 280G
In addition, if any of the payments or benefits provided for under our CIC and Severance Plan or otherwise payable to a participant would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the participant will receive either the full payments and benefits under our CIC and Severance Plan (and be subject to the applicable excise tax) or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater after-tax benefit to the participant. The estimates included below under “Estimated Severance and Change-in-Control Benefits” are presented assuming that no such reduction in benefits would be required. Our CIC and Severance Plan does not require us to provide any tax gross-up payments to the participants with respect to excise taxes.

Executive Compensation	85

Amendment and Termination
Our Board may amend or terminate our CIC and Severance Plan at any time prior to a change in control. Following a change in control, our CIC and Severance Plan may not be amended or terminated in any way that would prevent the participant from becoming eligible for the payments and benefits described above or reduce or alter such payments and benefits to the detriment of the participant. No amendment or termination will affect the rights of any participant to claim benefits under our CIC and Severance Plan for events occurring prior to the effective date of such amendment or termination.
Offer Letters
Described below are the provisions of our NEO offer letters that provide for severance payments and benefits greater than those provided under our CIC and Severance Plan.
•Mr. Warnick – The Warnick Offer Letter provides that the unvested portions of the options and RSUs described in the letter (namely the awards granted on December 15, 2018) will vest in full upon any change in control of the Company.
•Ms. Howard – The Howard Offer Letter provides that if Ms. Howard holds the title of Chief Operating Officer on the date of any change in control of the Company, then the unvested portion of the options and RSUs described in the letter (namely the awards granted on February 15, 2019) will vest in full upon the change in control.
Equity Award Agreements
Described below are the provisions of our NEO equity award agreements that provide for severance payments and benefits greater than those provided under our CIC and Severance Plan.
•Mr. Warnick – If the Company is subject to a change in control while Mr. Warnick remains employed with the Company (or within three months following an involuntary termination) and any award granted to Mr. Warnick prior to the IPO is not assumed, substituted or otherwise continued by the successor (or paid in cash) then the unvested portion of such award will accelerate in full upon the change in control.
•Ms. Howard – If the Company is subject to a change in control while Ms. Howard remains employed with the Company (or within three months following an involuntary termination) and any award granted to Ms. Howard prior to the IPO is not assumed, substituted or otherwise continued by the successor (or paid in cash) then the unvested portion of such award will accelerate in full upon the change in control.
•Ms. Chennapragada – If the Company is subject to a change in control while Ms. Chennapragada remains employed with the Company and the award granted to Ms. Chennapragada prior to the IPO is not assumed, substituted or otherwise continued by the successor (and if offered new or continued employment with such successor, Ms. Chennapragada does not voluntarily resign without good reason), then the unvested portion of such award will accelerate in full upon the change in control.
•2019 Market Based PSUs held by Mr. Tenev and Mr. Bhatt – In the event of a sale event (as defined in the 2013 Plan) before the awards expire on December 31, 2025, the 2019 Market-Based PSUs may be eligible to vest in additional tranche(s) of PSUs if the per share deal price in the sale event results in the achievement of an additional price goal that has not previously been achieved. For more information on the price goals see “CD&A—2021 Executive Compensation Program—Long-Term Incentive Equity Awards—Market-Based PSUs.” In that case the tranche(s) of PSUs corresponding to that price target will be eligible for vesting immediately prior to the closing of the sale event. If the transaction price falls between two price goals (and the upper of those goals has not previously been achieved), then a portion of the tranche of PSUs corresponding to the upper price will vest based on a linear interpolation between those two goals. In the event a Co-Founder is terminated without cause or resigns for good reason (each as defined in the Co-Founder’s award agreement) within 30 days prior to a sale event, he will be eligible to vest in any 2019 Market-Based PSUs that would have otherwise vested as a result of the transaction. In addition, in the event of any such termination within 30 days prior to a sale event or 18 months following a sale event, any Eligible 2019 Market-Based PSUs for which the service-based vesting requirement has not been satisfied will vest and be settled.
•2021 Market Based PSUs held by Mr. Tenev and Mr. Bhatt – In the event of a change in control of the Company before the awards expire on May 26, 2029, the 2021 Market-Based PSUs may be eligible to vest in additional tranche(s) of PSUs if the per share deal price in the change in control results in the achievement of an additional price goal that has not previously been achieved. For more information on the price goals see “CD&A—2021 Executive Compensation Program—Long-Term Incentive Equity Awards—Market-Based PSUs.” In that case, the tranche(s) of PSUs corresponding to that price target will vest immediately prior to the closing of the change in control. If the transaction price falls between two price goals (and the upper of those goals has not previously been achieved), then a portion of the tranche of PSUs corresponding to the upper price will vest based on a linear interpolation between those two goals. Mr. Tenev and Mr. Bhatt must be employed as of the applicable achievement date to be eligible for vesting in a particular tranche. However, in the event Mr. Tenev or Mr. Bhatt is terminated without cause (as defined in the award agreement) within 30 days prior to a change in control, he will be eligible to vest in any 2021 Market-Based PSUs that would have otherwise vested as a result of the transaction. In the event Mr. Tenev remains employed as a member of management but does not serve as our Chief Executive Officer or Executive Chairman, the PSUs that may vest following the date he ceases to serve in those roles will be reduced by 40 percent.

86	Robinhood 2022 Proxy Statement

Standardized Definition of Change in Control
In order to facilitate plan administration, on June 24, 2021, our Board approved, and executives with legacy individual agreements agreed to, a uniform definition of Change in Control consistent with the definition of Change in Control set forth in our 2021 Plan. These amendments did not apply to any equity awards held by Mr. Tenev or Mr. Bhatt.
Policy Providing Partial Acceleration upon Death or Permanent Disability
On March 10, 2021, our Board adopted a broad-based policy intended to provide our employees, including our NEOs, with additional financial security in the event of loss and hardship in recognition of the significant weight we place on equity incentive compensation. Under this policy, in the event that an employee’s (including any NEO’s) employment terminates due to death or permanent disability, the portion of such employee’s RSUs and options that are subject to time-based vesting conditions and would have otherwise vested within the two years following such termination will vest and become exercisable; provided, that the maximum value of RSUs and options that will vest and become exercisable under this policy for any individual must not exceed $10 million in the aggregate. This policy applies to all outstanding awards under the 2013 Plan and the 2020 Plan and is reflected in the terms of all awards that we have granted under the 2021 Plan.
Equity Plans
Described below are the provisions of our equity incentive plans governing how awards under the plans will generally be treated in connection with certain change of control transactions. The award treatment described below will generally be subject to any more-favorable treatment to which an executive may be entitled by contract or under the CIC and Severance Plan (each as described above).
2021 Plan. All equity awards granted after the IPO have been granted under our 2021 Plan. Our 2021 Plan provides that, unless otherwise determined by the administrator or provided in an award agreement, in the event of a “change in control” (as defined in our 2021 Plan) in which no provision is made for the acquirer’s assumption of or substitution for awards (with appropriate adjustments as to the number and kinds of shares and the exercise prices), if applicable, then:
•any outstanding stock options or stock appreciation rights (or “SARs”) that are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested as of immediately prior to such change of control, and the administrator will have authority to cancel such stock option or SARs in exchange for cash payment equal to the applicable spread value, if any;
•all performance-based awards will automatically vest as of immediately prior to such change in control, at either the target or actual level of performance (as determined by the administrator), and will be paid out as soon as practicable following such change in control or such later date as may be required to comply with Section 409A of the Code; and
•all other outstanding awards that are unexercisable, unvested or still subject to restrictions or forfeiture will automatically be deemed exercisable and vested, and all restrictions and forfeiture provisions will lapse as of immediately prior to such change in control, and the award will be paid out within 30 days following such change in control or such later date as may be required to comply with Section 409A of the Code.
The 2021 Plan further provides that, unless otherwise determined by the administrator or provided in an award agreement or a service provider’s employment or service agreement with us or any of our affiliates, if within 12 months following a change of control in which the acquirer assumes or substitutes awards in accordance with our 2021 Plan, a participant’s employment or service is terminated by us (or our successor) without “cause” (as defined in our 2021 Plan), then:
•any outstanding stock options or SARs that are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested as of the date of such termination, and will remain exercisable until the earlier of the expiration of the existing term and 90 days following the date of such termination;
•all performance-based awards will automatically vest as of the date of such termination, at either the target or actual level of performance (as determined by the administrator), and such deemed earned amount will be paid out as soon as practicable following such termination or such later date as may be required to comply with Section 409A of the Code; and
•all other outstanding awards that are unexercisable, unvested or still subject to restrictions or forfeiture will automatically be deemed exercisable and vested, and all restrictions and forfeiture provisions related thereto will lapse as of the date of such termination, and the award will be paid out as soon as practicable following such date of termination or such later date as may be required to comply with Section 409A of the Code.
2020 Plan. Our 2020 Plan provides that, in the event of an “acquisition” or “other combination” (each, as defined in our 2020 Plan), awards may be continued, assumed, substituted, settled by payment (in cash or securities of the surviving corporation or its parent) of the full value of the award, accelerated (in full or in part), or canceled without consideration, and awards would terminate upon the consummation of the acquisition or other combination unless they are continued, assumed or substituted. Our Board, in its sole discretion, may provide for the accelerated vesting of awards.

Executive Compensation	87

2013 Plan. Our 2013 Plan provides that, in the event of a “corporate transaction” (as defined in our 2013 Plan), awards may be continued, assumed or substituted, terminated without consideration (provided that a participant is given an opportunity to exercise vested stock options prior to the consummation of the transaction), or settled by payment (in cash, securities or other property) for a payment equal to the per-share value in the transaction, multiplied by the number of vested shares subject to the stock option minus the aggregate exercise price. Our Board, in its sole discretion, may provide for the accelerated vesting and exercisability, in whole or in part, of awards in connection with a corporate transaction.
ESPP. Our ESPP provides that in the event of a merger or “change in control” (as defined in our ESPP), a successor corporation may assume or substitute each outstanding purchase right. If the successor corporation refuses to assume or substitute the outstanding purchase rights or in the event of our proposed dissolution or liquidation, the offering period then in progress will be shortened, and a new purchase date will be set that will be before the date of such change in control. The administrator will notify each participant that the purchase date has been changed and that the participant’s purchase right will be exercised automatically on the new purchase date unless prior to such date the participant has withdrawn from the offering period.
Estimated Severance and Change-in-Control Benefits
The following table presents the Company’s estimate of the benefits to which each of our continuing NEOs would have been entitled under the arrangements described above if his or her employment had terminated on December 31, 2021 in the scenarios shown below (and for purposes of the change in control scenarios, (a) assuming with respect to the Market-Based PSUs that such date was within 30 days prior to or within 18 months after a hypothetical change in control of the Company in which the transaction price per share was $17.76 (the closing price of our common stock as reported by Nasdaq on December 31, 2021) and (b) assuming with respect to all other equity awards that such date was within three months prior to or within 18 months after a hypothetical change in control of the Company).

Name	Termination by the Company for Cause or Resignation without Good Reason ($)	No Change in Control: Termination by the Company without Cause or Resignation for Good Reason ($)	Death or Disability ($)(1)	Change in Control: Termination by the Company without Cause or Resignation for Good Reason ($)	Change in Control: (no termination of employment) ($)(2)
Vladimir Tenev
Cash Severance	—	1,500,000	—	2,000,000	—
RSU and PSU Acceleration(3)	—	—	10,000,000	20,929,521	—
Continuation of Health Benefits(4)	—	38,865	—	51,819	—
Totals	—	1,538,865	10,000,000	22,981,340	—
Baiju Bhatt
Cash Severance	—	34,248	—	51,372	—
RSU and PSU Acceleration(3)	—	—	10,000,000	20,929,520	—
Continuation of Health Benefits(4)	—	25,910	—	38,865	—
Totals	—	60,158	10,000,000	21,019,757	—
Jason Warnick
Cash Severance	—	550,000	—	825,000	—
RSU Acceleration(3)	—	—	7,929,750	19,702,819	3,108,000
Stock Option Acceleration(5)	—	—	2,070,250	2,070,250	2,070,250
Continuation of Health Benefits(4)	—	25,910	—	38,865	—
Totals	—	575,910	10,000,000	22,636,934	5,178,250
Aparna Chennapragada
Cash Severance	—	550,000	—	825,000	—
RSU Acceleration(3)	—	—	10,000,000	30,077,430	—
Continuation of Health Benefits(4)	—	26,659	—	39,988	—
Totals	—	576,659	10,000,000	30,942,418	—
Gretchen Howard
Cash Severance	—	550,000	—	825,000	—
RSU Acceleration(3)	—	—	8,736,733	21,192,333	1,896,502
Stock Option Acceleration(5)	—	—	1,263,267	1,263,266	1,263,266
Continuation of Health Benefits(4)	—	25,910	—	38,865	—
Totals	—	575,910	10,000,000	23,319,464	3,159,768

88	Robinhood 2022 Proxy Statement

(1)Under our policy, the value of death and disability equity award acceleration is capped at $10.0 million. For executives with both options and RSUs outstanding, this table allocates available capacity first to options and then to RSUs, but the policy does not specify an order.
(2)This scenario assumes that outstanding equity awards would be substituted for, assumed, or otherwise continued following the change in control transaction. If awards under the 2021 Plan (or the awards under earlier plans granted to Mr. Warnick, Ms. Chennapragada, and Ms. Howard as described under “—Equity Award Agreements” above) were not substituted for, assumed, or otherwise continued following the change in control transaction (that is, if such awards were to be terminated in connection with the transaction), they would generally accelerate and become fully vested. In these cases, the value of the accelerated equity award vesting would, for each NEO and assuming that the change in control and termination of the awards occurred on December 31, 2021, be the same as the accelerated vesting value for the NEO reported in the “RSU Acceleration” and “Stock Option Acceleration” rows under the column “Change in Control: Termination by the Company without Cause or Resignation for Good Reason.” In those circumstances, there would be no additional accelerated vesting value with respect to such equity awards in connection with a severance event to the extent the awards accelerated upon the change in control event.
(3)This row reports the intrinsic value of the unvested portions of the executive’s RSUs and PSUs that would accelerate in the scenarios described above. This value is calculated by multiplying $17.76 (the closing price of our common stock as reported by Nasdaq on December 31, 2021, the hypothetical acceleration date) by the number of units subject to the accelerated portion of the award.
(4)These health benefit continuation payments would be adjusted to provide the amount shown above on an after-tax basis, calculated at the time of an applicable termination.
(5)This row reports the intrinsic value of the portions of the executive’s unvested stock options that would accelerate in the scenarios described above. This value is calculated by multiplying (a) the amount by which $17.76 (the closing price of our common stock as reported by Nasdaq on December 31, 2021, the hypothetical acceleration date) exceeds the exercise price of the option by (b) the number of shares subject to the accelerated portion of the option.
Smedley Separation
On January 3, 2022, Ms. Smedley’s employment with the Company terminated. The Company and Ms. Smedley entered into a separation agreement dated as of August 21, 2021. Pursuant to this agreement:
•Ms. Smedley stepped down as Chief Marketing and Communications Officer on September 17, 2021 and remained employed for a transitional period with reduced responsibilities through January 3, 2022;
•Ms. Smedley received a lump sum severance payment of $4.0 million (which was agreed to be inclusive of, and in full satisfaction of, all severance obligations under our CIC and Severance Plan); and
•Ms. Smedley received the second installment of the sign-on bonus provided for in the Smedley Offer Letter in the amount of $107,500, and the Company released her from any obligation to repay any portion of the sign-on bonus.
In connection with the severance benefits described above, Ms. Smedley forfeited all equity awards that remained unvested on her termination date (valued at $13.2 million based on the January 3, 2022 closing stock price), executed a release of claims in favor of the Company, agreed to non-disparagement obligations, and confirmed that her obligations in relation to intellectual property and confidentiality remain in effect.

Executive Compensation	89

Proposal
2

Proposal 2
Advisory Vote on the
Frequency of Future
Say-on-Pay Votes

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Board requests your non-binding, advisory vote regarding the frequency with which we hold future Say-on-Pay votes.
Because we were a newly public, emerging growth company in 2021, we are eligible for a transition period prior to holding our first a Say-on-Pay vote. Starting no later than the third anniversary of our IPO, we will be required to provide our stockholders with the opportunity to cast a Say-on-Pay vote, and this proposal relates to the frequency of Say-on-Pay votes subsequent to our first such vote.
We are providing stockholders the options of selecting a frequency of:
•ONE YEAR – holding a Say-on-Pay vote every year;
•TWO YEARS – holding a Say-on-Pay vote once every two years; or
•THREE YEARS – holding a Say-on-Pay vote once every three years.
The Board recommends that our stockholders select a frequency of every ONE YEAR. We believe this frequency is appropriate because it will enable our stockholders to vote, on an advisory basis, on the most recent named executive officer compensation information that is presented in our proxy statement, which will provide a more continuous and meaningful communication between us and our stockholders on the compensation of our named executive officers. Soliciting an annual Say-on-Pay vote furthers our goal to receive frequent input from our stockholders on corporate governance matters, and to engage in and further dialogue with our stockholders related to our general executive compensation approach, policies, and philosophy.

REQUIRED VOTE
The frequency that receives the affirmative vote of a majority of the votes cast on this proposal by stockholders present in person or by proxy at the annual meeting and entitled to vote on this proposal will be the frequency recommended by stockholders. If no frequency receives the foregoing vote, then we will consider the option that receives the highest number of votes cast to be the frequency recommended by stockholders.
Abstentions and broker non-votes will have no effect on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that stockholders vote, on an advisory basis, for “ONE YEAR” as the frequency for future Say-on-Pay votes. Proxies received by the Company will be voted “ONE YEAR” unless you specify otherwise in the proxy.

What is being voted on and why?
The Securities and Exchange Commission requires that stockholders have a vote on executive compensation and also have a say on how frequently that vote occurs. This year, we’re asking stockholders to vote on the frequency of the Say-on-Pay vote, and we recommend that stockholders choose to hold it annually. A vote on frequency is required every six years. Both of these votes are advisory in nature, and the Board considers the voting results when making decisions.

91

Proposal
3

Proposal 3
Ratification of Appointment
of Independent Registered
Public Accounting Firm

We are asking our stockholders to ratify the Audit Committee’s appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
EY has served as the Company’s external auditor continuously since 2017 and has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for 2022. The members of the Audit Committee and the Board believe that the continued retention of EY to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.
Representatives of EY will be present at the annual meeting. The representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

REQUIRED VOTE
The affirmative vote of a majority of votes cast on this proposal by stockholders present in person or by proxy at the annual meeting and entitled to vote on this proposal is required in order to ratify the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
Abstentions will have no effect on the outcome of this proposal; we do not expect any broker non-votes on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Proxies received by the Company will be voted “FOR” this proposal unless you specify otherwise in the proxy.

What is being voted on and why?
The Audit Committee has appointed Ernst & Young LLP as the company’s independent registered public accounting firm for the 2022 fiscal year, but given the importance of this role, believes that stockholders should have input on the appointment.

93

Overview
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. In order to assure continuing auditor independence and objectivity, the Audit Committee intends to periodically consider whether there should be a rotation of the Company’s independent registered public accounting firm.
Although ratification of the appointment of EY is not required by our Organizational Documents or applicable law, the Audit Committee and the Board believe it is a good corporate governance practice to request stockholder ratification of the Audit Committee’s appointment of the Company’s independent registered public accounting firm. In the event that ratification of this appointment is not approved by stockholders, the Audit Committee will consider this fact in connection with its future appointment of an independent registered public accounting firm. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Audit and Non-Audit Fees
Set forth below are approximate fees for services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the fiscal years ended December 31, 2021 and 2020:

(in thousands)	2021	2020
Audit Fees(1)	$6,097	$1,688
Audit-Related Fees	—	—
Tax Fees(2)	20	—
All Other Fees(3)	5	2
Total	$6,122	$1,690
(1)"Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. In 2021 this category also includes fees for services incurred in connection our Registration Statement on Form S-1 filed with the SEC in connection with our IPO.
(2)“Tax Fees” consist of fees in connection with domestic and international tax advisory services.
(3)“All Other Fees” consist of subscription fees to an online accounting information database.
Policy on Audit Committee Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm
The Audit Committee has adopted policies and procedures regarding pre-approval of permitted audit and non-audit services. Each year, and as needed at other times during the year, (1) the independent registered public accounting firm will submit to the Audit Committee for approval the terms, fees and conditions of the Company’s engagement of the independent registered public accounting firm to perform an integrated audit of the Company’s consolidated financial statements, to attest to the Company’s internal control over financial reporting for the applicable fiscal year, and to review the Company’s interim financial statements; and (2) management or the independent registered public accounting firm will submit to the Audit Committee for approval a written pre-approval request of any additional audit and non-audit services to be performed for the Company during the year, including a budgeted range of fees for each category of service outlined in such request. The Audit Committee has designated the Audit Committee Chair to have the authority to pre-approve interim requests for permissible services that were not contemplated in the engagement letter or in pre-approval requests. The Audit Committee Chair may approve or reject any interim service requests and shall report any interim service pre-approvals at the next regular Audit Committee meeting.
All services provided to the Company by Ernst & Young LLP during the fiscal years ended December 31, 2021 and December 31, 2020 were pre-approved by the Audit Committee.

94	Robinhood 2022 Proxy Statement

Audit Committee Report
Management is responsible for the Company’s internal controls and the financial reporting process. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee’s agenda is established by the Audit Committee’s chair and senior members of the Company’s financial management team. During 2021, the Audit Committee met with representatives of Ernst & Young LLP, the senior members of the Company’s financial management team, and the Company’s head of internal audit in separate private sessions to discuss any matters that the Audit Committee, Ernst & Young LLP, the head of internal audit, or senior members of the Company’s financial management team believed should be discussed privately with the Audit Committee. The Audit Committee has reviewed and discussed with management and Ernst & Young LLP the audited consolidated financial statements in the Company’s 2021 Form 10-K. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.
The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees. Ernst & Young LLP also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young LLP that firm’s independence and considered whether the non-audit services provided by Ernst & Young LLP are compatible with maintaining their independence.
Based on the Audit Committee’s discussions with management and Ernst & Young LLP, and the Audit Committee’s review of the Company’s audited consolidated financial statements, representations of management, and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s 2021 Form 10-K filed with the SEC.
Submitted by the Audit Committee
of the Company’s Board of Directors
Paula Loop (Chair)
Frances Frei
Robert Zoellick

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm	95

Other Matters
Beneficial Ownership of Principal Stockholders and Management
The following table presents the number of shares of our common stock that were beneficially owned as of April 5, 2022 (except where another date is noted) by (1) known beneficial owners of five percent or more of our common stock, (2) each current director and director nominee, (3) each Named Executive Officer, and (4) all current directors and current executive officers of the Company as a group.
As required by SEC rules, this table considers shares to be beneficially owned by a listed person if such person has voting power or investment power over the shares (and regardless of whether such person has an economic interest in the shares).

	Shares Beneficially Owned on April 5, 2022(1)(2)
	Class A		Class B		% of Voting Power(3)
Name of Beneficial Owner	Shares	%	Shares	%
Named Executive Officers and Directors:
Baiju Bhatt(4)(5)	1,377,043	0.2	76,370,290	59.7	37.5
Vladimir Tenev(5)(6)	1,379,376	0.2	52,150,035	40.8	25.8
Jason Warnick(7)	1,138,387	0.2	—	—	*
Gretchen Howard(8)	749,402	*	—	—	*
Aparna Chennapragada(9)	215,382	*	—	—	*
Meyer Malka(10)	102,626	*	—	—	*
Jonathan Rubinstein(11)	80,615	*	—	—	*
Christina Smedley(12)	70,653	*	—	—	*
Frances Frei(13)	14,316	*	—	—	*
Robert Zoellick(14)	9,055	*	—	—	*
Paula Loop	6,791	*	—	—	*
Dara Treseder(15)	3,515	*	—	—	*
Scott Sandell(16)	2,779	*	—	—	*
All Current Executive Officers and Directors as a group (13 persons)(17)	5,539,656	0.7	127,955,246	100.0	63.5
Other 5% or Greater Stockholders:
Entities affiliated with Index Ventures(18)	85,007,754	11.4	—	—	4.2
Entities affiliated with DST Global(19)	58,063,445	7.8	—	—	2.9
Entities affiliated with Ribbit Capital(20)	54,873,416	7.3	—	—	2.7
Entities affiliated with New Enterprise Associates(21)	48,068,749	6.5	—	—	2.4

*Less than 0.1 percent.
(1)To our knowledge, except as otherwise indicated in the footnotes to this table and subject to applicable community property laws, each stockholder named in the table has the sole power to vote or direct the voting of (voting power), and the sole power to sell or otherwise direct the disposition of (investment power), the shares set forth opposite such stockholder’s name. The number of shares beneficially owned by each person or group includes shares over which such person or group held voting power or investment power on April 5, 2022 (or such other date as is indicated below) and shares over which such person or group had the right to acquire voting power or investment power within 60 days after April 5, 2022 (or such other date as is indicated below), such as upon the exercise of options and vesting and settlement of restricted stock units.

What is beneficial ownership? For this purpose, beneficial ownership means that a person has a right to vote or sell a share of stock (or has a right to acquire voting or sales control over a share of stock within the next sixty days, for example by exercising an option).

96	Robinhood 2022 Proxy Statement

(2)As of April 5, 2022, we had outstanding 743,987,376 shares of Class A common stock, 127,955,246 shares of Class B common stock, and zero shares of Class C common stock. We have no other classes of stock. For each person and group listed in the table, percentage ownership of any class of stock is calculated by dividing the number of shares of such class beneficially owned by such person or group as described above by the sum of (a) the shares of such class outstanding on April 5, 2022 plus (b) the number of shares of common stock that such person or group had the right to acquire from the Company within 60 days as described above. Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock; however, to avoid double counting and for ease of presentation, Class B shares are presented only under the Class B column header (and not also under the Class A column header). Similarly, pursuant to the Founders’ Equity Exchange Rights (as defined below), each outstanding share of Class A common stock held by Mr. Tenev or Mr. Bhatt that was acquired under pre-IPO equity awards may be exchanged with the Company at the election of the holder at any time for one share of Class B common stock; however, to avoid double counting and for ease of presentation, such Class A shares are presented only under the Class A column header (and not also under the Class B column header) and are specifically identified in footnotes (4) and (6) below.
(3)Each holder of our Class A common stock is entitled to one vote per share and each holder of our Class B common stock is entitled to ten votes per share on all matters submitted to a vote of the stockholders. The holders of our voting stock, consisting of Class A and Class B common stock, generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by applicable law or our Charter. In the table above, percentage of voting power is calculated by attributing beneficial ownership of shares based only on voting power (not based on investment power), and by including shares over which each person or group has the right to acquire voting power within 60 days after April 5, 2022 (or such other date as is indicated below), except that as mentioned above we have assumed that Mr. Tenev and Mr. Bhatt will not exercise any Equity Exchange Rights with respect to the Class A shares they held on, and/or have a right to acquire under pre-IPO RSUs within 60 days after, April 5, 2022 (and thus such shares are included within their respective calculations of voting power at one vote per share). For each person and group, percentage of voting power is calculated by dividing the number of votes represented by the shares beneficially owned (based on voting power only) by such person or group by the sum of the number of votes represented by all outstanding shares on April 5, 2022 plus the number of votes represented by the shares that such person or group had the right to acquire from the Company within 60 days after April 5, 2022.
(4)Mr. Bhatt’s beneficial ownership consists of (a) 125,655 Class A shares in his name, which are eligible to be exchanged for Class B shares pursuant to Mr. Bhatt’s Equity Exchange Right; (b) 1,012,254 Class A shares held by The Baiju Prafulkumar Bhatt Living Trust, dated 11/30/17 (the “Bhatt Living Trust”); (c) 58,696,088 Class B shares held by the Bhatt Living Trust; (d) 565,079 Class B shares held by the Bhatt Family LLC, over which shares Mr. Tenev has sole voting power, Mr. Bhatt’s spouse has sole investment power, and Mr. Bhatt has a right to obtain sole investment power within 60 days after April 5, 2022; (e) 1,616,456 Class B shares held by The Baiju Prafulkumar Bhatt GRAT dated 10/4/18; (f) 2,000,000 Class B shares held by The Baiju P. Bhatt 2021 GRAT; (g) 9,669,342 Class B shares held by The Tenev 2017 Irrevocable Trust, over which shares Mr. Bhatt has sole voting power but no investment power; (h) 1,408,450 Class B shares held by Butterfly Management LLC, over which shares Mr. Bhatt has sole voting power but no investment power; (i) 2,414,875 Class B shares held by Surfboard Management LLC, over which shares Mr. Bhatt has sole voting power but no investment power; and (j) 239,134 Class A shares underlying RSUs scheduled to vest and settle within 60 days of April 5, 2022, which will be eligible to be exchanged for Class B shares pursuant to Mr. Bhatt’s Equity Exchange Right. Note that the shares in clause (d) are beneficially owned by both Mr. Tenev and Mr. Bhatt and therefore are included in both of their rows above. Mr. Bhatt has voting power over the shares described in the clauses (g) through (i) pursuant to an irrevocable proxy granted by the entities that are the recordholders of such shares (which entities are related to Mr. Tenev) under the Founders’ Voting Agreement, but does not have an economic interest in such shares.
(5)All of the shares presented for Mr. Bhatt and Mr. Tenev are (or upon issuance will be) subject to the Founders’ Voting Agreement between Mr. Tenev, Mr. Bhatt, and their related entities, as further described below under “Other Matters—Voting Agreements.” All of the shares that are subject to the Founders’ Voting Agreement appear in this table, because each of them is subject to the voting power of one or the other of Mr. Tenev or Mr. Bhatt. Parties to the Founders’ Voting Agreement may be deemed to constitute a group for purposes of Section 13(d)(3) under the Exchange Act. Except as set forth in footnotes (4) and (6), each of Mr. Bhatt and Mr. Tenev, respectively, has neither voting nor investment power over the securities beneficially owned by other parties to the Founders’ Voting Agreement and disclaims beneficial ownership of such securities.
(6)Mr. Tenev’s beneficial ownership consists of (a) 1,137,905 Class A shares in his name, which are eligible to be exchanged for Class B shares pursuant to Mr. Tenev’s Equity Exchange Right; (b) 2,337 Class A shares held by The Tenev Living Trust, over which shares Mr. Tenev and his spouse share voting and investment power; (c) 51,584,956 Class B shares held by Mr. Tenev; (d) 565,079 Class B shares held by the Bhatt Family LLC, over which shares Mr. Tenev has sole voting power, Mr. Bhatt’s spouse has sole investment power, and Mr. Bhatt has a right to obtain sole investment power within 60 days after April 5, 2022; and (e) 239,134 Class A shares underlying RSUs scheduled to vest and settle within 60 days of April 5, 2022, which will be eligible to be exchanged for Class B shares pursuant to Mr. Tenev’s Equity Exchange Right. Note that the shares in clause (d) are beneficially owned by both Mr. Tenev and Mr. Bhatt and therefore are included in both of their rows above. Mr. Tenev has voting power over the shares described in clause (d) pursuant to an

Other Matters	97

irrevocable proxy granted by the recordholder of such shares (which recordholder is an entity related to Mr. Bhatt) under the Founders’ Voting Agreement, but does not have an economic interest in such shares.
(7)Mr. Warnick’s beneficial ownership includes (a) 612,500 Class A shares underlying stock options exercisable within 60 days after April 5, 2022; and (b) 96,994 Class A shares underlying RSUs scheduled to vest and settle within 60 days after April 5, 2022.
(8)Ms. Howard’s beneficial ownership includes (a) 168,064 Class A shares held by the Howard 2021 Family Trust, over which shares Ms. Howard has shared investment power and shared voting power; (b) 130,993 Class A shares underlying stock options exercisable within 60 days after April 5, 2022; and (c) 70,922 Class A shares underlying RSUs scheduled to vest and settle within 60 days after April 5, 2022.
(9)Ms. Chennapragada’s beneficial ownership includes 24,112 Class A shares underlying RSUs scheduled to vest and settle within 60 days after April 5, 2022.
(10)Mr. Malka’s beneficial ownership includes 102,183 Class A shares held by the Tibbir DE Trust, of which Mr. Malka serves as settlor and investment adviser. Mr. Malka is the founder and managing partner of the Ribbit Capital family of funds and is contractually obligated to transfer any shares issued pursuant to stock awards or upon vesting and settlement of RSUs to certain entities affiliated with such funds. In addition, as the managing partner of Ribbit Capital, Mr. Malka could be deemed to beneficially own shares held by certain entities associated with Ribbit Capital as described in footnote 20 below; however, for the sake of clarity such shares are presented in the table only for Ribbit Capital (and are not included in the rows for Mr. Malka or for all executive officers and directors as a group). Mr. Malka disclaims beneficial ownership of all shares held by the Tibbir DE Trust and by entities associated with Ribbit Capital, in each case except to the extent of his actual pecuniary interest in such shares, as further described in footnote 20 below with respect to Ribbit Capital.
(11)Mr. Rubinstein’s beneficial ownership includes (a) 67,943 Class A shares held by the Jonathan J. Rubinstein Trust; (b) 3,616 Class A shares underlying vested restricted stock units that Mr. Rubinstein has a right to cause the company to settle within 60 days after April 5, 2022; and (c) 4,528 Class A shares underlying RSUs scheduled to vest and settle within 60 days after April 5, 2022.
(12)Ms. Smedley served as the Company’s Chief Marketing and Communications Officer until September 17, 2021. The information reported in the table is based on Ms. Smedley’s most recent Form 4 (Statement of Changes in Beneficial Ownership) filed with the SEC on July 30, 2021, as adjusted to give effect to subsequent transactions through April 5, 2022 of which the Company is aware in connection with employment-related equity awards.
(13)Professor Frei’s beneficial ownership includes 536 Class A shares underlying RSUs scheduled to vest and settle within 60 days after April 5, 2022.
(14)Mr. Zoellick’s beneficial ownership includes 2,264 Class A shares underlying RSUs scheduled to vest and settle within 60 days after April 5, 2022.
(15)Ms. Treseder’s beneficial ownership includes 538 Class A shares underlying RSUs scheduled to vest and settle within 60 days after April 5, 2022.
(16)Mr. Sandell’s beneficial ownership consists of 2,779 Class A shares underlying vested restricted stock units that Mr. Sandell has a right to cause the company to settle within 60 days after April 5, 2022. In addition, as the Managing General Partner of New Enterprise Associates, Mr. Sandell could be deemed to beneficially own shares held by certain entities associated with NEA as described in footnote 21 below; however, for the sake of clarity such shares are presented in the table only for NEA (and are not included in the rows for Mr. Sandell or for all executive officers and directors as a group). Mr. Sandell disclaims beneficial ownership of all shares held by entities associated with NEA except to the extent of his actual pecuniary interest in such shares, as further described in footnote 21 below.
(17)The beneficial ownership of all current executive officers and directors as a group includes (a) 840,908 Class A shares underlying stock options exercisable within 60 days after April 5, 2022; (b) 6,395 Class A shares underlying vested restricted stock units that individual directors have a right to cause the company to settle within 60 days after April 5, 2022; and (c) 809,624 Class A shares underlying RSUs scheduled to vest and settle within 60 days after April 5, 2022. Note that the Class B percentage of all current executive officers and directors as a group is less than the sum of their individual percentages because certain shares are attributable to both Mr. Tenev and Mr. Bhatt individually, as described in footnotes 4 and 6 above, and the figure presented in this row eliminates any double-counting.
(18)Beneficial ownership information for entities affiliated with Index Ventures is as of December 31, 2021 and based on information contained in their Schedule 13G, filed with the SEC on February 14, 2022. Such schedule states that: Index Ventures VI (Jersey) L.P. (“Index Ventures VI”) holds sole voting power and sole investment power over 70,022,080 Class A shares; Index Ventures VI Parallel Entrepreneur Fund (Jersey) L.P. (together with Index Ventures VI, the “Index VI Funds”) holds sole voting power and sole investment power over 1,413,380 Class A shares; Index Venture Associates VI Limited (“IVA VI”) holds sole voting power and sole investment power over 72,339,700 Class A shares, which consists of

98	Robinhood 2022 Proxy Statement

(a) 71,435,460 Class A shares held directly by the Index VI Funds and (b) 904,240 Class A shares held directly by Yucca (Jersey) SLP (“Yucca”); Index Ventures Growth III (Jersey), L.P. (“Index Growth III”) holds sole voting power and sole investment power over 10,296,520 Class A shares; Index Venture Growth Associates III Limited (“IVGA III”) holds sole voting power and sole investment power over 10,453,300 Class A shares, which consists of (a) 10,296,520 Class A shares held directly by Index Growth III and (b) 156,780 Class A shares held directly by Yucca; Index Ventures Growth V (Jersey), L.P. (“Index Growth V” and together with the Index VI Funds and Index Growth III, the “Index Venture Funds”) holds sole voting power and sole investment power over 2,148,312 Class A shares, which consists of (a) 1,874,816 Class A shares and (b) 273,496 Class A shares issuable upon exercise of Company warrants; Index Venture Growth Associates V Limited (“IVGA V”) holds sole voting power and sole investment power over 2,214,754 Class A shares, which consists of (a) 1,874,816 Class A shares held directly by Index Growth V, (b) 273,496 Class A shares issuable upon exercise of Company warrants held directly by Index Growth V, (c) 57,984 Class A shares held directly by Yucca and (d) 8,458 Class A shares issuable upon exercise of Company warrants held directly by Yucca; and Yucca holds sole voting power and sole investment power over 1,127,462 Class A shares, which consists of (a) 1,119,004 Class A shares and (b) 8,458 Class A shares issuable upon exercise of Company warrants. Yucca administers the co-investment vehicle that is contractually required to mirror the Index VI Funds, the Index Growth III (Jersey) and Index Growth V (Jersey) investments. As a result, each of IVGA III, IVGA V and IVA VI may be deemed to have voting and investment power over Yucca’s shares by virtue of their voting power and investment power over the shares owned by the Index Venture Funds. The address of the entities mentioned in this footnote is 44 Esplanade, St. Helier, Jersey Channel Islands, JE4 9WG.
(19)Beneficial ownership information for entities associated with DST Global is as of December 31, 2021 and based on information contained in their Schedule 13G, filed with the SEC on February 14, 2022. Such schedule states that: Galileo (PTC) Limited holds sole voting power and sole investment power over 58,063,445 Class A shares; Cardew Services Limited holds shared voting power and shared investment power over 58,063,445 Class A shares; DST Global Advisors Limited holds sole voting power and sole investment power over 58,063,445 Class A shares; DST Managers V Limited holds sole voting power and sole investment power over 39,053,267 Class A shares; DST Managers VI Limited holds sole voting power and sole investment power over 10,013,859 Class A shares; DST Managers VII Limited holds sole voting power and sole investment power over 8,996,319 Class A shares; DST Global V, L.P. holds sole voting power and sole investment power over 28,115,625 Class A shares; DST Investments XIX, L.P. holds sole voting power and sole investment power over 9,459,081 Class A shares; DST Global V Co-Invest, L.P. holds sole voting power and sole investment power over 1,478,561 Class A shares; DST Global VI, L.P. holds sole voting power and sole investment power over 10,013,859 Class A shares; and DST Global VII, L.P. holds sole voting power and sole investment power over 8,996,319 Class A shares. DST Managers V Limited is the general partner of each of DST Global V, L.P., DST Investments XIX, L.P., DST Global V Co-Invest, L.P., and, as such, may be deemed to beneficially own the shares held directly by each of DST Global V, L.P., DST Investments XIX, L.P., DST Global V Co-Invest, L.P. DST Managers VI Limited is the general partner of DST Global VI, L.P., and, as such, may be deemed to beneficially own the shares held directly by DST Global VI, L.P. DST Managers VII Limited is the general partner of DST Global VII, L.P., and, as such, may be deemed to beneficially own the shares held directly by DST Global VII, L.P. DST Global Advisors Limited wholly owns DST Managers V Limited, DST Managers VI Limited and DST Managers VII Limited and, as such, may be deemed to beneficially own the shares held directly by DST Managers V Limited, DST Managers VI Limited and DST Managers VII Limited. Cardew Services Limited wholly owns DST Global Advisors Limited and, as such, may be deemed to beneficially own the shares beneficially owned by DST Global Advisors Limited. Galileo (PTC) Limited wholly owns Cardew Services Limited and, as such, may be deemed to beneficially own the shares beneficially owned by Cardew Services Limited. The address of the entities mentioned in this footnote is c/o Trident Trust Company (Cayman) Limited, One Capital Place, P.O. Box 847, Grand Cayman, KY1-1103, Cayman Islands except for Galileo (PTC) Limited, Cardew Services Limited and DST Global Advisors Limited, whose address is c/o Trident Trust Company (B.V.I.) Limited, Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands.
(20)Beneficial ownership information for entities associated with Ribbit Capital is as of December 31, 2021 and is based on information contained in their Schedule 13G, filed with the SEC on February 14, 2022 (the “Ribbit 13G”) other than with respect to the number of shares issuable upon exercise of Company warrants, which is based on the Form 3 filed with the SEC by Mr. Malka on March 29, 2022. Such Schedule 13G states that 12,862,748 Class A shares are owned by Bullfrog Capital, L.P. (“Bullfrog”) for itself and as nominee for Bullfrog Founder Fund, L.P. (“Bullfrog FF”); 6,083 Class A shares are owned by RH-N Bullfrog Opportunity I, LLC (“RH-N”); 3,220,080 Class A shares are owned by RH Ribbit Opportunity II, LLC (“RH II”); 2,556,431 Class A shares are owned by RH-D Ribbit Opportunity II, LLC (“RH-D”); 2,363,270 Class A shares are owned by RH-E Ribbit Opportunity II, LLC (“RH-E”); 26,481,814 Class A shares are owned by Ribbit Capital II, L.P. (“Fund II”) for itself and as nominee for Ribbit Founder Fund II, L.P. (“FF II”); and 4,554,560 Class A shares are owned by Ribbit Capital III, L.P. (“Fund III”) for itself and as nominee for Ribbit Founder Fund III, L.P. (“FF III”). Meyer Malka (“Malka”) is the sole director of Ribbit Capital GP III, Ltd. (“UGP III”), which is the general partner of Ribbit Capital GP III, L.P. (“GP III”), which is the general partner of Fund III and FF III, Malka is the sole director of Ribbit Capital GP II, Ltd. (“UGP II”), which is the general partner of Ribbit Capital GP II, L.P. (“GP II”), which is the general partner of Fund II and FF II and the managing member of RH-E and RH II, Malka is the sole director of Bullfrog Capital GP, Ltd. (“BF UGP”), which is the general partner of Bullfrog Capital GP, L.P. (“BF GP”), which is the general partner of Bullfrog and Bullfrog FF and the managing member of RH-N, and Malka is the sole managing member of Ribbit Opportunity Manager II, LLC, which is the managing member of RH II and may be deemed to have sole voting power and sole investment power over these shares.

Other Matters	99

Such Form 3 states that warrants to purchase 1,405,827 shares of Class A Common Stock are held directly by Bullfrog for itself and as nominee for Bullfrog FF and warrants to purchase 1,422,603 shares of Class A Common Stock are held directly by RH-N. The Ribbit 13G further states that, under certain circumstances set forth in the limited partnership agreements of Fund II, FF II, Fund III, FF III, Bullfrog, Bullfrog FF, GP II, GP III, and BF GP, the limited liability company agreements of RH-N, RH II, RH-D, RH-E and the memorandum and articles of association of UGP II, UGP III and BF UGP, the general and limited partners, members or directors, as the case may be, of each of such entities may be deemed to have the right to receive dividends from, or the proceeds from, the sale of shares of the Company directly or indirectly owned by each such entity of which they are a general partner, limited partner, member or director. The address of the entities mentioned in this footnote is c/o Ribbit Capital Management, 364 University Avenue, Palo Alto, CA 94301. For additional information, see the Ribbit 13G.
(21)Beneficial ownership information for entities affiliated with New Enterprise Associates is as of January 28, 2022 and is based on information contained in their Schedule 13D, filed with the SEC on August 26, 2021, as amended by their Amendment No. 1 to Schedule 13D, filed with the SEC on February 9, 2022. As amended, such schedule states that shared voting power and shared investment power over 48,068,749 Class A shares is held by each of the following (each a “Reporting Person”): New Enterprise Associates 15, L.P. (“NEA 15”) and New Enterprise Associates 17, L.P. (“NEA 17” and, collectively with NEA 15, the “NEA Funds”); NEA Partners 15, L.P. (“NEA Partners 15”), which is the sole general partner of NEA 15; NEA Partners 17, L.P. (“NEA Partners 17”, and, collectively with NEA Partners 15, the “GPLPs”), which is the sole general partner of NEA 17; NEA 15 GP, LLC (“NEA 15 LLC”), which is the sole general partner of NEA Partners 15; NEA 17 GP, LLC (“NEA 17 LLC” and, collectively with NEA 15 LLC, the “GP LLCs” and, collectively with the GPLPs, the “Control Entities”), which is the sole general partner of NEA Partners 17; and Forest Baskett (“Baskett”), Anthony A. Florence, Jr. (“Florence”), Mohamad H. Makhzoumi (“Makhzoumi”), Scott Sandell (“Sandell”), and Peter W. Sonsini (“Sonsini”) (together, the “Managers”), who are managers of NEA 15 LLC and NEA 17 LLC. Such beneficial ownership includes 422,932 shares issuable upon exercise of Company warrants. Such schedule states that each Reporting Person disclaims beneficial ownership of such securities other than those securities which such person owns of record. Such schedule states that the address of the principal business office of the NEA Funds, each Control Entity and Sandell is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093; the address of the principal business office of Baskett, Makhzoumi, and Sonsini is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, California 94025; and the address of the principal business office of Florence is New Enterprise Associates, 104 5th Avenue, 19th Floor, New York, NY 10001.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act (“Section 16”) requires the Company’s directors, executive officers and, subject to certain exceptions, persons who beneficially own more than 10 percent of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership on Form 3 and changes in ownership of the Company’s common stock on Forms 4 or 5. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on our review of such reports and written representations from some of the Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2021 all filing requirements applicable to the Reporting Persons were timely met, except that (a) the Form 4 reports for the first quarterly vesting of the initial RSUs granted to each of Mr. Rubinstein and Mr. Zoellick were filed two weeks late, and (b) a Form 4 reporting an automatic open market sale under a Rule 10b5-1 trading plan by Ms. Howard was filed two days late.

100	Robinhood 2022 Proxy Statement

Equity Compensation Plan Information
The following table presents information as of December 31, 2021 regarding shares of our common stock that may be issued under our equity compensation plans, which consist of the:
•Amended and Restated 2013 Stock Plan, as amended (the “2013 Plan”);
•2020 Equity Incentive Plan, as amended (the “2020 Plan”);
•2021 Omnibus Incentive Plan (the “2021 Plan”); and
•2021 Employee Share Purchase Plan (“ESPP”).
Each of these plans has been approved by our stockholders. We do not maintain any equity compensation plans that have not been approved by stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	122,874,382	(1)	$2.2033	(2)	139,521,368	(3)
(1)Includes 14,527,468 shares subject to outstanding stock option awards, 49,428,070 shares subject to outstanding restricted stock unit (RSU) awards, and 58,918,844 shares subject to outstanding performance stock unit (PSU) awards as of December 31, 2021. In addition, 15,126 early-exercised stock option shares were outstanding but had not yet vested as of December 31, 2021.
(2)Calculated exclusive of outstanding RSU and PSU awards, which have no exercise price.
(3)Of these shares, 122,831,559 were available for grant under the 2021 Plan and 16,689,809 were available for purchase under the ESPP as of December 31, 2021. Subject to certain express limits of the 2021 Plan, shares available under the 2021 Plan generally may be used for any type of award authorized under that plan including options, RSUs, PSUs, stock appreciation rights, restricted stock awards, and other forms of awards granted or denominated in shares of our Class A common stock or units of our Class A common stock. Shares underlying full-value awards count against the share reserves on a one-for-one basis (there are no fungible share ratios under our equity plans). Shares underlying awards that are forfeited or cancelled or that otherwise fail to vest, as well as vested shares that are withheld for taxes, under the 2013 Plan, the 2020 Plan, or the 2021 Plan, will return to the 2021 Plan and will thereby increase the number of shares available for grant under the 2021 Plan.
The number of shares available for grant under the 2021 Plan will automatically increase on the first day of each calendar year beginning on January 1, 2022 and ending on (and including) January 1, 2031. Each annual increase will equal (i) five percent (5%) of the outstanding shares of all classes of our common stock on the last day of the immediately preceding year or (ii) such lesser number of shares determined by the People Committee. For 2022, the People Committee approved the full five percent (5%) increase and, as a result, an additional 43,194,841 shares became available under the 2021 Plan on January 1, 2022.
The number of shares available for purchase under the ESPP will automatically increase on the first day of each calendar year beginning on January 1, 2022 and ending on (and including) January 1, 2031. Each annual increase will equal (i) one percent (1%) of the outstanding shares of all classes of our common stock on the last day of the immediately preceding year or (ii) such lesser number of shares determined by the People Committee. For 2022, the People Committee approved the full one percent (1%) increase and, as a result, an additional 8,638,968 shares became available under the ESPP on January 1, 2022.

Other Matters	101

Voting Agreements
Founders’ Voting Agreement
In connection with our IPO, our Founders (Mr. Tenev and Mr. Bhatt) and some of their related entities (including estate planning vehicles) entered into a voting agreement, which became effective prior to the completion of our IPO (the “Founders’ Voting Agreement”), to which we are also a party. Pursuant to the Founders’ Voting Agreement, each of the Founders and their related entities that are party to the Founders’ Voting Agreement (including entities made party by joinder, “Founder Affiliates”) agreed, upon the terms and subject to the conditions set forth therein, among other things:
•to vote all of their shares of common stock in favor of the election of each Founder to, and against the removal of each Founder from, our Board;
•to vote together in the election of other directors generally, subject to deferring to the decision of the NomGov Committee in the event of any disagreement between the Founders; and
•to ensure that all of their shares are voted as described above, including causing their shares to be present in person or by proxy for purposes of constituting a quorum at the meeting of stockholders (including at this annual meeting).
Under the Founders’ Voting Agreement, some of the Founder Affiliates have granted an irrevocable proxy to one of the Founders to vote their shares of common stock (some Founder Affiliates granted proxies to their related Founder, other Founder Affiliates granted proxies to the other, unrelated Founder). The proxies that are currently in effect under the Founders’ Voting Agreement are described above in the section “Beneficial Ownership of Principal Stockholders and Management.”
Pursuant to the Founders’ Voting Agreement, each Founder has granted, effective upon such Founder’s death or permanent and total disability, a voting proxy to the other Founder with respect to shares of our common stock held by such Founder and over which such Founder was entitled to vote (or direct the voting of) immediately prior to such Founder’s death or permanent and total disability.
The Founders’ Voting Agreement also grants to each Founder and his respective Founder Affiliates a right of first offer in the event the other Founder or any of his respective Founder Affiliates proposes to transfer any shares of Class B common stock in a transaction that would cause such shares of Class B common stock to convert to Class A common stock pursuant to our Charter; provided, however, that such right of first offer does not apply to the first 20 million Class B shares in the aggregate converted or transferred by each Founder or his respective Founder Affiliates. Through April 5, 2022, Mr. Bhatt and his related Founder Affiliates had so converted or transferred 2.2 million shares, and Mr. Tenev and his related Founder Affiliates had not so converted or transferred any such shares.
The Founders’ Voting Agreement will remain in effect until all Class B shares have converted into Class A shares.
The Founders’ Voting Agreement is filed as an exhibit to our 2021 Form 10-K.
Pre-IPO Voting Agreement (no longer in effect)
We were party to a Voting Agreement, which was originally entered into on August 22, 2014 and was most recently amended and restated as of August 13, 2020 (as amended, the “Pre-IPO Voting Agreement”), pursuant to which many of our investors, including entities affiliated with Index Ventures, NEA, DST Global, and Ribbit Capital, agreed to the manner in which they would vote their shares on various matters, including the election of directors. Most of our pre-IPO directors were originally elected to the Board in accordance with this agreement, including Mr. Sandell, Mr. Rubinstein, Mr. Zoellick, and Ms. Loop. The Pre-IPO Voting Agreement terminated upon the completion of our IPO and no longer governs any aspect of the election or designation of members of our Board or the voting of our capital stock.

102	Robinhood 2022 Proxy Statement

Related Person Transaction Policy
Our Board has adopted a written related person transaction policy, setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions, any financial transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest.
In reviewing and approving or disproving any such transactions, the Audit Committee considers all relevant facts and circumstances as it deems appropriate, including, but not limited to:
•the business reasons for the Company to enter into the related person transaction;
•the commercial reasonableness of the terms of the related person transaction;
•the materiality of the related person transaction to the Company;
•whether the terms of the related person transaction are fair to the Company and on substantially the same basis as would apply if the transaction did not involve a related person;
•the extent of the related person’s interest in the related person transaction;
•if applicable, the impact of the related person transaction on a non-employee director’s independence; and
•any actual or apparent conflict of interest of the related person participating in the related person transaction.
This policy became effective on August 2, 2021, upon the closing of the IPO and provided that all related person transactions described in the IPO prospectus (including all of those below) were deemed approved.
Why is it important to have a policy on related person transactions? Having a clear procedure for any transactions involving a company and its related persons (including directors and executive officers and their immediate family members), as well as clear disclosure of any such transaction, is important for ensuring directors and executive officers are acting in the best interest of stockholders.
Transactions with Related Persons
Other than compensation arrangements for our executive officers and directors which are described elsewhere in this proxy statement, below we describe transactions since January 1, 2021 to which we were or will be a participant and in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers, or holders of more than 5 percent of our outstanding voting securities, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Convertible Note and Warrant Financings
In February 2021, we issued two tranches of convertible notes, consisting of $2,532.0 million aggregate principal amount of “Tranche I” convertible notes and $1,020.0 million aggregate principal amount of “Tranche II” convertible notes. Upon the closing of our IPO, the convertible notes automatically converted into 137,305,156 shares of our Class A common stock at a conversion price of $26.60. In addition, we granted to each purchaser of the Tranche I convertible notes a warrant to purchase a number of shares of equity securities equal to 15 percent of the aggregate proceeds invested by such purchaser in the Tranche I convertible notes (i.e., $379.8 million in aggregate maximum purchase amount). Such warrants became exercisable in connection with the closing of our IPO and, until the tenth anniversary of their issue date, outstanding warrants will be exercisable for shares of our Class A common stock at an exercise price of $26.60. The following table summarizes purchases of our convertible notes by holders of more than 5 percent of our capital stock and their affiliated entities. None of our executive officers purchased our convertible notes or related warrants.

Other Matters	103

Stockholder	Tranche I Convertible Notes (Principal Amount, millions)	Tranche II Convertible Notes (Principal Amount, millions)
Entities affiliated with Index Ventures(1)	$50.0	$—
Entities affiliated with New Enterprise Associates(2)	$75.0	$—
Entities affiliated with Ribbit Capital(3)	$501.6	$—
(1)Consists of Index Ventures Growth V (Jersey), L.P. and Yucca (Jersey) SLP. Jan Hammer, who was a member of our Board during 2021, is affiliated with Index Ventures.
(2)Consists of New Enterprise Associates 15, L.P. and New Enterprise Associates 17, L.P. Scott Sandell, a member of our Board, is affiliated with New Enterprise Associates 15, L.P. and New Enterprise Associates 17, L.P.
(3)Consists of Bullfrog Capital, L.P. and RH-N Bullfrog Opportunity I, LLC. Meyer Malka, who joined our Board in March 2022, is affiliated with Bullfrog Capital, L.P. and RH-N Bullfrog Opportunity I, LLC.
In connection with the convertible note and warrant financings, we entered into a Tranche I convertible note and warrant purchase agreement (the “Tranche I Purchase Agreement”) and a Tranche II convertible note purchase agreement (the “Tranche II Purchase Agreement”), each dated as of February 12, 2021. Pursuant to the Tranche I Purchase Agreement, the holders of our Tranche I convertible notes had the right to request that we file a registration statement, and/or request that the common shares issued upon conversion of the Tranche I convertible notes be covered by a registration statement that we were otherwise filing, in each case subject to certain exceptions. In addition, in connection with our IPO, the purchasers of our convertible notes and warrants entered into market standoff agreements with us for the benefit of the underwriters or our IPO, pursuant to which the holders of our convertible notes and warrants entered into lockup agreements in connection with our IPO, all of which expired on December 1, 2021.
Voting Agreements
Founders’ Voting Agreement. In connection with our IPO, we entered into the Founders’ Voting Agreement with our Founders and certain of their respective related entities, as described in “Other Matters—Voting Agreements” above.
Pre-IPO Voting Agreement (no longer in effect). Prior to the IPO, we were party to the Pre-IPO Voting Agreement, as described in “Other Matters—Voting Agreements” above. The Pre-IPO Voting Agreement terminated upon the completion of our IPO and no longer governs any aspect of the election or designation of members of our Board or the voting of our capital stock.
Holder Voting Agreements (no longer in effect). Mr. Tenev and Mr. Bhatt previously individually entered into holder voting agreements with entities affiliated with DST Global, which agreements were effective as of May 1, 2017 and as of January 1, 2021 (each, a “Holder Voting Agreement”), which entitled each of Mr. Tenev and Mr. Bhatt individually to vote 50 percent of the redeemable convertible preferred stock owned by the DST Global entities at their own discretion, whether at a meeting of stockholders or through the solicitation of a written consent of stockholders, in respect of certain matters regarding liquidations, dividends, transfers of intellectual property, acquisitions, and indebtedness, among other things. Each Holder Voting Agreement terminated in its entirety upon the completion of our IPO and no longer provides any voting rights to Mr. Tenev or Mr. Bhatt.
Investors’ Rights Agreement
We are party to an Amended and Restated Investors’ Rights Agreement, dated as of August 13, 2020 (“Investors’ Rights Agreement”), with certain holders of our capital stock (which consists of holders of Class A common stock that was received upon the automatic conversion of our redeemable convertible preferred stock in connection with our IPO, and may in the future include holders of shares of Class A common stock issued upon exercise of our warrants or conversion of our convertible notes), including entities affiliated with Index Ventures, New Enterprise Associates, DST Global, and Ribbit Capital. This agreement provides, among other things, that certain holders of our capital stock and warrants have the right to request that we file a registration statement, and/or request that their shares be covered by a registration statement that we are otherwise filing, subject to certain exceptions. Also under the Investors’ Rights Agreement, our stockholders party thereto have entered into market standoff agreements with us for the benefit of the IPO Underwriters, pursuant to which such stockholders have entered into lockup agreements in connection with our IPO, all of which expired on December 1, 2021. All rights, other than the registration rights, under the Investors’ Rights Agreement terminated in connection with the IPO. The remaining registration rights under the Investors’ Rights Agreement terminated on October 27, 2021.

104	Robinhood 2022 Proxy Statement

Right of First Refusal and Co-Sale Agreement
Pursuant to certain of our equity compensation plans and certain agreements with our stockholders, including an Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of August 13, 2020 (“Right of First Refusal and Co-Sale Agreement”), among us, Mr. Tenev and Mr. Bhatt and certain of their respective affiliates and certain of our other stockholders, including entities affiliated with Index Ventures, New Enterprise Associates, DST Global and Ribbit Capital, as well as two Stock Restriction Agreements, each dated December 4, 2013 (the “Stock Restriction Agreements”), one between us and Mr. Tenev, and one between us and Mr. Bhatt, we or our assignees had a right of first refusal to purchase shares of our common stock which certain of our stockholders, including Mr. Tenev and Mr. Bhatt, proposed to sell to other parties. The Right of First Refusal and Co-Sale Agreement also provided our stockholder investors party thereto with rights of first refusal and co-sale relating to shares of our common stock held and proposed to be transferred by either of Mr. Tenev or Mr. Bhatt or certain of their respective affiliates or permitted transferees. The Right of First Refusal and Co-Sale Agreement terminated in connection with our IPO, as did the Stock Restriction Agreements. Since January 1, 2018, we had waived our rights of first refusal in connection with the transfer or sale of certain shares of our capital stock, including certain tender offer and secondary sale transactions and other transfers by certain of our co-Founders and other executive officers.
Indemnification Agreements
Prior to our IPO, we were party to indemnification agreements with Mr. Tenev, Mr. Bhatt, Mr. Sandell, and Mr. Hammer. In connection with our IPO, we entered into new forms of indemnification agreement with each of our directors and executive officers, which superseded the prior agreements. These new agreements require us to indemnify these individuals to the fullest extent permitted under the Delaware General Corporation Law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. In addition, the new indemnification agreements (the “VC Indemnification Agreement”) that we entered into with Jan Hammer, who was a director of ours and a Partner at Index Ventures (which together with its affiliates holds more than five percent of our stock), and Scott Sandell, who is a director of ours and a Managing General Partner at New Enterprise Associates (which together with its affiliates holds more than five percent of our stock), also provide that, among other things, Index Ventures and New Enterprise Associates and their respective affiliates, respectively, will be entitled to indemnification by us to the same extent as such director with respect to any claims that are based on such director’s service to us. These forms of indemnification agreement are filed as exhibits to our 2021 Form 10-K. In March 2022, in connection with his appointment to the Board, we entered into a new form of VC Indemnification Agreement (the “Revised VC Indemnification Agreement”) with Meyer Malka, who is a director of ours and the Founder and Managing Partner of Ribbit Capital. The Revised VC Indemnification Agreement contains the same terms as the VC Indemnification Agreement (including Ribbit Capital and its respective affiliates being entitled to indemnification by us) but incorporates certain provisions from the standard form of indemnification agreement relating to advancement of expenses and eliminates certain exceptions to indemnification. The Company also entered into an amended and restated VC Indemnification Agreement with Scott Sandell to reflect these updates. This new form of indemnification agreement will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.
Class B Exchange Agreements
In connection with the IPO, we entered an exchange agreement and two separate equity exchange right agreements with our Founders and certain of their respective related entities, which became effective immediately following the effectiveness of the filing of our Charter.
•Exchange Agreement. Pursuant to the exchange agreement, an aggregate of 130,155,246 shares of our Class A common stock beneficially owned by our Founders and their related entities at the time of our IPO were automatically exchanged for an equivalent number of shares of our Class B common stock. The exchange agreement is filed as an exhibit to our 2021 Form 10-K.
•Equity Exchange Right Agreements. Pursuant to the equity exchange right agreements, each of our Founders has a continuing right (an “Equity Exchange Right”) but not an obligation to require us to exchange, for shares of Class B common stock, any shares of Class A common stock received by him upon the vesting and settlement of RSUs and PSUs. The Equity Exchange Rights apply only to RSUs and PSUs granted to our Founders prior to the closing of our IPO on August 2, 2021. To date, neither Founder has utilized any Equity Exchange Rights. The form of equity exchange right agreement is filed as an exhibit to our 2021 Form 10-K.
Participation in the IPO
At our request, the IPO underwriters offered Jonathan Rubinstein, our Lead Independent Director, the opportunity to purchase up to $2.0 million in shares of our Class A common stock in the IPO. Mr. Rubinstein elected to purchase from the underwriters 52,631 shares of Class A common stock at the initial public offering price of $38.00 per share. The Company’s request to the underwriters was approved in advance by the Board, and satisfied a commitment in the Company’s board service offer letter with Mr. Rubinstein.

Other Matters	105

Compensation Committee Interlocks and Insider Participation
Mr. Sandell (as chair), Professor Frei, Mr. Rubinstein, and Ms. Treseder served on the People Committee during 2021. None of them had any related person transactions requiring disclosure under Item 404 of Regulation S-K, other than Mr. Rubinstein, who participated in our IPO as described above. No person who served as a member of the People Committee during 2021 was an officer or employee of the Company or a former officer of the Company. During 2021, no executive officer of the Company served as a director or member of the compensation committee of another company, one of whose executive officers served on the Company’s People Committee or Board.
Legal Proceedings involving Directors and Executive Officers
IPO Litigation
In December 2021, Philip Golubowski filed a putative class action in the U.S. District Court for the Northern District of California against Robinhood Markets, Inc., our directors at the time of the IPO (Vladimir Tenev, Baiju Bhatt, Jan Hammer, Paula Loop, Jonathan Rubinstein, Scott Sandell, and Robert Zoellick), our chief financial officer Jason Warnick, and Robinhood’s IPO underwriters. Plaintiff’s claims are based on alleged false or misleading statements in Robinhood’s IPO offering documents allegedly in violation of Sections 11 and 12(a) of the Securities Act. Plaintiff seeks compensatory damages, rescission of stockholders’ share purchases, and an award for attorneys’ fees and costs.
In January 2022, Robert Zito filed a complaint derivatively on behalf of Robinhood against our directors at the time of the IPO (Vladimir Tenev, Baiju Bhatt, Jan Hammer, Paula Loop, Jonathan Rubinstein, Scott Sandell, and Robert Zoellick) in the U.S. District Court for the District of Delaware. Plaintiff alleges breach of fiduciary duties, waste of corporate assets, unjust enrichment, and violations of Section 10(b) of the Exchange Act. Plaintiff’s claims are based on allegations of false or misleading statements in Robinhood’s IPO offering documents, and plaintiff seeks an award of damages and restitution to the Company, injunctive relief, and an award for attorney’s fees and costs.
No Incorporation by Reference
In Robinhood’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we refer you to information previously filed with the SEC that should be considered as part of the particular filing. As provided under SEC regulations, the Audit Committee Report and the People and Compensation Committee Report contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material,” or otherwise considered “filed” with the SEC under the Exchange Act. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on those websites is not part of this proxy statement.
Annual Report to Stockholders
Our 2021 Annual Report has been mailed or made available to stockholders and is posted online at www.proxydocs.com/HOOD including hyperlinks to exhibits that are also posted online. The Company will provide, without charge, a printed copy of our 2021 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) upon the written request of any stockholder of record or beneficial owner of our common stock. All of the exhibits listed in the 2021 Annual Report are also available on paper without charge upon the specific written request of any stockholder of record or beneficial owner of our common stock. Requests for paper copies of the 2021 Annual Report and/or specific exhibits should be submitted in writing to Investor Relations, Robinhood Markets, Inc., 85 Willow Road, Menlo Park, CA 94025.
Other Business
The Board has not received valid notice of any other business that will be presented at the annual meeting. If any other business is properly brought before the annual meeting, all proxies that have been properly submitted will be voted in respect thereof as the proxyholders may determine in their discretion.
It is important that proxies be returned promptly to ensure that shares are represented at the annual meeting. You are urged to submit your proxy or voting instructions as soon as possible electronically over the internet, by telephone or, if you received a printed copy of the proxy materials, by marking, signing, dating, and returning the enclosed proxy card or voting instruction form in the postage-prepaid envelope provided with your proxy materials.

106	Robinhood 2022 Proxy Statement

Appendix
Definitions of Key Performance Metrics
This proxy statement includes key performance metrics that our management uses to help evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions. Our key performance metrics include Net Cumulative Funded Accounts, Monthly Active Users, and Assets Under Custody.
Net Cumulative Funded Accounts (“NCFA”)
A Robinhood account is designed to provide a user with access to any and all of the products offered on our platform. We define “Net Cumulative Funded Accounts” as New Funded Accounts less Churned Accounts plus Resurrected Accounts (each as defined below). A “New Funded Account” is a Robinhood account into which the account user makes an initial deposit or money or asset transfer, of any amount, during the relevant period. An account is considered “Churned” if it was ever a New Funded Account and its balance (measured as the fair value of assets in the account less any amount due from the user and excluding certain Company-initiated credits) drops to or below zero for at least 45 consecutive calendar days. Negative balances typically result from Fraudulent Deposit Transactions (as defined below) and, less often, from margin loans. An account is considered “Resurrected” in a stated period if it was a Churned Account as of the end of the immediately preceding period and its balance (excluding certain Company-initiated credits) rises above zero. Examples of credits excluded for purposes of identifying Churned Accounts and Resurrected Accounts are price correction credits, related interest adjustments, and fee adjustments.
“Fraudulent Deposit Transactions” occur when users initiate deposits into their accounts, make trades on our platform using a short-term extension of credit from us, and then repatriate or reverse the deposits, resulting in a loss to us of the credited amount.
Monthly Active Users (“MAU”)
We define “MAU” as the number of Monthly Active Users during a specified calendar month (or, in the case of periods longer than a month, during the final month of the period presented). A “Monthly Active User” is a unique user who makes a debit card transaction, or who transitions between two different screens on a mobile device or loads a page in a web browser while logged into their account, at any point during the relevant month. A user need not satisfy these conditions on a recurring monthly basis or have a Funded Account to be included in MAU. We utilize MAU to measure how many customers interact with our products and services during a given month. MAU does not measure the frequency or duration of the interaction, but we consider it a useful indicator for engagement. Additionally, MAUs are positively correlated with, but are not indicative of, the performance of revenue and other key performance indicators.
Assets Under Custody (“AUC”)
We define AUC as the sum of the fair value of all equities, options, cryptocurrency, and cash held by users in their accounts, net of receivables from users, as of a stated period’s end date, on a trade date basis. Net Deposits and net market gains drive the change in AUC in any given period. We define “Net Deposits” as all cash deposits and asset transfers received from customers, net of reversals, customer cash withdrawals, and other assets transferred out of our platform (assets transferred in or out include debit card transactions, Automated Customer Account Transfer Service (“ACATS”) transfers, and custodial crypto wallet transfers) for a stated period.
Additional Information
The page 53 estimate of women on the Robinhood platform comes from a Robinhood survey, powered by Dynata, based on a sample of 28,412 Americans who have a brokerage account. The sample is representative of the U.S. population across age, gender, income, race/ethnicity, and regional residence. Data was collected between July 1, 2021 and December 31, 2021.

107

Robinhood

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

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Go To: **www.proxypush.com/HOOD**
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Robinhood Markets, Inc.

Annual Meeting of Stockholders

TIME: Wednesday, June 22, 2022 9:00 AM, Pacific Time
PLACE: Annual Meeting to be held live via the internet - please visit www.proxydocs.com/HOOD for more details.

This proxy is being solicited on behalf of the Board of Directors of Robinhood Markets, Inc.

The undersigned hereby appoints Jason Warnick and Daniel Gallagher, Jr. (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Robinhood Markets, Inc. (the "Company") that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given with respect to said meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS (the "Board"). This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other business that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board's recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Robinhood Markets, Inc.

Annual Meeting of Stockholders
PROXY CARD

Please make your marks like this: [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 3
THE BOARD RECOMMENDS THAT THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES BE EVERY **1 YEAR.**

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1.	Election of Class I Directors					
	Nominees:	**FOR**	**AGAINST**	**ABSTAIN**		
	1.01 Paula Loop	☐	☐	☐		**FOR**
	1.02 Dara Treseder	☐	☐	☐		**FOR**
	1.03 Robert Zoellick	☐	☐	☐		**FOR**
		1YR	**2YR**	**3YR**	**ABSTAIN**	
2.	To approve, on an advisory basis, the frequency of future say-on-pay votes	☐	☐	☐	☐	**1 YEAR**
		FOR	**AGAINST**	**ABSTAIN**		
3.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022	☐	☐	☐		**FOR**

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Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

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